    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 1999
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                     J.L. FRENCH AUTOMOTIVE CASTINGS, INC.*

             (Exact name of registrant as specified in its charter)

                           --------------------------

           DELAWARE                          3714                  13-3983670
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                           --------------------------

                 4508 IDS CENTER, MINNEAPOLIS, MINNESOTA 55402
                           TELEPHONE: (612) 332-2335
              (Address, including zip code, and telephone number,
            including area code, of Registrants' principal offices)

                               THOMAS C. DINOLFO
                     TREASURER AND CHIEF FINANCIAL OFFICER
                     J.L. FRENCH AUTOMOTIVE CASTINGS, INC.
               3101 S. TAYLOR, P.O. BOX 1024, SHEBOYGAN, WI 53082
                           TELEPHONE: (920) 458-7724
  (Address, including zip code, and telephone number, including area code, of
                               Agent for Service)

                                    Copy to:
                            CARTER W. EMERSON, P.C.
                                KIRKLAND & ELLIS
                   200 EAST RANDOLPH DRIVE, CHICAGO, IL 60601
                           TELEPHONE: (312) 861-2000

*The companies that are listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

                           --------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                      PROPOSED MAXIMUM       AMOUNT OF
                    TITLE OF EACH CLASS OF                           AMOUNT TO       AGGREGATE OFFERING     REGISTRATION
                  SECURITIES TO BE REGISTERED                      BE REGISTERED       PRICE PER UNIT          FEE(1)
11 1/2% Senior Subordinated Notes due 2009, Series B...........     $175,000,000            100%              $48,650
Guarantees on Senior Subordinated Notes (2)                              --                  --                 (3)

(1) Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2) All subsidiary guarantors are wholly owned subsidiaries of the Registrant and have each guaranteed the Notes being registered.

(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties being registered hereby.

                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                                                                                        JURISDICTION   I.R.S. EMPLOYER
                                                                                             OF         IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                                                    FORMATION           NO.
-------------------------------------------------------------------------------------  --------------  ----------------
French Holdings, Inc.................................................................  Delaware             39-1850518
J.L. French Corporation..............................................................  Wisconsin            39-1098901
Allotech International, Inc..........................................................  Wisconsin            39-1595832

------------------------

* The address for each of the additional Registrants is c/o J.L. French Automotive Castings, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402 and the primary standard industrial classification code number for each of the additional Registrants is 3714.

                  SUBJECT TO COMPLETION, DATED AUGUST 10, 1999
THIS INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                                                 [LOGO]

                     J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

                               EXCHANGE OFFER FOR
                                  $175,000,000
                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2009

------------------------------------------------------------

WE ARE OFFERING TO EXCHANGE:

    - UP TO $175,000,000 OF OUR NEW 11 1/2% SENIOR SUBORDINATED NOTES DUE 2009, SERIES B

FOR

    - A LIKE AMOUNT OF OUR OUTSTANDING 11 1/2% SENIOR SUBORDINATED NOTES.

                          MATERIAL TERMS OF EXCHANGE OFFER

- Expires 5:00 p.m., New York City time,            , 1999, unless extended.

- Not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.

- All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

- Tenders of outstanding notes may be withdrawn any time prior to the expiration of the exchange offer.

- The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

- We will not receive any proceeds from the exchange offer.

- The terms of the notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

- We believe that, subject to some exceptions, the exchange notes may be offered for sale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act.

- There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

--------------------------------------------------------------------------------

    FOR A DISCUSSION OF THE MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                          , 1999

    YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY SUPPLEMENT TO THIS PROSPECTUS AND THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE MAKING THIS EXCHANGE OFFER ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

    IN THIS PROSPECTUS, UNLESS OTHERWISE NOTED, REFERENCES TO "FRENCH AUTOMOTIVE," "WE," "US" AND "OUR" REFER TO J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND ITS SUBSIDIARIES, UNLESS THE CONTEXT SUGGESTS OTHERWISE. ANY REFERENCES TO "J.L. FRENCH" REFER TO FRENCH HOLDINGS, INC. AND IT SUBSIDIARIES, ANY REFERENCES TO "MORRIS ASHBY" REFER TO MORRIS ASHBY LTD. AND ITS SUBSIDIARIES AND ANY REFERENCES TO "ANSOLA" REFER TO FUNDICIONES VIUDA DE ANSOLA, S.A. J.L. FRENCH, MORRIS ASHBY AND ANSOLA ARE WHOLLY OWNED SUBSIDIARIES OF FRENCH AUTOMOTIVE.

                            ------------------------

                               TABLE OF CONTENTS

                                    PAGE
                                    ----
Prospectus Summary................     1
Risk Factors......................    10
Forward-Looking Statements May
  Prove Inaccurate................    17
The Exchange Offer................    18
Use of Proceeds...................    27
Capitalization....................    28
Selected Financial Data...........    29
Management's Discussion and
  Analysis of Results of
  Operations and Financial
  Condition.......................    31
Business..........................    37
Management........................    51
Security Ownership of Certain
  Beneficial Owners and
  Management......................    56

                                    PAGE
                                    ----
Certain Relationships and Related
  Transactions....................    58
Description of Senior Credit
  Facility........................    61
Description of Notes..............    63
Certain United States Federal Tax
  Considerations..................   109
Plan of Distribution..............   112
Legal Matters.....................   113
Independent Public Accountants....   113
Available Information.............   113
Unaudited Pro Forma Financial
  Statements......................   114
Index to Financial Statements.....   F-1

    Until           , 1999, all dealers that buy, sell or trade the exchange
notes, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY CONTAINS THE BASIC INFORMATION ABOUT OUR COMPANY AND THIS EXCHANGE OFFER. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU IN DECIDING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER. WE ENCOURAGE YOU TO READ THIS PROSPECTUS IT ITS ENTIRETY.

                         SUMMARY OF THE EXCHANGE OFFER

The Initial Offering of
  Outstanding Notes...............  We sold the outstanding notes on May 25, 1999 to Banc of
                                    America Securities LLC and Chase Securities Inc. We
                                    collectively refer to these parties in this prospectus
                                    as the initial purchasers. The initial purchasers
                                    subsequently resold the outstanding notes to:
                                    - qualified institutional buyers pursuant to Rule 144A
                                    under the Securities Act and
                                    - qualified buyers outside the United States in reliance
                                    upon Regulation S under the Securities Act.

Registration Rights Agreement.....  Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement
                                    for the exchange offer. In the registration rights
                                    agreement, we agreed, among other things, to use our
                                    reasonable best efforts to file a registration statement
                                    with the SEC and to complete this exchange offer within
                                    180 days of issuing the outstanding notes. The exchange
                                    offer is intended to satisfy your rights under the
                                    registration rights agreement. After the exchange offer
                                    is complete, you will no longer be entitled to any
                                    exchange or registration rights with respect to your
                                    outstanding notes.

The Exchange Offer................  We are offering to exchange the exchange notes, which have been registered under the Securities Act, for your
                                    outstanding notes, which were issued on May 25, 1999 in
                                    the initial offering. In order to be exchanged, an
                                    outstanding note must be properly tendered and accepted.
                                    All outstanding notes that are validly tendered and not
                                    validly withdrawn will be exchanged. We will issue
                                    exchange notes promptly after the expiration of the
                                    exchange offer.

Resales...........................  We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and
                                    otherwise transferred by you without compliance with the
                                    registration and prospectus delivery provisions of the
                                    Securities Act, provided that:

                                    - the exchange notes are being acquired in the ordinary
                                      course of your business;

                                    - you are not participating, do not intend to
                                    participate, and have no arrangement or understanding
                                      with any person to participate, in the distribution of
                                      the exchange notes issued to you in the exchange
                                      offer; and

                                    - you are not an affiliate of ours.

                                    If any of these conditions are not satisfied and you
                                    transfer any exchange notes issued to you in the
                                    exchange offer without delivering a prospectus meeting
                                    the requirements of the Securities Act or without an
                                    exemption from registration of your exchange notes from
                                    such requirements, you may incur liability under the
                                    Securities Act. We will not assume, nor will we
                                    indemnify you against, any such liability.

                                    Each broker-dealer that is issued exchange notes in the
                                    exchange offer for its own account in exchange for
                                    outstanding notes that were acquired by such
                                    broker-dealer as a result of market-making or other
                                    trading activities, must acknowledge that it will
                                    deliver a prospectus meeting the requirements of the
                                    Securities Act in connection with any resale of the
                                    exchange notes. A broker-dealer may use this prospectus
                                    for an offer to resell, resale or other retransfer of
                                    the exchange notes issued to it in the exchange offer.

Record Date.......................  We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on
                                                , 1999.

Expiration Date...................  The exchange offer will expire at 5:00 p.m., New York
                                    City time, on           , 1999, unless we decide to
                                    extend the expiration date.

Conditions to the Exchange
  Offer...........................  The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law
                                    or any applicable interpretation of the Staff of the
                                    SEC.

Procedures for Tendering
  Outstanding Notes...............  We issued the outstanding notes as global securities.
                                    When the outstanding notes were issued, we deposited the
                                    global notes representing the outstanding notes with
                                    U.S. Bank Trust National Association, as book-entry
                                    depositary. U.S. Bank issued a certificateless
                                    depositary interest in each global note we deposited
                                    with it, which represents a 100% interest in the notes,
                                    to The Depositary Trust Company, known as DTC.
                                    Beneficial interests in the outstanding notes, which are
                                    held by direct or indirect participants in DTC through
                                    the certificateless depositary interest, are shown on
                                    records maintained in book-entry form by DTC.

                                    You may tender your outstanding notes through book-entry
                                    transfer in accordance with DTC's Automated Tender Offer
                                    Program, known as ATOP. To tender your outstanding notes
                                    by a means other than book-entry transfer, a letter of
                                    transmittal must be completed and signed according to
                                    the instructions contained in the letter. The letter of
                                    transmittal and any other documents required by the
                                    letter of transmittal must be delivered to the exchange
                                    agent by mail, facsimile, hand delivery or overnight
                                    carrier. In addition, you must deliver the outstanding
                                    notes to the exchange agent or comply with the
                                    procedures for guaranteed delivery. See "The Exchange
                                    Offer--Procedures for Tendering Outstanding Notes" for
                                    more information.

                                    Do not send letters of transmittal and certificates
                                    representing outstanding notes to us. Send these
                                    documents only to the exchange agent. See "The Exchange
                                    Offer--Exchange Agent" for more information.

Special Procedures for Beneficial
  Owners..........................  If you are the beneficial owner of book-entry interests and your name does not appear on a security position
                                    listing of DTC as the holder of such book-entry
                                    interests or if you are a beneficial owner of
                                    outstanding notes that are registered in the name of a
                                    broker, dealer, commercial bank, trust company or other
                                    nominee and you wish to tender such book-entry interest
                                    or outstanding notes in the exchange offer, you should
                                    contact such person in whose name your book-entry
                                    interests or outstanding notes are registered promptly
                                    and instruct such person to tender on your behalf.

Withdrawal Rights.................  You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time on
                                              , 1999.

Federal Income Tax
  Considerations..................  The exchange of outstanding notes will not be a taxable event for United States federal income tax purposes.

Use of Proceeds...................  We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will
                                    pay all of our expenses incident to the exchange offer.

Exchange Agent....................  U.S. Bank is serving as the exchange agent in connection with the exchange offer.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

    THE FORM AND TERMS OF THE EXCHANGE NOTES ARE THE SAME AS THE FORM AND TERMS OF THE OUTSTANDING NOTES, EXCEPT THAT THE EXCHANGE NOTES WILL BE REGISTERED UNDER THE SECURITIES ACT. AS A RESULT, THE EXCHANGE NOTES WILL NOT BEAR THE LEGENDS RESTRICTING THEIR TRANSFER AND WILL NOT CONTAIN THE REGISTRATION RIGHTS AND LIQUIDATED DAMAGE PROVISIONS CONTAINED IN THE OUTSTANDING NOTES. THE EXCHANGE NOTES REPRESENT THE SAME DEBT AS THE OUTSTANDING NOTES. BOTH THE OUTSTANDING NOTES AND THE EXCHANGE NOTES ARE GOVERNED BY THE SAME INDENTURE. WE USE THE TERM NOTES IN THIS PROSPECTUS TO REFER COLLECTIVELY TO THE OUTSTANDING NOTES AND THE EXCHANGE NOTES.

Issuer............................  J.L. French Automotive Castings, Inc., a Delaware
                                    corporation.

Securities........................  $175 million in principal amount of 11 1/2% senior subordinated notes due 2009, series B.

Maturity..........................  June 1, 2009.

Interest..........................  Annual rate: 11 1/2%.

                                    Payment frequency--every six months on June 1 and
                                    December 1.

                                    First payment December 1, 1999.

Ranking...........................  The exchange notes are senior subordinated debt.
                                    Accordingly, they will rank:

                                    -  behind all of our senior debt;

                                    -  equally with all of our existing and future
                                    subordinated, unsecured debt that does not expressly
                                       provide that it is subordinated to the exchange
                                       notes;

                                    -  ahead of all of our future debt that expressly
                                    provides that it is subordinated to the exchange notes;
                                       and

                                    -  behind all of the liabilities of our foreign
                                       subsidiaries.

                                    As of June 30, 1999, the exchange notes were
                                    subordinated to approximately $296.5 million of our
                                    senior debt and were effectively subordinated to an
                                    additional $28.6 million of liabilities of our foreign
                                    subsidiaries.

Guaranties........................  The exchange notes will be unconditionally guaranteed on a senior subordinated basis by each of our existing and
                                    certain of our future domestic subsidiaries. We refer to
                                    these subsidiaries in this prospectus as the subsidiary
                                    guarantors.

Optional Redemption...............  On or after June 1, 2004, we may redeem some or all of the exchange notes at any time at the redemption prices
                                    described in the section "Description of Notes--Optional
                                    Redemption."

                                    Prior to June 1, 2002, we may redeem up to 35% of the
                                    exchange notes with the proceeds of certain equity
                                    offerings at the price listed in the section
                                    "Description of Notes--Optional Redemption."

Mandatory Offer to Repurchase.....  If we sell some types or amounts of assets or experience specific kinds of changes in control, we must offer to
                                    repurchase the exchange notes at the prices listed in
                                    the section "Description of Notes--Repurchase at the
                                    Option of Holders."

Basic Covenants of Indenture......  The indenture under which the outstanding notes were issued will govern the exchange notes. This indenture
                                    contains restrictions which, among other things,
                                    restrict our ability to:

                                    -  borrow money;

                                    -  pay dividends on stock or repurchase stock;

                                    -  make investments;

                                    -  use assets as security in other transactions; and

                                    -  sell some types and amounts assets or merge with or
                                    into other companies.

                     J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

    We are one of the world's largest independent designers and manufacturers of automotive aluminum die cast components and assemblies. Our principal products are highly engineered, value-added assemblies, consisting of machined aluminum die cast components and various fastened parts. Our primary product offerings include engine and drivetrain components and assemblies such as:

- oil pans                           - ladderframes
- engine front covers                - timing chain housings
- transmission cases                 - water pump housings
- cam covers

For the year ended December 31, 1998, we had sales of $295.7 million.

    We primarily sell to original equipment manufacturers, who are known as OEMs, with Ford and General Motors accounting for approximately 58% and 20% of our 1998 sales, respectively. We are a supplier on more than 20 Ford models, including many of its highest volume vehicles, such as the F-Series and Ranger trucks, Explorer and Taurus/Sable. We are also a supplier on many of GM's highest volume vehicles, such as the Silverado and S-10 trucks, Blazer, Cavalier/Sunfire and Malibu/ Intrigue. In addition, we sell to Tier 1 automotive suppliers such as Robert Bosch, Delphi Automotive Systems and LucasVarity.

    We are one of only a few major suppliers of automotive aluminum die castings with manufacturing operations in both North America and Europe. We established our European operations, diversified our customer base and expanded our product capabilities through our acquisitions of Morris Ashby in January 1998 and Ansola in April 1998. Morris Ashby, headquartered in the U.K., designs and manufactures aluminum die cast components and tooling for customers primarily in the U.K. and Germany. Ansola, headquartered in Spain, designs and manufactures aluminum die cast components for customers in Germany, Spain, Portugal, Hungary and France. Both Morris Ashby and Ansola generally manufacture smaller aluminum die castings than J.L. French, which manufactures medium to large aluminum die castings ranging in weight from three to nearly 50 pounds.

                             COMPETITIVE STRENGTHS

    We possess a number of competitive strengths that have enabled us to meet the demands of OEMs for fewer, global suppliers and to benefit from aluminum's continued replacement of other metals in vehicles.

    - LOW COST, VERTICALLY-INTEGRATED MANUFACTURER: We are the only independent automotive aluminum die caster in North America with captive aluminum smelting capabilities, and we have in-house tool and die making capabilities which support our manufacturing operations.

    - VALUE-ADDED MANUFACTURING SERVICES: We believe that we have the most extensive machining and assembly capabilities among independent automotive aluminum die casters.

    - BROAD RANGE OF GLOBAL MANUFACTURING CAPABILITIES: The breadth of our global manufacturing capabilities enables us to compete for virtually any automotive aluminum die casting business in the world.

    - ADVANCED PRODUCT DESIGN AND ENGINEERING CAPABILITIES: Our extensive design and engineering capabilities have resulted in strong, collaborative customer relationships.

    - WELL POSITIONED ON HIGH VOLUME PRODUCT PLATFORMS: We are a supplier on many of the highest volume product platforms, including the top three and 12 of the top 20 selling vehicles in the U.S. in 1998.

    - INDUSTRY LEADING PRODUCT QUALITY: During 1998, we produced finished aluminum die cast components and assemblies with less than 44 defective parts per million, which we believe is among the lowest defect rates in the automotive aluminum die casting industry.

    - PROVEN MANAGEMENT TEAM: The 18 most senior members of our management average over 20 years of experience in the automotive industry and our chief executive officer, Charles M. Waldon, has over 30 years of experience in the automotive aluminum die casting industry.

                               BUSINESS STRATEGY

    Our strategic objective is to become the leading global supplier of aluminum die castings to OEMs. With the acquisitions of Morris Ashby and Ansola, we have the capability to globally manufacture a complete range of automotive aluminum die cast engine and drivetrain components and assemblies. Key elements of our strategy include the following:

    - Continuing to increase our large aluminum casting business

    - Maximizing the profitability of Morris Ashby and Ansola

    - Pursuing continuous operating improvements

    - Diversifying our customer base

    - Designing and engineering high value-added assemblies

    - Continuing to develop global supply capabilities by expanding into new geographic markets

    - Pursuing strategic acquisitions

    Our principal executive offices are located at 4508 IDS Center, Minneapolis, Minnesota 55402, and our telephone number is (612) 332-2335.

                              RECENT DEVELOPMENTS

    In March 1999, we entered into a non-binding letter of intent to acquire a Mexican supplier of aluminum die castings to DaimlerChrysler and GM for approximately $13 million. Completion of this acquisition is subject to our satisfactory completion of due diligence, negotiation of a definitive agreement, regulatory approval and the approval of our senior lenders. If we complete this acquisition, we would expect closing to occur in the third quarter of 1999. We expect that we would finance this acquisition with cash on hand and available borrowings under our revolving credit facility.

                              THE RECAPITALIZATION

    On April 21, 1999, we completed a recapitalization in which a group of equity investors, including affiliates of Onex Corporation and J2R Corporation, acquired approximately 87% of our common stock for $156.0 million in cash. Our stockholders prior to the recapitalization retained approximately 13% of our common stock and, together with holders of outstanding options, received an aggregate of $370.3 million in cash in connection with our redemption of their other equity interest, plus an additional $5.9 million based upon a post-closing determination of our total working capital as of the closing date of the recapitalization. As part of the recapitalization, we:

    - borrowed $295.0 million under a new secured senior credit facility and $130.0 million under a new senior subordinated credit facility;

    - repaid $184.0 million of our existing indebtedness;

    - paid $6.9 million in fees and expenses incurred in connection with the recapitalization; and

    - retained approximately $10.9 million of borrowing proceeds for working capital purposes.

    We collectively refer to these transactions in this prospectus as the recapitalization. See "Certain Relationships and Related Transactions--The Recapitalization" for additional information.

                              THE EQUITY INVESTORS

    Hidden Creek is a private industrial management company that focuses exclusively on the automotive and heavy truck parts supply industries. Hidden Creek is a partnership comprised of Onex and J2R and is based in Minneapolis, Minnesota. Onex is a publicly owned holding company based in Canada with annual revenues of approximately $6.0 billion. Hidden Creek provides strategic, financial and acquisition functions for its affiliated companies.

                       SUMMARY HISTORICAL FINANCIAL DATA

    We derived the following historical financial information from the consolidated financial statements of French Automotive for the nine months ended December 31, 1996 and for the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999. The unaudited financial data at June 30, 1999, for the six months ended June 30, 1998 and 1999 include adjustments, all of which are normal recurring adjustments, which our management considers necessary for a fair presentation of our results for these unaudited periods. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results of operations which we expect for the full 1999 calendar year.

    You should read the following summary together with the "Management's Discussion and Analysis of Results of Operations and Financial Condition" for French Automotive and the audited and unaudited financial statements and the related notes and the unaudited pro forma financial statements and related notes contained elsewhere in this prospectus.

                                                        NINE MONTHS        YEAR ENDED         SIX MONTHS ENDED
                                                           ENDED          DECEMBER 31,            JUNE 30,
                                                        DECEMBER 31,  --------------------  --------------------
                                                            1996        1997      1998(1)    1998(1)     1999
                                                        ------------  ---------  ---------  ---------  ---------
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales.................................................   $  106,941   $ 169,510  $ 295,690  $ 145,563  $ 165,689
Cost of sales.........................................       75,697     116,522    221,040    108,467    123,406
                                                        ------------  ---------  ---------  ---------  ---------
  Gross profit........................................       31,244      52,988     74,650     37,096     42,283
Selling, general and administrative expenses..........        3,359       5,649     16,802      8,882     10,228
Recapitalization expenses.............................           --          --         --         --     21,151
Amortization of intangible assets.....................       18,692      20,680     16,861      8,484      5,505
                                                        ------------  ---------  ---------  ---------  ---------
  Operating income....................................        9,193      26,659     40,987     19,730      5,399
Interest expense......................................       11,973      13,981     20,533      8,844     13,823
                                                        ------------  ---------  ---------  ---------  ---------
  Income (loss) before income taxes and extraordinary
    loss..............................................       (2,780)     12,678     20,454     10,886     (8,424)
Provision (benefit) for income taxes..................       (1,126)      4,954      8,299      4,376     (3,369)
                                                        ------------  ---------  ---------  ---------  ---------
  Income (loss) before extraordinary loss.............       (1,654)      7,724     12,155      6,510     (5,055)
Extraordinary loss....................................           --          --        805        805      8,112
                                                        ------------  ---------  ---------  ---------  ---------
Net income (loss).....................................   $   (1,654)  $   7,724  $  11,350  $   5,705  $ (13,167)
                                                        ------------  ---------  ---------  ---------  ---------
                                                        ------------  ---------  ---------  ---------  ---------
OTHER FINANCIAL DATA:
Depreciation..........................................   $    7,188   $  10,357  $  19,176  $   9,051  $  11,060
Amortization..........................................       18,692      20,680     16,861      8,484      5,505
Capital expenditures..................................        2,995      24,530     34,640     16,815     10,727
EBITDA(2).............................................       35,073      57,696     77,024     37,265     21,964
EBITDA margin.........................................         32.8%       34.0%      26.0%      25.6%      13.3%
Net cash provided by (used in):
  Operating activities................................       26,721      29,629     39,055     11,378     (8,927)
  Investing activities................................     (230,760)    (24,530)  (109,418)   (88,555)   (12,157)
  Financing activities................................      225,665     (12,287)    59,871     70,971     43,296
Ratio of earnings to fixed charges(3).................         0.8x        1.8x       1.9x       2.1x       0.4x

                                                                                                      AS OF JUNE
                                                                                                       30, 1999
                                                                                                     -------------
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents..........................................................................   $    27,357
Working capital....................................................................................        74,643
Total assets.......................................................................................       438,708
Total debt.........................................................................................       471,476
Total stockholders' deficit........................................................................       (78,335)

------------------------------

(1) Includes the results of operations of (i) Morris Ashby from January 12, 1998 and (ii) Ansola from April 30, 1998, their respective dates of acquisition.

(2) EBITDA is operating income plus depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. This belief is based, in part, on our negotiations with our lenders who have required that the interest payable under our senior credit facility be based, in part, on our ratio of consolidated senior funded indebtedness to EBITDA. EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

(3) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. The pro forma ratio of earnings to fixed charges for the year ended December 31, 1998 and the six months ended June 30, 1999 would have been 0.9x and 1.3x, respectively.

                                  RISK FACTORS

    YOU SHOULD READ AND CONSIDER CAREFULLY EACH OF THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING A DECISION TO PARTICIPATE IN THE EXCHANGE OFFER.

RISKS ASSOCIATED WITH THE EXCHANGE OFFER

THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES--YOU MAY NOT BE ABLE TO SELL
  YOUR EXCHANGE NOTES

    The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

    - the liquidity of any such market that may develop;

    - the ability of holders to sell their exchange notes; or

    - the price at which the holders would be able to sell their exchange notes.

If such a market were to exist, the exchange notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

    We understand that the initial purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the exchange notes or that such trading market will be liquid.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES, YOUR OUTSTANDING NOTES WILL
  CONTINUE TO BE SUBJECT TO THE EXISTING TRANSFER RESTRICTIONS AND YOU MAY BE UNABLE TO SELL YOUR OUTSTANDING NOTES

    We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may be unable to sell your outstanding notes.

YOUR OUTSTANDING NOTES WILL NOT BE ACCEPTED FOR EXCHANGE IF YOU FAIL TO FOLLOW
  THE EXCHANGE OFFER PROCEDURES

    We will issue exchange notes pursuant to this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

    In addition, if you tender your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities, and if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

RISKS RELATED TO THE NOTES

OUR BUSINESS MAY BE ADVERSELY IMPACTED AS A RESULT OF OUR SUBSTANTIAL LEVERAGE

    We have a significant amount of indebtedness. As of June 30, 1999, we had approximately $471.5 million of outstanding debt and approximately $78.3 million of stockholders' deficit. In addition, we will be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us from doing so. We are permitted to incur additional borrowings of up to $67.8 million less outstanding letters of credit, subject to certain financial covenants, under our senior credit facility.

    Our indebtedness could have several important consequences for you, including but not limited to the following:

    - it may be difficult for us to satisfy our obligations with respect to the notes;

    - our ability to obtain additional financing in the future for working capital, capital expenditures, potential acquisition opportunities, general corporate purposes or other purposes may be impaired;

    - a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness;

    - we may be more vulnerable to economic downturns, may be limited in our ability to withstand competitive pressures and may have reduced flexibility in responding to changing business, regulatory and economic conditions; and

    - fluctuations in market interest rates will affect the cost of our borrowings to the extent not covered by interest rate hedge agreements because a portion of our indebtedness is payable at variable rates.

WE MAY BE UNABLE TO GENERATE SUFFICIENT CASH TO SERVICE OUR INDEBTEDNESS

    Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Certain of these factors are beyond our control. We believe that, based upon current levels of operations, we will be able to meet our debt service obligations when due. Significant assumptions underlie this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we might be required to refinance our debt or to dispose of assets to obtain funds for such purpose. There is no assurance that refinancings or asset dispositions could be effected on a timely basis or on satisfactory terms, if at all, or would be permitted by the terms of the indenture or our senior credit facility. In the event that we are unable to refinance our senior credit facility or raise funds through asset sales, sales of equity or otherwise, our ability to pay principal of, and interest on, the notes would be impaired.

WE ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS AND COVENANTS UNDER OUR SENIOR CREDIT
  FACILITY

    Our senior credit facility contains numerous restrictive covenants, including, but not limited to, covenants that restrict our ability to incur indebtedness, pay dividends, create liens, sell assets, engage in certain mergers and acquisitions and refinance indebtedness. In addition, our senior credit facility also requires us to maintain certain financial ratios. Our ability to comply with the covenants and other terms of the senior credit facility, to satisfy our other debt obligations and to make cash payments with respect to the notes will depend on our future operating performance. In the event that we fail to comply with the various covenants contained in our senior credit facility, we would be in default thereunder, and in any such case, the maturity of substantially all of our long-term indebtedness could be accelerated.

    A default under the indenture would also constitute an event of default under our senior credit facility. In addition, the lenders under the senior credit facility could elect to declare all amounts borrowed thereunder, together with accrued interest, to be due and payable. If we were unable to repay such borrowings, such lenders could proceed against our assets, which secure our borrowings under the senior credit facility. If the indebtedness under the senior credit facility were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness and the notes in full. The senior credit facility prohibits the repayment, purchase, redemption, defeasance or other payment of any of the principal of the notes at any time prior to their stated maturity. See "Description of Senior Credit Facility" and "Description of Notes."

THE NOTES AND GUARANTIES ARE UNSECURED SUBORDINATED OBLIGATIONS

    The indebtedness evidenced by the notes will be an unsecured obligation of French Automotive, and the indebtedness evidenced by the subsidiary guaranties will be unsecured obligations of the subsidiary guarantors. The payment of principal of, premium (if any), and interest on the notes will be subordinated in right of payment to all of our senior indebtedness, including the payment of the senior credit facility, and the payment of the subsidiary guaranties will be subordinated in right of payment to all senior indebtedness of the subsidiary guarantors, including the subsidiary guarantors' respective guarantees of the senior credit facility. As of June 30, 1999, our senior indebtedness was approximately $296.5 million.

    By reason of the subordination provisions of the indenture, in the event of insolvency, liquidation, reorganization, dissolution or other winding-up of French Automotive, or any of the subsidiary guarantors, holders of our senior indebtedness, or of any of the subsidiary guarantors, as the case may be, will have to be paid in full before we make payments in respect of the notes or before any of the subsidiary guarantors make payment in respect of the subsidiary guaranties. In addition, no payment will be able to be made in respect of the notes during the continuance of a payment default on senior debt and may be prohibited for up to 179 consecutive days in the event of some specified non-payment defaults on senior debt. See "Description of Notes--Subordination."

WE CONDUCT ALL OF OUR OPERATIONS THROUGH SUBSIDIARIES AND NOT ALL OF OUR
  SUBSIDIARIES ARE SUBSIDIARY GUARANTORS

    We conduct all of our operations through subsidiaries. Distributions and intercompany transfers from our subsidiaries to us may be restricted by covenants contained in debt agreements and other agreements to which our subsidiaries may be subject and may be restricted by other agreements entered into in the future and by applicable law. There can be no assurance that the operating results of our subsidiaries at any given time will be sufficient to make distributions to us.

    The subsidiary guarantors include only our existing and certain future domestic subsidiaries. Therefore, the notes are effectively subordinated to all existing and future liabilities, including trade payables, of our foreign subsidiaries. As a result, our right, and consequently any right of the holders of the notes, to participate in any distribution of assets of our foreign subsidiaries upon the liquidation, reorganization or insolvency of any such subsidiary will be subject to the prior claims of such subsidiaries' creditors. For certain financial data regarding our non-guarantor subsidiaries, see footnote 14 to our consolidated financial statements.

THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO PURCHASE THE NOTES UPON A CHANGE
  OF CONTROL

    We will be required to offer to repurchase all notes that are outstanding at a price equal to 101% of the notes' principal amount plus accrued and unpaid interest upon the occurrence of the following change-of-control events:

    - a person other than Onex or J2R and their affiliates gains 50% of the voting power of our common stock;

    - all or substantially all of our assets are sold to a person other than Onex or J2R and their affiliates;

    - we adopt a plan of liquidation or dissolution;

    - the first date on which the members of our board of directors at the time the indenture was adopted, and persons elected by such directors, cease to constitute a majority of our board of directors; or

    - a merger in which our common stock is converted into property other than voting stock and the holders of our common stock immediately prior to such transaction cease to hold a majority of the common stock of the surviving corporation.

We would fund any repurchase obligation with our available cash, cash generated from other sources such as borrowings, sales of equity or funds provided by a new controlling person. However, we cannot assure you that there will be sufficient funds available for any required repurchases of the notes if a change of control occurs.

    In addition, our senior credit facility prohibits us from repurchasing the notes after a change of control until we first repay our debt under the senior credit facility in full. If we fail to repurchase the notes in that circumstance, we will go into default under both the notes and the senior credit facility. Any future debt that we incur may also contain restrictions on repayment which come into effect upon a change of control. If a change of control occurs, we cannot assure you that we will have sufficient funds to satisfy all of our debt obligations. These buyback requirements may also delay or make it harder for others to obtain control of French Automotive. In addition, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not necessarily constitute a change of control under the indenture. See "Description of Notes--Repurchase at the Option of Holders--Change of Control" for additional information.

IF A COURT WERE TO FIND THAT THE ISSUANCE OF THE NOTES OR THE SUBSIDIARY
  GUARANTIES CONSTITUTED A FRAUDULENT CONVEYANCE, SUCH COURT COULD AVOID OUR OBLIGATIONS UNDER THE NOTES OR THE SUBSIDIARY GUARANTORS' OBLIGATIONS UNDER THE SUBSIDIARY GUARANTIES

    A significant portion of the net proceeds of the initial offering of the outstanding notes was used to repay indebtedness incurred in connection with the recapitalization. If a bankruptcy case or lawsuit is initiated by our unpaid creditors, the debt which we incurred to finance the recapitalization and the debt represented by the notes may be reviewed under federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, the debt could be voided, or claims in respect of the debt could be subordinated to all of our other debts or of the subsidiary guarantors if, among other things, we or the subsidiary guarantors, at the time we incurred the indebtedness:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such debt; and

    - were insolvent or rendered insolvent by reason of such incurrence; or

    - were engaged in a business or transaction for which their remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that they would incur, debts beyond their ability to pay such debts as they mature.

    In addition, any payment by us or a subsidiary guarantor could be voided and required to be returned to us or the subsidiary guarantor, as the case may be, or to a fund for the benefit of us or the subsidiary guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

    - if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they became due.

    We believe that we received fair market value for the indebtedness incurred in connection with the recapitalization and for the notes. On the basis of historical financial information, recent operating history and other factors, we believe that, following the recapitalization and the initial offering of the outstanding notes, we were not insolvent, did not have unreasonably small capital for the business in which we were engaged and did not incur debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

RISKS RELATING TO FRENCH AUTOMOTIVE AND THE AUTOMOTIVE SUPPLY INDUSTRY

WE ARE DEPENDENT ON FORD AND GM AS OUR LARGEST CUSTOMERS

    Our sales to Ford and GM represented approximately 58% and 20%, respectively, of our 1998 sales. The loss of Ford or GM as a customer would have a material adverse effect on us. The contracts we have entered into with many of our customers provide for supplying the customers' requirements for a particular platform, rather than for manufacturing a specific quantity of units. Such contracts range from one year to the life of the platform, usually three to seven years, and do not require the purchase by the customer of any minimum number of units. Therefore, the loss of any one of such customers or a significant decrease in demand for certain key platforms sold by any of our major customers could have a material adverse effect on us.

    There is substantial and continuing pressure from OEMs to reduce costs, including the cost of products purchased from outside suppliers such as French Automotive. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our gross margin could be adversely affected.

WE ARE SUBJECT TO CERTAIN RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS

    We generate a significant portion of our sales and incur a significant portion of our expenses in currencies other than dollars. To the extent that we are unable to match sales received in foreign currencies with costs paid in the same currency, exchange rate fluctuations could have an adverse effect on our financial results. Certain additional risks are inherent in international operations, including:

    - foreign customers may have longer payment cycles than customers in the United States;

    - tax rates in certain foreign countries may exceed those in the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions; and

    - large organizations spread throughout various countries are more difficult to manage.

    As we continue to expand our business globally, our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks. We cannot assure you that these and other factors will not have a material adverse effect on our international operations or our business as a whole.

WE MAY BE ADVERSELY IMPACTED BY WORK STOPPAGES AND OTHER LABOR MATTERS

    Many OEMs and their suppliers have unionized work forces. Work stoppages or slow-downs experienced by OEMs or their suppliers could result in slow-downs or closures of assembly plants where our products are included in assembled vehicles. For example, strikes by the United Auto Workers led to the shut down of most of GM's North American assembly plants in June and July 1998. We estimate that this work stoppage at GM's facilities had an unfavorable impact of approximately $4.6 million and $1.4 million on our 1998 sales and EBITDA, respectively. In the event that one or more of our customers experiences a material work stoppage, such work stoppage could have a material adverse effect on our business. In addition, although none of our North American employees and few of our European employees are members of unions, we cannot assure you that we will not encounter unionization efforts or other types of conflicts with our employees in the future.

WE MAY BE ADVERSELY AFFECTED BY THE IMPACT OF ENVIRONMENTAL AND SAFETY
  REGULATIONS TO WHICH WE ARE SUBJECT

    We are subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. We cannot assure you that we are at all times in complete compliance with all such requirements. We have made and will continue to make capital and other expenditures to comply with environmental regulations. If a release of hazardous substances occurs on or from one of our properties or any associated offsite disposal location, or if contamination is discovered at any of our current or former properties, we may be held liable, and the amount of such liability could be material. We are currently addressing environmental contamination matters at our Presteigne, U.K.; Cheshunt, U.K.; and San Andres de Echevarria, Spain facilities. See "Business-- Environmental Matters."

ONEX CURRENTLY CONTROLS ALL MATTERS SUBMITTED TO A STOCKHOLDER VOTE

    As a result of the terms of a stockholders agreement, Onex currently controls 87% of the voting power of our outstanding common stock. Therefore, Onex is able to control the vote on all matters submitted to a stockholder vote, including the election of directors, amendments to our certificate of incorporation and our by-laws and approval of significant corporate mergers. See "Certain Relationships and Related Transactions--Investor Stockholders Agreement." Some decisions about our operations or financial structure may present conflicts of interests between Onex and the holders of the notes. For example, Onex may be willing to approve acquisitions, divestitures or transactions undertaken by us that it believes could increase the value of its equity investment in French Automotive. These kinds of transactions, however, may increase the financial risk to note holders.

CYCLICALITY AND SEASONALITY COULD ADVERSELY AFFECT US

    The automotive market is highly cyclical and is dependent on consumer spending. The most recent industry downturn was in the early 1990s. Economic factors adversely affecting automotive production and consumer spending could adversely impact us. In addition, our business is somewhat seasonal. We typically experience decreased sales and operating income during the third calendar quarter of each year due to the impact of scheduled OEM plant shutdowns in July and August for vacations and new model changeovers.

WE OPERATE IN THE HIGHLY COMPETITIVE AUTOMOTIVE SUPPLY INDUSTRY

    The automotive supply industry is highly competitive. Some of our competitors are companies, or divisions or subsidiaries of companies, that are larger and have greater financial and other resources than we do. In addition, with respect to certain of our products, some of our competitors are divisions of our OEM customers. There can be no assurance that our products will be able to compete successfully with the products of these other companies.

    We principally compete for new business both at the beginning of the development of new platforms and upon the redesign of existing platforms by our major customers. New platform development generally begins two to five years prior to the marketing of such platforms to the public. The failure to obtain new business on new platforms or to retain or increase business on redesigned existing platforms could adversely affect our business. In addition, as a result of the relatively long lead times required for many of our complex castings, it may be difficult in the short term for us to obtain new sales to replace any unexpected decline in sales of existing products. We may incur significant expense in preparing to meet anticipated customer requirements which may not be recovered.

WE MAY EXPERIENCE DIFFICULTIES IN INTEGRATING ACQUIRED BUSINESSES

    As part of our business strategy, we intend to pursue strategic acquisitions. We currently have executed non-binding letters of intent with respect to two possible acquisitions. We cannot assure you that we will succeed in consummating any such acquisitions. If any such acquisitions are consummated, we cannot assure you that such acquisitions will be successfully integrated or operated profitably. Acquisitions can present significant challenges to management due to the increased time and resources required to properly integrate management, employees, accounting controls, personnel and administrative functions. We cannot assure you that we will not encounter such difficulties or that we will be able to realize the benefits that we hope to achieve from future strategic acquisitions.

WE MAY BE ADVERSELY IMPACTED BY THE YEAR 2000 ISSUE

    We are currently working to resolve the potential impact of the year 2000 on the processing of time-sensitive information by our computerized information systems. Any of our programs that have time-sensitive software may recognize "00" as the year 1900 rather than the year 2000. This could result in miscalculations, classification errors or system failures.

    While our various operations are at different stages of Year 2000 readiness, we have completed our global compliance review and, based on the information available to date, we do not anticipate any significant readiness problems with respect to our systems. The most reasonably likely worst case scenario that we currently anticipate with respect to Year 2000 is the failure of some of our suppliers, including utilities suppliers, to be ready. This could cause a temporary interruption of materials or services that we need to make our products, which could result in delayed shipments to customers and lost sales and profits for us. We have completed an assessment of our critical suppliers and have made plans to assure that we will have an adequate supply of materials on hand to cover contingencies.

    The outcome of our Year 2000 program is subject to a number of risks and uncertainties, some of which (such as the availability of qualified computer personnel and the Year 2000 responses of third parties) are beyond our control. Therefore, there can be no assurances that we will not incur material remediation costs beyond the above anticipated future costs, or that our business, financial condition or results of operations will not be significantly impacted if Year 2000 problems with our systems, or with the products or systems of other parties with whom we do business, are not resolved in a timely manner.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    This prospectus contains forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this prospectus. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include:

    - general economic or business conditions affecting the automotive industry (which is dependent on consumer spending) being less favorable than expected;

    - our failure to develop or successfully introduce new products;

    - increased competition in the automotive components supply market;

    - unforeseen problems associated with international sales, including gains and losses from foreign currency exchange;

    - implementation of or changes in the laws, regulations or policies governing the automotive industry that could negatively affect the automotive components supply industry;

    - our failure to complete or successfully integrate additional strategic acquisitions; and

    - various other factors beyond our control.

    All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. YOU SHOULD ALSO READ CAREFULLY THE FACTORS DESCRIBED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    We originally sold the outstanding notes on May 25, 1999 to the initial purchasers pursuant to the purchase agreement. The initial purchasers subsequently placed the outstanding notes with (1) qualified institutional buyers in reliance on Rule 144A under the Securities Act and (2) qualified buyers outside the United States in reliance upon Regulation S under the Securities Act.

    As a condition of the purchase agreement, we entered into the registration rights agreement. The registration rights agreement provides that:

    (1) we will file a registration statement relating to the exchange offer (the "exchange offer registration statement") with the SEC on or prior to 90 days after the closing date of the initial offering of the outstanding notes;

    (2) we will use our best efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the closing date of the initial offering of the outstanding notes; and

    (3) unless the exchange offer would not be permitted by applicable law or SEC policy, we will commence the exchange offer and use our best reasonable efforts to issue on or prior to 30 business days after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all outstanding notes tendered prior thereto in the exchange offer.

For each outstanding note surrendered to us in the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each outstanding note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange therefor or, if no interest has been paid on such outstanding note, from the date of its original issue. Interest on each exchange note will accrue from the date of its original issue.

    Under existing interpretations of the Staff of the SEC contained in several no-action letters to third parties, the exchange notes will in general be freely tradeable after the exchange offer without further registration under the Securities Act. However, any purchaser of outstanding notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

    (1) will not be able to rely on the interpretation of the Staff of the SEC;

    (2) will not be able to tender its outstanding notes in the exchange offer; and

    (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

    As contemplated by these no-action letters and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal or agent's message that:

    (1) the exchange notes are to be acquired by the holder or the person receiving such exchange notes, whether or not such person is the holder, in the ordinary course of business;

    (2) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in distribution of the exchange notes;

    (3) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the exchange notes;

    (4) neither the holder nor any such other person is our affiliate within the meaning of Rule 405 under the Securities Act; and

    (5) the holder or any such other person acknowledges that if such holder or any other person participates in the exchange offer for the purpose of distributing the exchange notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes and cannot rely on those no-action letters.

As indicated above, each broker-dealer that receives an exchange note for its own account in exchange for outstanding notes must acknowledge that it (A) acquired the outstanding notes for its own account as a result of market-making activities or other trading activities, (B) has not entered into any arrangement or understanding with us or any of our affiliates within the meaning of Rule 405 under the Securities Act to distribute the exchange notes to be received in the exchange offer and (C) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. For a description of the procedures for resales by these broker-dealers, see "Plan of Distribution."

    In the event that changes in the law or the applicable interpretations of the Staff of the SEC do not permit us to effect an exchange offer, or if for any other reason we do not meet the time periods set forth in the second paragraph of this section, we will:

    (1) file a shelf registration statement covering resales of the outstanding notes;

    (2) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

    (3) use our reasonable best efforts to keep effective the shelf registration statement until two years after the closing date of the initial offering.

We will, in the event of the filing of the shelf registration statement, provide to each applicable holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resale of the outstanding notes. A holder of the outstanding notes that sells such outstanding notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including certain indemnification obligations. In addition, each holder of the outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have its outstanding notes included in the shelf registration statement and to benefit from the provisions set forth in the following paragraph.

    If:

    (1) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

    (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness; or

    (3) we fail to consummate the exchange offer within 30 business days after the registration statement becomes effective; or

    (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of any notes that are subject to transfer restrictions under the Securities Act during the periods specified in the registration rights agreement (each such event referred to in clauses (a) through (d) above a "registration default"), then we will pay additional interest, to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such holder. The amount of the additional interest will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest, if any, for all registration defaults of $.50 per week per $1,000 principal amount of notes. We will pay all accrued additional interest on each interest payment date to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all registration defaults, the accrual of additional interest will cease.

    Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer but who did not tender their outstanding notes will not have any further registration rights and such outstanding notes will continue to be subject to restrictions on transfer under the securities laws. Accordingly, the liquidity of the market for such outstanding notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

    The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

    (1) the exchange notes bear a Series B designation and a different CUSIP Number from the outstanding notes;

    (2) the exchange notes have been registered under the Securities Act and hence will not bear legends restricting their transfer; and

    (3) the holders of the exchange notes will not be entitled to the rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

    As of the date of this prospectus, $175,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business
on            , 1999 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

    Holders of outstanding notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

    We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

    If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, the certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration of the exchange offer.

    Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "expiration date" will mean 5:00 p.m., New York City time, on
           , 1999, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

    In order to extend the exchange offer, we will file with the SEC a post-effective amendment to the registration statement. We will also notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" will not have been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

    The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on December 1, 1999. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

    Interest on the exchange notes is payable semi-annually on each June 1 and December 1, commencing on December 1, 1999.

PROCEDURES FOR TENDERING

    Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or cause The Depository Trust Company to transmit an agent's message (as defined below) in connection with a book-entry transfer, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

    The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that DTC has received an express acknowledgment from the participant in DTC tendering the outstanding notes that such participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce such agreement against such participant.

    By executing the letter of transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

    The tender by a holder and our acceptance thereof will constitute agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

    THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of the Medallion System unless the outstanding notes tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or
(2) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System.

    If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, such outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such outstanding notes with the signature thereon guaranteed by an eligible institution.

    If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

    We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for such transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

    (A) the tender is made through a member firm of the Medallion System;

    (B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the certificate(s) representing the outstanding notes (or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC), and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    (C) such properly completed and executed letter of transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer (or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC), and all other documents required by the letter of transmittal are received by the exchange agent upon five New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    (1) specify the name of the person who deposited the outstanding notes to be withdrawn;

    (2) identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of such outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

    (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the outstanding notes register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

    (4) specify the name in which any such outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

    Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of such outstanding notes, if:

    (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

    (2) any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

    (3) any governmental approval has not been obtained, which approval we will, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

    If we determine in our sole discretion that any of the conditions are not satisfied, we may:

    (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;

    (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such outstanding notes (see "--Withdrawal of Tenders"); or

    (3) waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

EXCHANGE AGENT

    U.S. Bank Trust National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                             180 EAST FIFTH STREET
                            ST. PAUL MINNESOTA 55101
                      ATTN: SPECIALIZED FINANCE DEPARTMENT

                                 BY FACSIMILE:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (651) 244-1537

                 FOR INFORMATION OR CONFIRMATION BY TELEPHONE:
                                 (651) 244-1572

DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person our and our affiliates' officers and regular employees.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such outstanding notes may be resold only:

    (1) to us (upon redemption thereof or otherwise);

    (2) so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to us);

    (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

    (4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

    With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not such person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, such holder cannot rely on the position of the Staff of the SEC expressed in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

                                USE OF PROCEEDS

    This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive the outstanding notes, which have the same principal amount and the same form and terms, except as otherwise described in this prospectus.

    We received approximately $169.6 million in net proceeds from the initial sale of the outstanding notes. We used these proceeds together with $0.4 million of cash on hand to repay the $130.0 million outstanding under the subordinated financing facility and to repay approximately $2.5 million of the tranche A term loan outstanding and approximately $37.5 million of the tranche B term loan outstanding under our senior credit facility. See "Capitalization" and "Description of Senior Credit Facility." Affiliates of the initial purchasers were lenders under the subordinated financing facility and are lenders under the senior credit facility.

                                 CAPITALIZATION

    The following table sets forth as of June 30, 1999 the consolidated capitalization of French Automotive. This table should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus.

                                                                                               AS OF JUNE 30, 1999
                                                                                               --------------------
                                                                                                   (DOLLARS IN
                                                                                                    THOUSANDS)
Cash and cash equivalents....................................................................       $   27,357
                                                                                                      --------
                                                                                                      --------
Long-term debt, including current maturities:
  Senior credit facility:
    Revolving credit facility(1).............................................................       $    7,231
    Tranche A term loan......................................................................          102,059
    Tranche B term loan......................................................................          152,105
                                                                                                      --------
        Total under senior credit facility...................................................          261,395
                                                                                                      --------
  Other senior indebtedness..................................................................           35,081
                                                                                                      --------
        Total senior debt....................................................................          296,476
                                                                                                      --------
  Notes......................................................................................          175,000
                                                                                                      --------
        Total debt...........................................................................          471,476

Total stockholders' deficit..................................................................          (78,335)
                                                                                                      --------
        Total capitalization.................................................................       $  393,141
                                                                                                      --------
                                                                                                      --------

------------------------------

(1) Our revolving credit facility provides for borrowings of up to $75.0 million less outstanding letters of credit.

                            SELECTED FINANCIAL DATA

    The following table sets forth selected financial data with respect to French Automotive and its predecessor J.L. French Corporation for each of the periods indicated. The selected historical financial data for French Automotive's predecessor for the year ended December 31, 1994 have been derived from its unaudited combined financial statements and, for the year ended December 31, 1995, from its audited combined financial statements. The selected historical financial data for French Automotive's predecessor for the three months ended March 31, 1996 have been derived from its unaudited combined financial statements. The selected historical financial data for French Automotive for the nine months ended December 31, 1996 and for the years ended December 31, 1997 and 1998 have been derived from French Automotive's audited consolidated financial statements. The unaudited consolidated financial data at June 30, 1999 and for the six months ended June 30, 1998 and 1999 include adjustments, all of which are normal recurring adjustments, which our management considers necessary for a fair presentation of our results for these unaudited periods. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results of operations which we expect for the full 1999 calendar year. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the consolidated financial statements and notes thereto all included elsewhere in this prospectus.

                                               PREDECESSOR
                                   -----------------------------------                      FRENCH AUTOMOTIVE
                                                                        ---------------------------------------------------------
                                       YEARS ENDED       THREE MONTHS    NINE MONTHS       YEARS ENDED         SIX MONTHS ENDED
                                       DECEMBER 31,          ENDED          ENDED          DECEMBER 31,            JUNE 30,
                                   --------------------    MARCH 31,    DECEMBER 31,   --------------------  --------------------
                                     1994       1995         1996           1996         1997      1998(1)    1998(1)     1999
                                   ---------  ---------  -------------  -------------  ---------  ---------  ---------  ---------
                                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales............................  $ 114,087  $ 136,061    $  36,062      $ 106,941    $ 169,510  $ 295,690  $ 145,563  $ 165,689
Cost of sales....................     78,290    102,706       27,314         75,697      116,522    221,040    108,467    123,406
                                   ---------  ---------  -------------  -------------  ---------  ---------  ---------  ---------
  Gross profit...................     35,797     33,355        8,748         31,244       52,988     74,650     37,096     42,283
Selling, general and
  administrative expenses........      4,468      4,227        2,610          3,359        5,649     16,802      8,882     10,228
Recapitalization expenses........         --         --           --             --           --         --         --     21,151
Amortization of intangible
  assets.........................         --         --           --         18,692       20,680     16,861      8,484      5,505
                                   ---------  ---------  -------------  -------------  ---------  ---------  ---------  ---------
  Operating income...............     31,329     29,128        6,138          9,193       26,659     40,987     19,730      5,399
Interest expense.................        330      1,885          350         11,973       13,981     20,533      8,844     13,823
                                   ---------  ---------  -------------  -------------  ---------  ---------  ---------  ---------
  Income (loss) before income
    taxes and extraordinary
    item.........................     30,999     27,243        5,788         (2,780)      12,678     20,454     10,886     (8,424)
Provision (benefit) for income
  taxes..........................         73        108           27         (1,126)       4,954      8,299      4,376     (3,369)
                                   ---------  ---------  -------------  -------------  ---------  ---------  ---------  ---------
  Income (loss) before
    extraordinary item...........     30,926     27,135        5,761         (1,654)       7,724     12,155      6,510     (5,055)
Extraordinary item...............         --         --           --             --           --        805        805      8,112
                                   ---------  ---------  -------------  -------------  ---------  ---------  ---------  ---------
Net income (loss)................  $  30,926  $  27,135    $   5,761      $  (1,654)   $   7,724  $  11,350  $   5,705  $ (13,167)
                                   ---------  ---------  -------------  -------------  ---------  ---------  ---------  ---------
                                   ---------  ---------  -------------  -------------  ---------  ---------  ---------  ---------
OTHER FINANCIAL DATA:
Depreciation.....................  $   5,706  $   8,231    $   2,715      $   7,188    $  10,357  $  19,176  $   9,051  $  11,060
Amortization.....................         --         --           --         18,692       20,680     16,861      8,484      5,505
Capital expenditures.............     18,424     13,114        3,615          2,995       24,530     34,640     16,815     10,727
EBITDA(2)........................     37,035     37,359        8,853         35,073       57,696     77,024     37,265     21,964
Net cash provided by (used in):
  Operating activities...........     21,502     39,533       12,726         26,721       29,629     39,055     11,378     (8,927)
  Investing activities...........    (18,424)   (13,114)      (3,615)      (230,760)     (24,530)  (109,418)   (88,555)   (12,157)
  Financing activities...........     (4,553)   (20,374)     (12,089)       225,665      (12,287)    59,871     70,971     43,296
Ratio of earnings to fixed
  charges(3).....................       94.9x      15.5x        16.7x           0.8x         1.8x       1.9x       2.1x       0.4x

BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents........  $   1,430  $   7,479    $   4,494      $  21,626    $  14,438  $   4,128  $   5,146  $  27,357
Working capital..................     28,176     23,672       20,162         23,698       23,894     22,233     24,471     74,643
Total assets.....................     77,262     81,037       74,041        240,872      235,202    404,793    403,447    438,708
Total debt.......................     26,765     28,691       25,602        144,669      134,391    211,580    221,400    471,476
Total stockholders' investment
  (deficit)......................     36,956     40,259       37,755         72,640       76,807    124,688    119,155    (78,335)

------------------------------

(1) Includes the results of operations of (i) Morris Ashby from January 12, 1998 and (ii) Ansola from April 30, 1998.

(2) EBITDA is operating income plus depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. This belief is based, in part, on our negotiations with our lenders who have required that the interest payable under our senior credit facility be based, in part, on our ratio of consolidated senior debt to EBITDA. EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

(3) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. The pro forma ratio of earnings to fixed charges for the year ended December 31, 1998 and the six months ended June 30, 1999 would have been 0.9x and 1.3x, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

GENERAL

    We ordinarily begin working on products awarded for new or redesigned platforms two to five years prior to initial vehicle production. During such period, we incur (1) costs related to the design and engineering of such products, (2) costs related to production of the tools and dies used to manufacture the products and (3) start-up costs associated with the initial production of such product. In general, design and engineering costs are expensed in the period in which they are incurred. Costs incurred in the production of the tools and dies are generally capitalized and reimbursed by the customer prior to production. Start-up costs, which are generally incurred 30 to 60 days immediately prior to and immediately after production, are expensed as incurred.

    The contracts we enter into typically: (1) range from one year to the life of the platform, (2) are on a sole-source basis, (3) do not require the purchase by the customer of any minimum number of units, (4) are at fixed prices subject to annual price reductions or renegotiation and (5) provide for price adjustments related to changes in the cost of aluminum.

ACQUISITIONS

    We acquired Morris Ashby in January 1998 and Ansola in April 1998. Both acquisitions were accounted for using the purchase method of accounting and their operating results have been included in our consolidated operating results since their respective date of acquisition.

RESULTS OF OPERATIONS

    The following table sets forth the percentage relationship of certain items to sales for French Automotive for the periods indicated:

                                                               NINE MONTHS                               SIX MONTHS
                                                             ENDED DECEMBER   YEAR ENDED DECEMBER          ENDED
                                                                   31,                31,                 JUNE 30,
                                                                              --------------------  --------------------
                                                                  1996          1997       1998       1998       1999
                                                             ---------------  ---------  ---------  ---------  ---------
Sales......................................................         100.0%        100.0%     100.0%     100.0%     100.0%
Cost of sales..............................................          70.8          68.7       74.8       74.5       74.5
                                                                    -----     ---------  ---------  ---------  ---------
  Gross profit.............................................          29.2          31.3       25.2       25.5       25.5
Selling, general and administrative expenses...............           3.1           3.3        5.7        6.1        6.2
Recapitalization expenses..................................            --            --         --         --       12.8
Amortization of intangible assets..........................          17.5          12.3        5.7        5.8        3.3
                                                                    -----     ---------  ---------  ---------  ---------
  Operating income.........................................           8.6          15.7       13.8       13.6        3.2
Interest expense...........................................          11.2           8.2        6.9        6.1        8.3
                                                                    -----     ---------  ---------  ---------  ---------
  Income (loss) before provision for income taxes..........          (2.6)          7.5        6.9        7.5       (5.1)
Provision (benefit) for income taxes.......................          (1.1)          2.9        2.8        3.0       (2.0)
                                                                    -----     ---------  ---------  ---------  ---------
    Income (loss) before extraordinary item................          (1.5)%         4.6%       4.1%       4.5%      (3.1)%
                                                                     -----    ---------  ---------  ---------  ---------
                                                                     -----    ---------  ---------  ---------  ---------

    Our gross margins declined from 1997 to 1998 primarily due to: (1) costs associated with the accelerated launch of the Ford F-Series truck transmission case; (2) the effects of the GM strike; and (3) the acquisitions of Morris Ashby and Ansola. Launch costs associated with the F-Series truck transmission case were approximately $7.1 million in 1998 and we estimate the GM strike reduced gross profit by approximately $1.4 million during 1998. Morris Ashby and Ansola have historically generated lower gross margins than J.L. French, primarily due to their product mix and their non-automotive business. Major initiatives currently underway at Morris Ashby and Ansola aimed at operating improvements include: (1) improving cycle times to levels more consistent with J.L. French;

(2) increasing machining and assembly operations; and (3) manufacturing products for new European business.

    COMPARISON OF SIX MONTHS ENDED JUNE 30, 1999 TO SIX MONTHS ENDED JUNE 30,
     1998

    SALES. Sales for the first half of 1999 increased by $20.1 million, or 13.8%, to $165.7 million from $145.6 million for the prior period. Approximately $6.7 million of the increase was the result of the acquisition of Ansola in April 1998. The remaining increase was due to new business that began during 1998, principally transmission cases for Ford.

    COST OF SALES. Cost of sales for the first half of 1999 increased by $14.9 million, or 13.8%, to $123.4 million from $108.5 million for the prior period. Cost of sales as a percentage of sales was 74.5% for both periods. Gross margins for the first half of 1999 showed improvements primarily as a result of manufacturing process improvements, including increased productivity levels and reduced scrap rates. These improvements were partially offset by (1) a decline in the European economy and related automotive production, (2) historically lower margins at Ansola and Morris Ashby which were included in the full six month results for 1999, and (3) a change in our product mix to produce more parts with slightly lower margins.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $1.3 million to $10.2 million for the first half of 1999 from $8.9 million for the prior period. The increase was due primarily to selling, general and administrative expenses associated with the expanded scope of operations, including expenses related to the acquisition of Ansola, which was acquired in April 1998. As a percentage of sales, selling, general and administrative expenses were 6.2% for the first half of 1999 compared to 6.1% for the prior period.

    RECAPITALIZATION EXPENSES. The recapitalization expenses of $21.2 million recorded during the second quarter of 1999 represent payments made to option holders in excess of the exercise price. The options were repurchased in connection with the recapitalization.

    AMORTIZATION OF INTANGIBLE ASSETS. Amortization expense decreased from $8.5 million for the first half of 1998 to $5.5 million for the first half of 1999, as a result of reduced amortization of capitalized customer relationships, partially offset by an increase in goodwill amortization from the acquisition of Ansola and increased amortization of deferred debt costs related to borrowings under our senior credit facility and the outstanding notes. Goodwill is being amortized on a straight-line basis over 40 years.

    INTEREST EXPENSE. Interest expense for the six months ended June 30, 1999 was $13.8 million compared to $8.8 million for the same period in 1998. The increase was due principally to borrowings incurred in connection with the recapitalization.

    PROVISION (BENEFIT) FOR INCOME TAXES. The effective income tax rate was 40.0% for the tax benefit arising in the six months ended June 30, 1999 compared to 40.2% for the same period in 1998. The increase in the effective income tax rate related primarily to higher state income taxes and the effect of non deductible goodwill amortization.

    EXTRAORDINARY LOSS. We recorded an extraordinary loss of $0.8 million and $8.1 million for the six months ended June 30, 1998 and 1999, respectively. These losses were the result of the write-off of deferred financing fees associated with certain credit facilities that were repaid during such periods.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1998 TO YEAR ENDED DECEMBER 31, 1997

    SALES. Sales for 1998 increased by $126.2 million, or 74.4%, to $295.7 million from $169.5 million for 1997. Approximately $87.7 million of the increase in sales related to the acquisitions of Morris Ashby and Ansola. Approximately $43.1 million of the increase was the result of new business, principally transmission cases for Ford. These increases were partially offset by the effects of the strike at GM in June and July 1998 which decreased sales by approximately $4.6 million for 1998.

    COST OF SALES. Cost of sales for 1998 increased by $104.5 million, or 89.7%, to $221.0 million from $116.5 million for 1997. Cost of sales as a percentage of sales for 1998 was 74.8% compared to 68.7% for 1997. The decline in gross margin was the result of non-recurring costs of approximately $7.1 million associated with the launch of the Ford transmission cases during 1998, approximately $1.4 million related to the effects of the GM strike in June and July 1998 and the lower gross margins at Morris Ashby and Ansola.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $11.2 million to $16.8 million for 1998 from $5.6 million for 1997. As a percentage of sales, selling, general and administrative expenses were 5.7% for 1998 compared to 3.3% for 1997. The increase in selling, general and administrative expenses is due primarily to incremental expenses associated with Morris Ashby and Ansola, costs related to developing global engineering and design capabilities, such as increased personnel and travel expenses, and non-capitalizable professional fees related to the acquisitions of Morris Ashby and Ansola.

    AMORTIZATION OF INTANGIBLE ASSETS. Amortization expense decreased from $20.7 million for 1997 to $16.9 million for 1998, as a result of reduced amortization on capitalized customer relationships, partially offset by increases in goodwill amortization from the acquisitions of Morris Ashby and Ansola.

    INTEREST EXPENSE. Interest expense for 1998 was $20.5 million compared to $14.0 million for 1997. The increase was due principally to borrowings incurred related to the acquisitions of Morris Ashby and Ansola.

    PROVISION FOR INCOME TAXES. The effective income tax rate was 40.6% for 1998 compared to 39.1% for 1997. The effective rates differed from the statutory rates primarily as a result of higher foreign tax rates, state taxes and non-deductible goodwill amortization associated with the Morris Ashby acquisition.

    COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO NINE MONTHS ENDED DECEMBER 31,
     1996

    SALES. Sales for 1997 increased by 58.6% to $169.5 million from $106.9 million for 1996. The increase is due to increased production on models served by French Automotive, principally light trucks, new program awards, including the Ford F-Series truck and GM S-10 truck, and the negative impact of the GM strike on 1996 sales.

    COST OF SALES. Cost of sales for 1997 increased by 53.9% to $116.5 million from $75.7 million for 1996. As a percentage of sales, cost of sales decreased to 68.7% for 1997 from 70.8% for 1996, resulting in an improved gross margin. The higher margin in 1997 was a result of continued cost reduction efforts, including manufacturing productivity improvements at our Gateway facility, and the non-recurring, negative impact of the GM strike on 1996 gross margin.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by 64.7% to $5.6 million for 1997 from $3.4 million for 1996. As a percentage of sales, selling, general and administrative expenses increased to 3.3% for 1997 from 3.1% for 1996. This increase was due principally due to an increase in management and directors' fees.

    INTEREST EXPENSE. Interest expense for 1997 increased by 16.7% to $14.0 million from $12.0 million for 1996. The increase was due principally to borrowings incurred related to the acquisition of J.L. French by Windward.

    PROVISION (BENEFIT) FOR INCOME TAXES. The effective income tax rate for 1997 was 39.1% for 1997 compared to a tax benefit of 40.5% for 1996.

LIQUIDITY AND CAPITAL RESOURCES

    During the first half of 1999, we used cash from operations of $8.9 million, compared to the cash flow generated of $11.4 million for the first half of 1998. Cash generated from operations before changes in working capital items was $14.1 million for the first half of 1999 compared to $25.0 million for the same period in 1998. Increases in working capital used cash of $23.0 million during the first half of 1999 compared to $13.6 million in the same period in 1998. The increases in working capital are primarily the result of the timing of cash receipts and cash payments.

    Net cash used in investing activities was $12.2 million during the first half of 1999 as compared to $88.6 million for the same period in 1998. Capital expenditures totaled $12.2 million in the first half of 1999 and $16.8 million in the first half of 1998 and were primarily for equipment and dedicated tooling purchases related to new or replacement programs.

    Net cash provided by financing activities totaled $43.3 million for the first half of 1999 compared with $71.0 million for the same period in 1998. The 1999 financing activities represent cash provided through net borrowings. The 1998 financing activities represent $35.7 million of cash provided from the sale of common stock to certain of the then existing stockholders and $14.3 million of borrowings associated with the acquisition of Morris Ashby.

    On April 21, 1999, we completed a recapitalization in which a group of equity investors, including affiliates of Onex and J2R, acquired approximately 87% of our common stock for $156.0 million in cash. Stockholders prior to the recapitalization retained approximately 13% of our common stock and, together with holders of outstanding options, received an aggregate of $370.3 million in cash in connection with our redemption of their other equity interest, plus an additional $5.9 million based upon a post-closing determination of our total working capital as of the closing date of the recapitalization.

    In connection with the recapitalization, French Automotive and certain of our direct and indirect subsidiaries entered into the senior credit facility. The senior credit facility provides for aggregate borrowings of approximately $370.0 million, including (a) approximately $105.0 million of term loans, consisting of (1) a $70.0 million U.S. dollar-denominated term loan to French Automotive, (2) a pound sterling-denominated term loan to French Automotive in an amount equal to the pound sterling equivalent (determined as of the date such loan was made) of U.S. $17.5 million and (3) a pound sterling-denominated term loan to Morris Ashby in an amount equal to the pound sterling equivalent (determined as of the date such loan was made) of U.S. $17.5 million (collectively, the "tranche A term loan"); (b) a $190.0 million tranche B term loan; and (c) a $75.0 million revolving credit facility. In connection with the recapitalization, we borrowed $295.0 million under the senior credit facility. As of June 30, 1999, we had available borrowings under the senior credit facility of approximately $42.3 million.

    As of June 30, 1999, rates on borrowings under the senior credit facility varied from 7.5% to 7.9%. Borrowings under the tranche A term loan are due and payable April 21, 2005 and borrowings under the tranche B term loan are due and payable on October 21, 2006. The revolving credit facility is available until April 21, 2005. The senior credit facility is secured by all of the assets of and guaranteed by all of our material present and future subsidiaries, in each case with exceptions for certain foreign subsidiaries and to the extent permitted by applicable law. We used approximately $2.5 million of the proceeds of the offering to repay a portion of the tranche A term loan and approximately $37.5 million of the net proceeds of the offering to repay a portion of the tranche B term loan under the senior credit facility. See "Use of Proceeds."

    In addition, in connection with the recapitalization, we also entered into a subordinated financing facility providing for borrowings of $130.0 million, which was fully drawn in connection with the recapitalization. The subordinated financing facility had a final maturity of October 21, 2008. We used approximately $129.6 million of the net proceeds of the initial offering of the outstanding notes plus $0.4 million of cash to fully repay the subordinated financing facility.

    Our principal source of liquidity is cash flow generated from operations and borrowings under our $75.0 million revolving credit facility. Our principal use of liquidity is to meet debt service requirements, finance our capital expenditures and provide working capital. We expect that capital expenditures in 1999 will be approximately $26 million, of which approximately $8 million will be used for maintenance purposes. The balance of the 1999 capital expenditures will be used for equipment purchases and facility improvements to support new business awards. Our debt service obligations could have important consequences to you as a holder of the notes. See "Risk Factors--Our Business May Be Adversely Impacted as a Result of Our Substantial Leverage."

    Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Some of these factors are beyond our control. We believe that, based upon current levels of operations, we will be able to meet our debt service obligations when due. Significant assumptions underlie this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we might be required to refinance our debt or to dispose of assets to obtain funds for such purpose. There is no assurance that refinancings or asset dispositions could be effected on a timely basis or on satisfactory terms, if at all, or would be permitted by the terms of the indenture or the senior credit facility. In the event that we are unable to refinance the senior credit facility or raise funds through asset sales, sales of equity or otherwise, our ability to pay principal of, and interest on, the notes would be impaired.

SEASONALITY

    French Automotive typically experiences decreased sales and operating income during the third calendar quarter of each year due to production shutdowns at OEMs for model changeovers and vacations.

EFFECTS OF INFLATION

    Inflation potentially affects us in two principal ways. First, a portion of our debt is tied to prevailing short-term interest rates which may change as a result of inflation rates, translating into changes in interest expense. Second, general inflation can impact material purchases, labor and other costs. While the contracts with our customers allow us to pass through increases in the price of aluminum, we do not have the ability to pass through inflation-related cost increases for labor and other costs. In the past few years, however, inflation has not been a significant factor.

MARKET RISK

    We are exposed to various market risks arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes. Our strategy for management of currency risk relies primarily upon conducting our operations in such countries' respective currency and we may, from time to time, engage in hedging programs intended to reduce our exposure to currency fluctuations. The counterparties are major financial institutions.

    We manage our interest rate risk by balancing the amount of our fixed and variable debt. For fixed rate debt, interest rate changes affect the fair market value of such debt but do not impact earnings or cash flows. Conversely for variable rate debt, interest rate changes generally do not affect the fair market value of such debt, but do impact future earnings and cash flows, assuming other factors are held constant. At June 30, 1999, all of our debt other than the outstanding notes was variable rate debt. Holding other variables constant (such as foreign exchange rates and debt levels), a one percentage point increase in interest rates would be expected to have an estimated impact on pre-tax earnings and cash flows for the remainder of the year of approximately $1.5 million.

FOREIGN CURRENCY TRANSACTIONS

    A portion of our sales is derived from manufacturing operations in the U.K. and Spain. The results of operations and the financial position of our operations in these countries are principally measured in their respective currency and translated into U.S. dollars. The effects of foreign currency fluctuations in such countries are somewhat mitigated by the fact that expenses are generally incurred in the same currencies in which sales are generated. The reported income of these operations will be higher or lower depending on a weakening or strengthening of the U.S. dollar against the respective foreign currency.

    Some of our assets are located in foreign countries and are translated into U.S. dollars at currency exchange rates in effect as of the end of each period, with the effect of such translation reflected as a separate component of stockholders' investment. Accordingly, our consolidated stockholders' investment will fluctuate depending upon the weakening or strengthening of the U.S. dollar against the respective foreign currency.

YEAR 2000

    We are currently working to resolve the potential impact of the year 2000 on the processing of time-sensitive information by our computerized information systems. Any of our programs that have time-sensitive software may recognize "00" as the year 1900 rather than the year 2000. This could result in miscalculations, classification errors or system failures.

    While our various operations are at different stages of Year 2000 readiness, we have completed our global compliance review. Because we have already made substantial investments in computerized systems that are Year 2000 compliant, we do not anticipate any significant readiness problems with respect to our systems and believe that future costs associated with Year 2000 compliance will be less than $200,000.

    All of our facilities have completed the inventory and assessment of their internal information technology ("IT") and non-IT systems (including business, operating and factory floor systems) and are working on remediation, as appropriate, for these systems. The remediation may include repair, replacement, or upgrading of specific systems and components, with priorities based on a business risk assessment. Remediation activities for our internal systems are substantially complete and contingency plans, as needed, will be completed before the end of the year.

    The most reasonably likely worst case scenario that we currently anticipate with respect to Year 2000 is the failure of some of our suppliers, including utilities suppliers, to be ready. This could cause a temporary interruption of materials or services that we need to make our products, which could result in delayed shipments to customers and lost sales and profits to us. We have completed an assessment of our critical suppliers and have made plans to assure that we will have an adequate supply of materials on hand to cover contingencies.

    The outcome of our Year 2000 program is subject to a number of risks and uncertainties, some of which (such as the availability of qualified computer personnel and the Year 2000 responses of third parties) are beyond our control. Therefore, there can be no assurances that we will not incur material remediation costs beyond the above anticipated future costs, or that our business, financial condition, or results of operations will not be significantly impacted if Year 2000 problems with our systems, or with the products or systems of other parties with whom we do business, are not resolved in a timely manner.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," becomes effective for years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. We have not yet quantified the impact of adopting SFAS No. 133 and have not yet determined the timing or method of adoption.

                                    BUSINESS

GENERAL

    We are one of the world's largest independent designers and manufacturers of aluminum die cast components and assemblies for OEMs. Our principal products are highly-engineered, value-added assemblies, consisting of machined aluminum die cast components and various fastened parts. Our primary product offerings include engine and drivetrain components and assemblies such as:

- oil pans                           - ladderframes
- engine front covers                - timing chain housings
- transmission cases                 - water pump housings
- cam covers

Our world-class design and manufacturing operations in the United States, the U.K. and Spain and our sales and service offices throughout the world position us as a premier full-service global supplier.

    We primarily sell to OEMs, with Ford and GM accounting for approximately 58% and 20% of our 1998 sales, respectively. We are a supplier on more than 20 Ford models, including many of its highest volume vehicles, such as the F-Series and Ranger trucks, Explorer and Taurus/Sable, its top four selling vehicles, and the Expedition, Windstar and Contour/Mystique. We are also a supplier on many of GM's highest volume vehicles, such as the Silverado and S-10 trucks, Blazer, Cavalier/Sunfire and Malibu/ Intrigue. In addition, we sell to Tier 1 automotive suppliers such as Robert Bosch, Delphi Automotive Systems and LucasVarity. We supply substantially all of the products we sell to our automotive customers on sole-source basis.

    We believe that we are among the lowest cost, most efficient producers of automotive aluminum die cast components and assemblies in the world. Our low cost structure and high level of efficiency is driven by our investment in highly customized equipment, our continuous focus on process improvements and our vertically-integrated manufacturing operations. The majority of the products we manufacture require annual volumes in excess of 100,000 units over production lives as long as seven years. As a result, we are able to continuously modify our equipment and production processes in order to increase efficiency, while maintaining high quality standards. We believe that our productivity levels for high volume castings are among the highest in our industry. In addition, we are vertically-integrated, possessing the only captive aluminum smelting capabilities among independent aluminum die casters in North America, which reduces our material costs, increases our supply base and provides us greater control over quality. We also possess a broad range of capabilities that include design and engineering, tool and die making, precision machining, engineered assembly and testing operations. We believe that we have the most extensive machining capabilities among independent automotive aluminum die casters, allowing us to supply highly-engineered, value-added assemblies.

INDUSTRY TRENDS

    Our performance and growth is directly related to certain trends within the automotive market, including increases in aluminum content per vehicle, the growth of outsourcing, consolidation of the component supply industry and increases in global sourcing.

    INCREASING ALUMINUM CONTENT PER VEHICLE. The average aluminum content per vehicle in North America increased from 97 pounds in 1977 to 224 pounds in 1998. The increase in aluminum content per vehicle has created significant opportunities for the automotive aluminum die casting industry. The factors driving the growth in demand for cast aluminum parts in the automotive sector include: (1) the light weight of aluminum; (2) favorable strength-to-weight ratio of an aluminum cast versus ferrous cast or stamped metal parts; and (3) aluminum's styling characteristics versus other materials, as seen in products such as the aluminum wheels introduced over the last five years. However, the primary driving force behind the growth in aluminum applications in the automotive sector is vehicle weight reduction. OEMs are replacing ferrous metals, such as iron and steel, with aluminum as a means of reducing vehicle weight and increasing fuel efficiency in order to satisfy government mandated fuel economy standards.

    OUTSOURCING. In order to improve the efficiency of their core operations of vehicle assembly, marketing and distribution, OEMs are increasing the percentage of outsourced components in their manufacturing processes. This outsourcing trend is evident in the die casting area where the in-house die casting operations of the OEMs are often inefficient and utilize outdated technology. OEMs increasingly look to their suppliers to assume the production of parts that were previously manufactured internally and to perform the additional machining and assembly functions necessary to make these parts production-line-ready.

    SUPPLIER CONSOLIDATION. During the 1990s, OEMs have continued to reduce their supplier base in certain product segments, awarding sole-source contracts to full-service suppliers. As a result, OEMs currently work with a smaller number of full-service suppliers each of which supplies a greater proportion of the total vehicle. Suppliers with sufficient size, geographic scope and financial resources are best positioned to be these full service suppliers. For full-service suppliers such as us, this environment provides an opportunity to grow by obtaining business previously provided by non full-service suppliers and by acquiring suppliers that further enhance product, manufacturing and service capabilities. OEMs rigorously evaluate suppliers on the basis of product quality, cost control, reliability of delivery, product design capability, financial strength, new technology implementation, quality and condition of facilities and overall management. Suppliers that obtain superior ratings are considered for sourcing new business; while those that do not generally continue their existing contracts, but normally do not receive additional business. Although these factors have already resulted in consolidation of component suppliers in certain segments, we believe that the aluminum die casting industry is in the early stages of consolidation, providing opportunities for further consolidation. This is particularly true of the aluminum die casting industry in Europe, where there are many suppliers in this segment with relatively small market shares.

    GLOBAL SOURCING. Regions such as Asia, Latin America and Eastern Europe are expected to experience significant growth in vehicle demand over the next ten years. OEMs are positioning themselves to reach these emerging markets in a cost-effective manner by seeking to design and produce "world cars" which can be designed in one vehicle center but produced and sold in many different geographic markets, thereby allowing OEMs to reduce design costs and take full advantage of low-cost manufacturing locations. OEMs increasingly are requiring their suppliers to have the capability to design and manufacture their products in multiple geographic markets.

                       LARGE ALUMINUM CASTING CAPABILITY

    In response to customer demand, we have expanded our capabilities to include the production of large die cast components. In December 1996, we were awarded a contract from Ford to manufacture transmission cases for its F-Series trucks, the highest volume vehicle sold in North America. The transmission cases weigh over 45 pounds and are the largest components we manufacture. In order to produce these large castings, we invested approximately $40 million to expand our Gateway facility in Sheboygan, Wisconsin by adding 120,000 square feet of production space and purchasing six new 3,500 ton die casting machines.

    We produced our first transmission case for the F-Series truck in November 1997 and reached full production for this component in the second half of 1998, meeting an accelerated launch schedule established by Ford. In 1998, we produced approximately 308,000 transmission cases and in 1999 we expect to produce approximately 580,000 units. As a result of our success with the F-Series truck transmission case and available capacity at our Gateway facility, Ford awarded us a contract to supply a portion of the transmission cases for the Ford Ranger truck and Explorer. We are currently ramping up production for this component and expect to produce approximately 180,000 units in 1999 and approximately 270,000 units in 2000.

    Our demonstrated ability to manufacture large castings solidified our position as a key supplier to Ford and positioned us for significant new business with Ford and other OEMs in transmission cases and other large castings such as engine blocks. We believe only four other independent manufacturers have the capability to produce these large castings. To accommodate full production of the Ford Ranger and Explorer transmission cases and other anticipated new business from Ford and GM, we recently acquired three additional 3,500 ton die casting machines.

COMPETITIVE STRENGTHS

    We possess a number of competitive strengths that have enabled us to meet the demands of OEMs for fewer, global suppliers and to benefit from aluminum's continued replacement of other metals in vehicles.

    - LOW COST, VERTICALLY-INTEGRATED MANUFACTURER: We believe that our vertically-integrated operations and highly efficient manufacturing processes make us the lowest cost manufacturer of high volume, long production run automotive aluminum die cast components and assemblies in North America. We are the only independent automotive aluminum die caster in North America with captive aluminum smelting capabilities, reducing our material costs. In addition, we have in-house tool and die making capabilities which support our manufacturing operations. We work closely with our equipment vendors to design robust, highly customized equipment, which is specifically adapted to our manufacturing processes. Given our focus on high volume, long production run products, we are able to continuously enhance the efficiency of our equipment and improve our manufacturing processes, which has resulted in industry leading productivity, as measured by factors such as faster cycle times and reduced scrap rates and equipment down time.

    - VALUE-ADDED MANUFACTURING SERVICES: We believe that we have the most extensive machining and assembly capabilities among independent automotive aluminum die casters. These services increase the value-added content of our products and allow us to deliver production-line-ready components and assemblies, which are increasingly required by OEMs. We machined and assembled approximately 80% of the products we manufactured in North America in 1998. Since many of our competitors have limited machining and assembly capabilities, our capabilities provide us with a competitive advantage with respect to service and quality and enhance our profitability.

    - BROAD RANGE OF GLOBAL MANUFACTURING CAPABILITIES: The breadth of our global manufacturing capabilities enables us to compete for virtually any automotive aluminum die casting business in the world. We produce components and assemblies ranging in weight from 0.5 to nearly 50 pounds with aluminum die casting machines that range in size, as measured in lock-up force, from 120 to 3,500 tons. With the acquisitions of Morris Ashby and Ansola, we now have the capability to design, engineer and manufacture in Europe as well as North America. Our global manufacturing capabilities represent a competitive advantage, as only a few suppliers can meet the full aluminum die casting requirements of OEMs and only one other independent supplier can meet these requirements globally.

    - ADVANCED PRODUCT DESIGN AND ENGINEERING CAPABILITIES: Our extensive design and engineering capabilities have resulted in strong, collaborative customer relationships that typically begin when we provide input on the engineering of new or redesigned products. In 1997, Ford awarded us its Full-Service Supplier Status, which acknowledged our contribution to Ford's design and engineering process and solidified our continued involvement in design-stage engineering projects. Our Full-Service Supplier Status contributed to our selection by Ford to participate in the design process for the new I4/I5 world engine platform for Ford and Mazda. Over the last five years, we have not lost a production order relating to any product for which we were the design source.

    - WELL POSITIONED ON HIGH VOLUME PRODUCT PLATFORMS: We are a supplier on many of the highest volume product platforms, including the top three and 12 of the top 20 selling vehicles in the U.S. in 1998. In addition, we believe that approximately half of our 1998 North American sales were derived from products manufactured for light vehicles. In recent years, light vehicles have experienced greater sales growth than passenger cars. High volume light vehicle platforms and models on which we have content include the Ford F-Series and Ranger trucks, Explorer, Expedition and Windstar and the GM Silverado and S-10 trucks and Blazer. We also supply products for high volume passenger cars including Ford's Taurus/Sable and Contour/Mystique and GM's Cavalier/Sunfire and Malibu/Intrigue.

    - INDUSTRY LEADING PRODUCT QUALITY: Our customers recognize us for our high product quality and low levels of defective parts. Quality control begins during the smelting process with metallurgic analysis and continues through the manufacturing, machining and assembly processes through visual and automated quality inspections. During 1998, we produced finished aluminum die cast components and assemblies with less than 44 defective parts per million, which we believe is among the lowest defect rates in the automotive aluminum die casting industry. Our facilities in the United States are ISO 9001 and QS-9000 certified and our facilities in the U.K. and Spain are ISO 9000 and QS-9000 certified. We are a Ford Q1 supplier and a GM S.P.E.A.R.1 supplier.

    - PROVEN MANAGEMENT TEAM: Our management has a proven track record of achieving profitable growth and significant industry experience. Our sales increased from $114.1 million in 1994 to $295.7 million in 1998, representing a 26.9% compound annual growth rate. Over the same period, we have consistently maintained EBITDA margins above 26%. The 18 most senior members of our management average over 20 years of experience in the automotive industry and our chief executive officer, Charles M. Waldon, has over 30 years of experience in the automotive aluminum die casting industry.

BUSINESS STRATEGY

    Our strategic objective is to become the leading global supplier of aluminum die castings to OEMs. With the acquisitions of Morris Ashby and Ansola, we have the capability to globally manufacture a complete range of automotive aluminum die cast engine and drivetrain components and assemblies. Key elements of our strategy include the following:

    - CONTINUE TO INCREASE LARGE ALUMINUM CASTING BUSINESS: We invested approximately $40 million in our Gateway facility over the past two years in order to meet Ford's need for a high quality, reliable supplier of transmission cases for its F-Series trucks. As a result of our success in meeting Ford's accelerated launch schedule for these transmission cases, we were awarded transmission case business for the Ford Ranger and Explorer. We believe that we are well positioned to meet the demands of Ford, GM and other OEMs for larger aluminum castings, including additional transmission cases and engine blocks.

    - MAXIMIZE PROFITABILITY OF ACQUIRED OPERATIONS: We believe that significant operating improvements remain to be realized at Morris Ashby and Ansola and we have implemented several initiatives to maximize the profitability of these operations. In order to concentrate on our core, higher margin automotive business, we are phasing out the non-automotive aluminum die castings manufactured at Morris Ashby and Ansola, which represented approximately 6% of our 1998 sales. Other major initiatives currently underway at Morris Ashby and Ansola include:

       - Improving cycle times to levels currently experienced at J.L. French, which would represent an estimated 30% improvement from current levels;

       - Increasing machining and assembly operations to levels currently performed at J.L. French, which will increase the value-added content of their products; and

       - Manufacturing products for new European business, which historically would have been produced at J.L. French, at Morris Ashby and Ansola, which is expected to increase capacity utilization at their operations.

    - PURSUE CONTINUOUS OPERATING IMPROVEMENTS: We continuously seek to enhance our manufacturing equipment and processes to maximize throughput, product quality and timeliness of delivery and to minimize scrap and equipment down time. Utilizing the expertise of our manufacturing and engineering personnel, we regularly upgrade our production equipment and processes through substantial investments in both new equipment and modifications of existing equipment. The machinery used throughout our manufacturing processes is robust and highly customized and, in conjunction with our maintenance program, allows us to operate with faster cycle times and to reduce scrap rates and equipment down time. This operating philosophy has allowed J.L. French to achieve productivity levels across all product lines that we believe are significantly higher than those of our competitors.

    - ESTABLISH RELATIONSHIPS WITH NEW CUSTOMERS: We seek to diversify our customer base and increase volume by selectively pursuing relationships with new customers. Historically we have focused on strengthening our relationships with Ford and GM. As we continue to expand globally and increase the range of castings we produce, we actively pursue relationships with other global OEMs. For example, we recently obtained our first firm order from Audi.

    - DESIGN AND ENGINEER HIGH VALUE-ADDED ASSEMBLIES: Our technical design and engineering capabilities and our efficient manufacturing operations enable us to secure sole-source relationships for large, highly-engineered products, primarily assemblies that require machining and attachment of various parts. These products typically represent higher dollar content per vehicle and generate higher margins than non-machined or assembled components.

    - CONTINUE TO DEVELOP GLOBAL SUPPLY CAPABILITIES: In 1998, over 70% of total worldwide passenger vehicle production occurred outside North America. To meet OEMs' increasing preference for full-service suppliers with global capabilities, we expanded our manufacturing operations into new geographic markets through our strategic acquisitions of Morris Ashby and Ansola. Continued global expansion is fundamental to our strategy of becoming the leading supplier of aluminum die cast assemblies for OEMs world-wide. We anticipate that our future international expansion will occur in Latin America, the Asia-Pacific region and Europe.

    - PURSUE STRATEGIC ACQUISITIONS: We compete in a growing, highly fragmented, worldwide market that provides numerous potential acquisition opportunities. Together with Hidden Creek, we have substantial experience in completing and integrating acquisitions within the automotive supply industry and believe that this experience helps us select and pursue acquisition opportunities that meet our criteria of: (1) broadening our geographic coverage and strengthening our ability to supply products on a global basis; (2) adding new customers; (3) increasing both the number of models for which we supply products and the content level on existing models; and (4) providing additional and complementary product, manufacturing and technical capabilities.

PRODUCTS

    The following table sets forth the percentage of sales derived from the sale of certain products in 1998:

                    PERCENTAGE OF SALES BY PRODUCT CATEGORY

                                                                                  YEAR ENDED
PRODUCT CATEGORY                                                               DECEMBER 31, 1998
---------------------------------------------------------------------------  ---------------------
Medium to Large Automotive Aluminum Die Castings
  Oil Pans.................................................................               33%
  Engine Front Covers......................................................               14%
  Transmission Cases.......................................................                8%
  Ladderframes.............................................................                2%
  Timing Chain Housings....................................................                2%
  Cam Covers...............................................................                2%
  Water Pump Housings......................................................                1%
Small Automotive Aluminum Die Castings.....................................               17%
Tooling....................................................................               15%
Other Products.............................................................                6%
                                                                                         ---
  Total....................................................................              100%
                                                                                         ---
                                                                                         ---

    Set forth below is a brief description of our principal products and their applications:

    OIL PANS. An aluminum oil pan is attached to the engine block for the primary purpose of serving as a reservoir for oil used in the lubrication of engine galleries and bearings. The oil pan is an example of a product that was at one time inexpensively stamped from steel but has been converted to a higher cost aluminum casting due to the multiple benefits provided by aluminum. Aluminum oil pans offer several significant benefits which offset their higher cost, including: (1) better sealing characteristics; (2) greater structural integrity; (3) better harmonics resulting in reduced vibration and a quieter engine; and (4) better heat dissipation characteristics. In 1998, we produced, on average, over 14,000 oil pans per day. Oil pans range in weight from five to 12 pounds.

    ENGINE FRONT COVERS. The engine front cover bolts over the crankshaft snout, holding the oil seal at the front of the crankshaft in place. In 1998, we produced, on average, over 9,500 engine front covers per day. Engine front covers range in weight from four to eight pounds.

    TRANSMISSION CASES. The transmission case houses the clutches, bands, gearsets and inner ends of the transmission shafts. We began producing transmission cases in November 1997 and reached our current level of production in the second half of 1998. In 1999, we expect to produce, on average, over 2,000 transmission cases per day. Such transmission cases weigh over 45 pounds.

    LADDERFRAMES. The ladderframe is an intermediate structure between the engine block and a stamped-steel oil pan. It provides similar structural integrity and harmonics characteristics as an aluminum oil pan. Its design incorporates a windage baffle which protects the lubrication of the crankshaft, replacing a stamped steel component. We began production of ladderframes in 1998. In 1998, we produced, on average, 500 ladderframes per day. Ladderframes weigh approximately 11 pounds.

    TIMING CHAIN HOUSINGS. The timing chain housing bolts over the crankshaft snout, holding in place the oil seal at the front of the crankshaft. The timing chain housing is similar to an engine front cover, except that it is used in engines that have a gear or chain type crankshaft drive. In 1998, we produced, on average, over 1,000 timing chain housings per day. Timing chain housings weigh approximately six pounds.

    CAM COVERS. The cam cover is the overhead housing for the camshaft. In 1998, we produced, on average, over 500 units per day. Cam covers range in weight from seven to eight pounds.

    WATER PUMP HOUSINGS. The water pump housing forms the main body of the water pump, a mechanism that forces water through the engine block, cylinder head, intake manifold, hoses and radiator. In 1998, we produced, on average, over 2,000 water pump housings per day. Water pump housings weigh approximately three pounds.

    SMALL AUTOMOTIVE ALUMINUM DIE CASTINGS. As a result of our acquisitions of Morris Ashby and Ansola, we generated approximately 17% of our 1998 sales from production of over 150 small automotive aluminum die cast components (generally weighing less than three pounds).

    TOOLING. We generated approximately 15% of our 1998 sales from aluminum die cast tooling in connection with our sales of aluminum die castings, as well as directly to third parties.

    OTHER PRODUCTS. Also as a result of our acquisitions of Morris Ashby and Ansola, we generated approximately 6% of our 1998 sales from non-automotive aluminum die cast components, primarily small home appliances and white goods parts. We intend to phase-out all non-automotive product offerings over the next two to three years.

CUSTOMERS AND MARKETING

    The North American automotive market is dominated by GM, Ford and DaimlerChrysler, with Japanese and other foreign manufacturers accounting for approximately 20% of the market. Our principal customers include OEMs, Tier 1 automotive suppliers and, to a lesser extent, European white good manufacturers. Approximately 78% of our 1998 sales were derived from OEMs, largely Ford and GM, which we supply on a global basis. Our second largest category of customers is Tier 1 automotive suppliers, such as ACD Trident, Boge, Robert Bosch, Breed Technologies, Continental, Delphi Automotive Systems, Happich, LucasVarity, Knorr Brense, Nastech and Phoenix. Sales to these customers are made principally through our European operations and represented approximately 16% of our 1998 sales.

    The following is a summary of our significant customers for each of our last three years:

                                                                                  YEAR ENDED DECEMBER 31,
                                                                           -------------------------------------
CUSTOMER                                                                      1996         1997         1998
-------------------------------------------------------------------------     -----        -----        -----
Ford.....................................................................          58%          60%          58%
GM.......................................................................          42%          39%          20%
Tier 1 Suppliers.........................................................          --           --           16%
Other....................................................................          --            1%           6%
                                                                                  ---          ---          ---
  Total..................................................................         100%         100%         100%
                                                                                  ---          ---          ---
                                                                                  ---          ---          ---

    In 1998, more than 70% of total worldwide passenger vehicle production occurred outside of North America. Largely as a result of our acquisitions of Morris Ashby and Ansola, we derive a significant amount of our sales from outside of North America. Set forth below is a summary of our 1998 sales to customers located in the following geographic regions:

                                                                                  YEAR ENDED
REGION                                                                         DECEMBER 31, 1998
---------------------------------------------------------------------------  ---------------------
North America..............................................................               63%
Europe.....................................................................               36%
Other......................................................................                1%
                                                                                         ---
  Total....................................................................              100%
                                                                                         ---
                                                                                         ---

    Our customers award contracts for a particular car or truck platform, which may include more than one model. Such contracts range from one year to the life of the platform, which is generally three to seven years, and do not require the purchase by the customer of any minimum number of units.

    The following table presents an overview of the major models for which we have orders to supply products on current vehicles:

CUSTOMER                           COMPONENT OR ASSEMBLY                   VEHICLE
----------------------------  -------------------------------  -------------------------------
OEMS:
  Ford......................  Oil Pan                          Escort/Tracer
                              2.5L Modular Oil Pan             Contour/Mystique, Ranger, Mazda
                              3.8/4.2L Oil Pan                 Mustang, F-Series, Windstar
                              4.6L 4V Cam Cover                Mustang, Continental
                              3.8/4.2L Front Cover             Mustang, F-Series, Windstar
                              3.0L Front Cover                 Taurus/Sable
                              3.8/4.2L Water Pump Housing      Mustang, F-Series, Windstar
                              3.0L Oil Pan                     Taurus/Sable
                              4.6/5.4/6.8L Front Cover         Mustang, Town Car, Grand
                                                               Marquis/Crown Victoria, F-
                                                               Series
                              Transmission Case                F-Series
                              Transmission Case                Ranger/Explorer
                              Zeta Oil Pan                     Mondeo, Contour/ Mystique,
                                                               Fiesta/Ka
                              Sigma Oil Pan                    Fiesta/Ka
                              1.3L HCS Oil Pan                 Escort, Fiesta/Ka
                              Zetec Ladderframe                Mondeo, Contour/ Mystique,
                                                               Fiesta/Ka
                              2.0/2.4/3.0L Cam Carrier         Light truck diesel engine
                              Brackets                         Various
                              Bearing Caps                     Various
  Ford (Hungary, Brazil)....  Housing for 1.1-2.9 KW starter   Various
                              motors

CUSTOMER                           COMPONENT OR ASSEMBLY                   VEHICLE
----------------------------  -------------------------------  -------------------------------
  Ford (Portugal)...........  Housing for airbag electronic    Various
                              control units
  Ford (Spain)..............  Bottom covers and heatsinks for  Various electronic systems
  Ford (Jaguar).............  Cam covers                       Various
                              Fascia panels (ashtrays)         Various
  GM........................  3.1L Oil Pan                     Century, Regal, Skylark,
                                                               Lumina, Cutlass, Achieva, Grand
                                                               Prix, Grand Am, Malibu, Monte
                                                               Carlo, Intrigue
                              2.4L Timing Chain Housing        Cavalier, Achieva, Skylark,
                                                               Grand Am, Sunfire
                              4.3L Oil Pan                     Van, Sports Van, Blazer, Astro,
                                                               GMT800, S-10, GMC Jimmy,
                                                               Vandura, Safari, Bravada
                              3.8L Oil Pan                     Camaro, Firebird, Riviera, Park
                                                               Avenue, Century, Regal

TIER 1 SUPPLIERS:
  ACD Trident...............  Motor subassembly components     Various
  Boge......................  Vibration control cast mounts    Various
                              for engines
  Breed Technologies........  Self-return safety belt          Various
                              spoolers
  Delphi Automotive           Steering system housings and     Various GM
    Systems.................  engine covers
  Happich...................  Roof rack center brackets        Various Opel and Mercedes
  Knorr Brense..............  Braking systems                  Various heavy trucks
  LucasVarity...............  Housings                         Various
  Nastech...................  Steering column components       Various Volkswagen
  Phoenix...................  Drive-shaft control mounts       Various
  Phoenix, Continental......  Vibration-control cast mounts    Opel Astra
                              for engines and gear boxes
  Robert Bosch..............  Electronic circuit housings      Various
                              (ABS, Airbag, etc.)

    We typically pursue new business opportunities that have the three key characteristics summarized below:

    - HIGH VOLUME PRODUCTION, LONG PRODUCTION RUNS. Production runs for our targeted parts typically last seven years with desired production ranging from 16 to 24 hours a day, five to six days a week.

    - HIGHLY-ENGINEERED COMPONENTS WITH EXTENSIVE MACHINING AND ASSEMBLY REQUIREMENTS. Components requiring extensive machining operations and engineered assembly provide the opportunity for enhanced profitability because of the strength and efficiency of our machining and assembly operations. Our ability to deliver production-line-ready components enhances our role in the production process while increasing our importance to OEMs.

    - SOLE SOURCE SUPPLY RELATIONSHIPS. We typically do not pursue contracts which involve more than one supplier or internal OEM competition.

DESIGN AND ENGINEERING SUPPORT

    We work with our customers' engineering and development teams at the beginning of the design process for new components and assemblies or the redesign process for existing components and assemblies in order to maximize production efficiency and quality. These processes may take place from one to five years prior to the commencement of production. On average, development of a new component takes 12 to 24 months during the design phase, while the re-engineering of an existing part may take from one to six months, depending on the extent of the redesign. Early design involvement can result in a product that meets or exceeds the customer's design and performance requirements and is more efficient to manufacture. In addition, our involvement enhances our position for bidding on such business.

    Consistent with our value-added engineering focus, we have developed strong relationships with the engineering departments of our customers. These relationships not only help identify new business opportunities, but also enable us to compete based on the quality of our products and services, rather than exclusively on price.

    We are currently involved in the design stage of several products for our customers and will begin production of these products in the years 2000 to 2002. For example, we are presently working with engineers at Ford and Mazda to design the new I4/I5 world engine platform. Following full ramp up, we expect our sales from this engine platform to be nearly $20.0 million per year.

MANUFACTURING

    The entire production process from aluminum scrap or ingot to production-line-ready aluminum die cast product typically takes under four hours, depending upon the amount of machining and assembly associated with the particular component. Although our production facilities currently utilize slightly different processes, we are establishing uniform processes to elevate the efficiency of Morris Ashby and Ansola to that of J.L. French.

    OPERATIONS MANAGEMENT. We are in the process of implementing operations management systems at Morris Ashby and Ansola which will closely resemble the systems utilized by our North American operations. J.L. French uses a system which enables management to track its production and costs every two hours. Inefficiencies in production are detected and remedied quickly. Similarly, factory workers are highly incentivized to operate efficiently. Workers are evaluated based on their production rate for completed salable components and are monitored for inefficient production or the production of defective components.

    Morris Ashby and Ansola use cellular manufacturing techniques. This product-specific method enables the operator to obtain timely information about components being produced in the machine cell, leading to rapid responses to problems. Production at Morris Ashby is controlled through the use of proprietary software programs, which monitor each production operation. This PC-based system monitors up to 25 critical parameters during each cycle, compares the results to preset parameters and instructs the robotic extractor to segregate any castings that are produced outside the process parameters for further analysis. Information on parameters is accumulated for future use to correct problems, improve efficiency and implement process designs.

    ALUMINUM SMELTING. J.L. French's manufacturing process begins with the smelting of aluminum. Smelting is the process of refining metal and altering its chemical composition by adding or removing elements. By having this expertise in-house, J.L. French is able to purchase lower grade, less expensive, scrap aluminum and refine it to a level suitable for high quality aluminum die castings. The potential financial benefit of adding secondary smelting capabilities at Morris Ashby and Ansola is currently being reviewed. These operations currently melt purchased 380 grade aluminum for use in manufacturing.

    CASTING PROCESS. Once the aluminum has been melted and properly formulated, die cast products are made primarily by using the high pressure die casting process, which is most commonly used for high volume, thin-wall applications. In this process, molten aluminum alloy is "shot" into a mold. Pressure of up to 20,000 pounds per square inch is applied to the aluminum within the die to maximize consistency and to eliminate air pockets. The aluminum is then quickly cooled and solidified. The casting is then removed from the die and the process is repeated. This process from molten aluminum to solidified casting represents one cycle.

    Once the castings have cooled, excess aluminum is trimmed from the component's edges and recycled for remelting and use in another casting. The "cast and trimmed" component is then visually inspected. If the component passes this test, it is ready for shot blasting, a process whereby the exterior surfaces of the component are blasted with steel shot to remove any sharp edges. Cast and trimmed components are gauged and leak tested prior to shipment. We sell some cast and trimmed components, but generally seek to perform additional machining and assembly to yield a higher profit margin.

    The large casting operations at J.L. French and a significant portion of the operations at Morris Ashby and Ansola use robotics. The benefits of robotics include: (1) the ability to operate in a high temperature or otherwise inclement environment; (2) the ability to handle larger castings without fatigue; (3) consistency of performance; and (4) labor savings. Management selectively determines which operations should incorporate robotics based on a cost/benefit analysis.

    MACHINING. We utilize a mix of specially designed dedicated machining centers and computer numerically controlled ("CNC") machines in our machining operations. Because of its concentration on high volume programs, J.L. French uses mostly dedicated machining centers while Morris Ashby and Ansola use CNC machines, some of which are dedicated to a specific product. Machining capabilities differ by facility, but generally our machining capabilities include: face milling; bore and ream; drill and ream; drill and tap; drill, ream and burnish; hollow milling; contour milling; slit sawing; rotary grinding and routing.

    TESTING. Most of our machined parts are subjected to a pressurized leak test and measured on a virtual condition gauge to determine functionality on key features. On a sample basis, some parts undergo destructive testing to determine mechanical strength at critical points.

    ASSEMBLY. During 1998, we performed machining and assembly operations on approximately 80% of our products manufactured in North America. In addition, our European operations are increasingly performing assembly operations on manufactured components. During the assembly process, purchased parts such as drain plugs, screws, helicoils and gaskets are assembled onto the cast part. Once assembled, all parts are again visually inspected. Part numbers and bar codes are then applied before the part is shipped to the customer. Management believes that our extensive and efficient machining and assembly capabilities are a core competency which provides us with an advantage over our competitors, many of which do not offer machining and assembly services.

    PRODUCT DELIVERY. As a Tier 1 supplier, we are responsible for manufacturing our products on a just-in-time basis. Shipments are generally made by common carrier, as arranged by the customer. To facilitate this delivery system, we utilize direct computer links to our customers. This on-line, real time capability enables us to meet just-in-time manufacturing requirements and to minimize inventories, carrying costs and fixed costs for OEMs and ourselves.

    QUALITY. We believe that we are one of the highest quality manufacturers in the automotive aluminum die casting industry and that the number of defective parts per million pieces shipped to our customers is among the lowest in the industry. The strength of our overall design, production and delivery capabilities is reflected in the supplier quality ratings received from our major customers. J.L. French holds Ford's Q1 award and GM's S.P.E.A.R.1. Since receiving these initial awards, we have successfully maintained our quality ratings, which are subject to annual review, by meeting our customers' specific standards and performance parameters, including maximum allowable defective parts per million. Retention of Q1 and S.P.E.A.R.1 status is instrumental in obtaining new business and maintaining existing programs with our customers. In addition to customer quality recognition, each of our operations are ISO and QS certified, which is required to be a Tier 1 supplier.

COMPETITION

    The aluminum die casting industry is highly competitive and fragmented. We principally compete for new business at the beginning of the development of new models and upon the redesign of existing models. New model development generally begins two to five years before marketing of such models to the public. Once a producer has been designated to supply parts for a new program, an OEM usually will continue to purchase those parts from the designated producer for the life of the program. Competitive factors in the market for our products include product quality and reliability, cost, timely delivery, technical expertise and development capability, new product innovation and customer service. Our major competitors are Ryobi Die Casting (USA), Inc., Nelson Metal Products, Global Technologies, Amcan, Toralcast, Bocar/Auma and Ganton Technologies, as well as the internal aluminum casting operations of GM and DaimlerChrysler.

RAW MATERIALS AND SUPPLIERS

    Our principal raw material is aluminum. We deal with a number of aluminum suppliers and brokers and limit our dealings to parties who have consistently delivered aluminum which meets specified levels of quality and grade. As commodities, aluminum scrap and ingot can be purchased from any of a number of sources with relatively small differences in price between suppliers.

    Due to its large production volume, J.L. French has the necessary scale to economically operate a captive secondary aluminum processing operation at each of its two plants. We purchase less costly scrap aluminum and off-grade aluminum ingot and refine the metal to the required specifications. Unlike our competitors who lack the ability to upgrade aluminum alloy, J.L. French's secondary aluminum smelting capability enables it to lower raw material costs and to control the quality of its processed aluminum. J.L. French has the capacity to process and upgrade up to 110 million pounds of aluminum per year, which currently exceeds its production requirements.

    Our contracts with customers typically provide for price adjustments related to changes in the cost of aluminum alloy, as quoted on the London Metals Exchange. With respect to Ford and GM, these adjustments are made every two and three months, respectively. As a result, we have limited exposure to aluminum market price fluctuations. In late 1997, Ford implemented an initiative in the United States whereby it seeks to reduce its exposure to aluminum price volatility through forward purchases on behalf of its suppliers. Since March 1998, J.L. French has sourced approximately half of its aluminum scrap requirements for Ford at a fixed price from a source selected by Ford.

    In the process of manufacturing production-line-ready parts, we must purchase certain sub-components from manufacturers specified by our OEM customers, including helicoils, drain plugs and gaskets. We seek competitive bids on the parts we purchase if two potential Tier 2 manufacturers of the part are each approved as a supplier to the OEM.

    We employ just-in-time manufacturing and sourcing systems to meet customer requirements for faster deliveries and to minimize our need to carry significant inventory levels. We have not experienced any significant shortages of raw materials and normally do not carry inventories of raw materials or finished products in excess of those reasonably required to meet production and shipping schedules.

EMPLOYEES

    As of June 30, 1999, we had approximately 2,000 employees. Overall, approximately 11% of our employees are salaried and the balance are hourly. While none of the employees at our J.L. French operations are unionized, several of Morris Ashby's and Ansola's operations either recognize a union or have employees that are members of unions as individuals.

PROPERTIES

    Our corporate office is located in Minneapolis, Minnesota and our operating headquarters is located at the Taylor Drive facility in Sheboygan, Wisconsin.

    The following table provides information regarding our principal facilities:

                                                                                          APPROXIMATE
LOCATION                                                           TYPE                  SQUARE FOOTAGE  INTEREST
--------------------------------------------------  -----------------------------------  --------------  ---------
Sheboygan, Wisconsin..............................  Operating Headquarters/Die Casting        260,000    Owned
                                                    Plant (Taylor Drive)
Sheboygan, Wisconsin..............................  Die Casting Plant (Gateway)               240,000    Owned
Witham, England...................................  Administrative/Die Casting Plant          125,000    Leased
Presteigne, Wales.................................  Die Casting Plant                          55,000    Owned
Cheshunt, England.................................  Die Casting Plant                          45,000    Leased
Birmingham, England...............................  Die Casting Plant                           8,000    Owned
Brighouse, England................................  Toolmaking Plant                            4,000    Owned
San Andres de Echevarria, Spain...................  Administrative/Die Casting Plant           54,000    Owned

    We also have sales and service offices located in Ashland, Ohio; Dearborn, Michigan; Chihuahua and Ramos, Mexico; Sao Paulo, Brazil; Bridgend, England; Valencia, Spain; Cologne and Dusseldorf, Germany; and Hiroshima, Japan.

    We believe that substantially all of our property and equipment is in good condition and that we have sufficient capacity to meet our current manufacturing needs. Utilization of our facilities varies with North American and European light vehicle production and general economic conditions in such regions. All of our properties in the United States and the U.K. are pledged as collateral to secure the repayment of our senior credit facility.

LEGAL PROCEEDINGS

    From time to time, we are involved in various disputes and litigation matters that arise in the ordinary course of business. The litigation process is inherently uncertain and it is possible that the resolution of these disputes and lawsuits could have a material adverse effect on us. We believe, however, that the ultimate resolution of any pending litigation, individually or in the aggregate, will not have a material adverse effect on us.

ENVIRONMENTAL MATTERS

    We are subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. We cannot assure you that we are at all times in complete compliance with all such requirements. Although we have made and will continue to make capital and other expenditures to comply with environmental requirements, we do not expect to incur material capital expenditures for environmental controls in 1999 or 2000. Certain of our operations generate hazardous substances and wastes. If a release of hazardous substances occurs on or from our properties or any associated offsite disposal location, or if contamination is discovered at any of our current or former properties, we may be held liable, and the amount of such liability could be material.

    We plan to remove an underground storage tank and address associated contamination at our Presteigne, U.K. facility. We are also studying how to upgrade the drainage systems at our Cheshunt, U.K. facility and address petroleum contamination that may be associated with past drainage. The cost of these matters is currently not expected to be material, unless contamination is discovered that is much more extensive than has been estimated by our environmental consultants.

    As part of our acquisition of Ansola, the sellers of Ansola agreed to indemnify us, subject to certain limitations, for environmental liabilities resulting from the sellers' operation of Ansola, including a specific indemnity for clean up of certain areas of contamination identified at the San Andres de Echevarria, Spain facility during our due diligence. An escrow was established in the amount of 230 million pesetas (about $1.6 million) to secure the sellers' environmental and other indemnification obligations. The escrow decreases in steps beginning in April 1999 and expires in July 2003. In light of the decreasing escrow, we plan to address the areas of contamination in 1999 and obtain indemnification from the sellers. We cannot assure you that the sellers will have the ability to indemnify us for amounts exceeding the escrow.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to our directors, executive officers and key employees as of June 30, 1999:

NAME                                                       AGE                      PRINCIPAL POSITION(S)
-----------------------------------------------------      ---      -----------------------------------------------------
S. A. ("Tony") Johnson...............................          59   Chairman and Director
Charles M. Waldon....................................          50   President, Chief Executive Officer and Director
Thomas C. Dinolfo....................................          49   Treasurer and Chief Financial Officer
Paul Buckley.........................................          54   Managing Director of Morris Ashby
Juan Manuel Orbea....................................          47   General Manager of Ansola
Donald W. Porritt....................................          50   Director of Corporate Business Development
Lowell Shoaf.........................................          55   Technical Director
Stephen Southern.....................................          52   Director of Worldwide Sales and Marketing
Robert H. Barton III.................................          66   Director
Dugald K. Campbell...................................          52   Director
A. Kipp Koester......................................          61   Director
John E. Lindahl......................................          54   Director
Carl E. Nelson.......................................          39   Vice President, Secretary and Director
Eric J. Rosen........................................          38   Director
Karl F. Storrie......................................          61   Director

    S. A. ("TONY") JOHNSON has served as Chairman and a Director of French Automotive since the recapitalization. Mr. Johnson is the founder, Chief Executive Officer and President of Hidden Creek. Mr. Johnson is also a general partner of J2R Partners III. Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. Mr. Johnson served as Chairman and a director of Automotive Industries Holding, Inc., a supplier of interior trim components to the automotive industry, from May 1990 to August 1995. Mr. Johnson is also Chairman and a director of Tower Automotive, Inc., a leading designer and producer of structural components and assemblies for the global automotive industry, and Dura Automotive Systems, Inc., a manufacturer of driver control systems, window systems and door systems for the global automotive industry.

    CHARLES M. WALDON has served as President, Chief Executive Officer and a Director of French Automotive since April 1996. Mr. Waldon joined J.L. French in 1983 and became Executive Vice President--Manufacturing in 1987. Prior to joining J.L. French, Mr. Waldon was employed for 16 years by GM in its aluminum die castings operations in Bedford, Indiana.

    THOMAS C. DINOLFO has served as Treasurer and Chief Financial Officer of French Automotive since April 1996. Before joining J.L. French, Mr. Dinolfo was associated with Crucible Materials Corporation for ten years as Corporate Controller and, prior to that time, was employed by KPMG Peat Marwick.

    PAUL BUCKLEY has served as the Managing Director of Morris Ashby since 1996. Mr. Buckley joined Morris Ashby in 1976 as an assistant to the General Manager. Prior to joining Morris Ashby, Mr. Buckley was the service manager for USI Engineering, a manufacturer of the Vertacast die casting machine. He has served as National President of the Die Casting Society, and is currently serving as the National Executive of the Light Metal Founders Association, the trade body of die casting in the United Kingdom.

    JUAN MANUEL ORBEA has served as the General Manager of Ansola since 1977. From 1993 until 1998, Mr. Orbea served as Chairman of the Spanish Technical Association for the Development of Pressure Casting.

    DONALD W. PORRITT has served as Director of Corporate Business Development of French Automotive since October 1998. From 1993 through October 1998, Mr. Porritt served as Vice President of Operations at Nelson Metal Products. From 1984 through 1993, Mr. Porritt was Secondary Operations Manager at J.L. French. Prior thereto, Mr. Porritt was employed for 10 years by GM in its aluminum die castings operations in Bedford, Indiana.

    LOWELL SHOAF has served as Technical Director of French Automotive since June 1998. Before joining J.L. French, Mr. Shoaf was the International Engineering Manager for Bocar S.A. de C.V., Mexico from 1991 to 1997. Prior to that time, Mr. Shoaf served as Vice President of Engineering at J.L. French from 1989 to January 1991.

    STEPHEN SOUTHERN has held the position of Director of Worldwide Sales and Marketing of French Automotive since he joined J.L. French in 1986. Previously, Mr. Southern worked for Madison-Kipp Corporation for four years, and for GM in its aluminum die castings operations in Bedford, Indiana for 17 years.

    DUGALD K. CAMPBELL has served as a Director of French Automotive since May 1999. Mr. Campbell has also served as President, Chief Executive Officer and a Director of Tower Automotive since December 1993. From 1991 to 1993, Mr. Campbell served as a consultant to Hidden Creek. From 1988 to 1991, he served as Vice President and General Manager of the Sensor Systems Division of Siemens Automotive, a manufacturer of engine management systems and components. From 1972 to 1988, Mr. Campbell held various executive, engineering and marketing positions with Allied Automotive, a manufacturer of vehicle systems and components and a subsidiary of AlliedSignal, Inc.

    ROBERT H. BARTON III has served as a Director of French Automotive since 1996. Mr. Barton was elected Chairman of French Holdings, Inc. in October 1996 and Chairman and Chief Executive Officer of American Bumper & Mfg. Co. in April 1997. Mr. Barton was Chief Executive Officer of Alcoa Fujikura Ltd. from May 1984 to December 1996. He currently serves on the Board of Directors of and as senior advisor of Alcoa Fujikura Ltd., and serves on the Board of Directors of HCC Industries, Inc. and American Bumper & Mfg. Co.

    A. KIPP KOESTER has served as a Director of French Automotive since the recapitalization. Mr. Koester has served as a Managing Director of Northwestern Investment Management Company (a Northwestern Mutual Company) since January 1998. From July 1987 through December 1997, Mr. Koester was a vice president at The Northwestern Mutual Life Insurance Company.

    JOHN E. LINDAHL has served as a Director of French Automotive since the recapitalization. Mr. Lindahl is the Managing General Partner of Norwest Equity Partners. Prior to joining Norwest Equity Partners in 1984, Mr. Lindahl was with Norwest Bank for 15 years, where he managed the bank's manufacturing and electronics group, natural resources group and was a senior vice president in charge of middle market lending activities.

    CARL E. NELSON has served as a Director, Secretary and Vice President of French Automotive since the recapitalization. Mr. Nelson has served as a Vice President of Hidden Creek since 1995 and as the Controller of Hidden Creek since June 1992. Mr. Nelson is also a general partner of J2R Partners III. From 1982 to 1992, Mr. Nelson was employed by Arthur Andersen LLP. Mr. Nelson is also a Vice President of Tower Automotive, Inc. and Dura Automotive Systems, Inc.

    ERIC J. ROSEN has served as a Director of French Automotive since the recapitalization. Mr. Rosen is Managing Director of Onex Investment Corp., a diversified industrial corporation and an affiliate of Onex, and served as a Vice President of Onex Investment Corp. from 1989 to February 1994. Prior thereto, Mr. Rosen was employed in the merchant banking group at Kidder, Peabody & Co. Incorporated from 1987 to 1989. Mr. Rosen is also a director of Tower Automotive, Inc. and Dura Automotive Systems, Inc.

    KARL F. STORRIE has served as a Director of French Automotive since May 1999. Mr. Storrie has also served as President, Chief Executive Officer and a Director of Dura Automotive Systems, Inc. since March 1991. Prior to joining Dura Automotive Systems, Inc. and from 1986, Mr. Storrie was Group President of a number of aerospace manufacturing companies owned by Coltec Industries, a multi-divisional public corporation. From 1981 to 1986 and prior to becoming a Group President, Mr. Storrie was a Division President of two aerospace design and manufacturing companies for Coltec Industries. During his thirty-five year career, Mr. Storrie has held a variety of positions in technical and operations management. Mr. Storrie is also a director of Argo-Tech Corporation, a manufacturer of aircraft fuel, boost and transfer pumps.

    Each director is elected to serve until the next annual meeting of stockholders or until a successor is duly elected and qualified. Each of the current directors was elected to the board pursuant to the terms of a stockholders agreement. See "Certain Relationships and Related
Transactions--Investor Stockholders Agreement." Executive officers of French Automotive are duly elected by the board to serve until their respective successors are elected and qualified. There are no family relationships between any of the directors or executive officers of French Automotive.

EXECUTIVE COMPENSATION

    The following table sets forth compensation information for 1998 for French Automotive's chief executive officer and the four other executive officers of French Automotive who were its most highly compensated executive officers for that year. We refer to these officers in this prospectus as the "named executive officers".

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL COMPENSATION
                                                             -------------------------------
                                                   SALARY      BONUS        OTHER ANNUAL           ALL OTHER
NAME AND PRINCIPAL POSITION                        ($)(1)      ($)(1)    COMPENSATION ($)(2)  COMPENSATION ($)(3)
-----------------------------------------------  ----------  ----------  -------------------  -------------------
Charles M. Waldon..............................  $  350,000  $  350,000      $     2,217          $     1,768
  President and Chief Executive Officer

Thomas C. Dinolfo..............................     171,417      55,339            3,716                1,768
  Treasurer and Chief Financial Officer

Stephen Southern...............................     123,846      40,339            2,725                1,768
  Director of Worldwide Sales and Marketing

Paul Buckley...................................     212,018     299,688           10,303               51,990
  Managing Director of Morris Ashby

Juan Manuel Orbea..............................     179,876      33,333(4)           5,000             35,767
  General Manager of Ansola

------------------------------

(1) Includes amounts deferred by employees under French Automotive's 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2) Includes the value of personal benefits and perquisites.

(3) The amounts disclosed in this column include amounts contributed by French Automotive to its 401(k) employees savings plan and profit sharing plan and dollar value of premiums paid by French Automotive for term life insurance on behalf of the Named Executive Officers.

(4) Mr. Orbea received a bonus of $33,333 in connection with the acquisition of Ansola in April 1998.

OPTION GRANT TABLE

    The following table shows all grants of stock options to the named executive officers during the year ended December 31, 1998 under our former stock option plan, which was terminated in connection with the recapitalization. Each of the outstanding options was terminated in exchange for an amount equal to the difference between the per share price paid to the existing stockholders and the exercise price of each such option. In connection therewith, Messrs. Waldon, Dinolfo, Southern, Buckley and Orbea received $5.6 million, $1.6 million, $1.0 million, $0.3 million and $0.2 million, respectively. See "Certain Relationships and Related Transactions--The Recapitalization."

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 NUMBER OF       % OF TOTAL OPTIONS
                                                SECURITIES           GRANTED TO        EXERCISE
                                            UNDERLYING OPTIONS   EMPLOYEES IN FISCAL  PRICE (PER
NAME                                            GRANTED(#)              YEAR            SHARE)      EXPIRATION DATE
------------------------------------------  -------------------  -------------------  -----------  ------------------
Charles M. Waldon.........................          180.645                48.6%       $2,767.24        December 2008
                                                  1,350.000                             1,000.00           April 2005
Thomas C. Dinolfo.........................           54.334                 1.7         2,767.24        December 2008
Stephen Southern..........................           39.923                 1.3         2,767.24        December 2008
Paul Buckley..............................               --                  --               --                   --
Juan Manuel Orbea.........................               --                  --               --                   --

OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table shows aggregate exercises of options in the year ended December 31, 1998 by the named executive officers and the aggregate value of unexercised options held by each named executive officer as of December 31, 1998.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND YEAR-END OPTION VALUES

                                                                                   YEAR-END(#)           YEAR-END($)
                                   SHARES ACQUIRED ON                             EXERCISABLE/           EXERCISABLE/
NAME                                    EXERCISE         VALUE REALIZED ($)     UNEXERCISABLE(1)     UNEXERCISABLE(1)(2)
---------------------------------  -------------------  ---------------------  -------------------  ----------------------
Charles M. Waldon................              --                    --          108.387/1,783.548  $   328,943/$5,332,727
Thomas C. Dinolfo................              --                    --             32.600/130.402          98,939/299,733
Stephen Southern.................              --                    --              23.954/79.846          72,697/197,163
Paul Buckley.....................              --                    --               --/--                             --
Juan Manuel Orbea................              --                    --               --/--                             --

------------------------

(1) All options became vested and were exercised in connection with the recapitalization.

(2) Calculated based on the price paid for redemption of shares in the recapitalization of $4,212 per share less the exercise price of the option.

EMPLOYMENT AGREEMENTS

    We intend to enter into an employment agreement with Mr. Waldon pursuant to which he will serve as President and Chief Executive Officer of French Automotive and will devote his full business time and attention to the business and affairs of French Automotive. The specific terms of the agreement are still being negotiated between the parties.

    Mr. Buckley and Morris Ashby are parties to an employment agreement which provides that Mr. Buckley shall serve as Chief Executive Officer of Morris Ashby and shall devote his full time and attention to the affairs of Morris Ashby. The agreement provides for an annual salary and an annual bonus, based on Morris Ashby's financial performance. The agreement is terminable by either Mr. Buckley or Morris Ashby upon two years' written notice. Morris Ashby may terminate Mr. Buckley immediately without cause by paying Mr. Buckley an amount equal to two years' salary. In the event Mr. Buckley is terminated because he has (1) breached his employment agreement, (2) committed any act of gross negligence or serious incompetence in the performance of his duties, (3) committed a criminal act involving dishonesty, (4) become bankrupt, (5) become of unsound mind or otherwise incapacitated or (6) become prohibited by law from serving as a director of Morris Ashby, Mr. Buckley would not be entitled to any compensation. Mr. Buckley has agreed that for a period of twelve months following the termination of his employment he will not compete within the United Kingdom or Northern Ireland with Morris Ashby or any of its affiliates over which he has had supervisory or managerial control. The agreement automatically terminates upon Mr. Buckley's 60th birthday.

    Mr. Orbea is a party to employment agreements with each of Ansola and Ansola Acquisition Corp., Ansola's parent company, which agreements provide that Mr. Orbea shall serve as General Manager of both companies in exchange for an annual salary and, in the case of Ansola, an annual bonus based on Ansola's financial performance. The agreements are terminable by Ansola or Ansola Acquisition Corp, as the case may be, with or without cause upon three months' written notice. If Mr. Orbea's employment is terminated for any reason other than death, disability or disciplinary reasons based on a serious breach of the employment agreement, Mr. Orbea will be entitled to receive an amount equal to his salary for twenty-one months. In addition, Mr. Orbea would be entitled to such amount in the event that he terminates his employment on the ground that: (1) there has been a substantial modification in his working conditions, (2) there has been a serious breach by Ansola or Ansola Acquisition Corp. of their respective obligations under the employment agreements, or (3) there has been a significant change in the ownership of either of the companies and he terminates his employment within three months thereafter. Mr. Orbea has agreed that for two years from the date of the termination of his employment he will not compete with Ansola and will receive in exchange a non-compete payment equal to one year of his base salary under each of his employment agreements.

COMPENSATION OF DIRECTORS

    French Automotive does not currently compensate directors for serving as a director or on committees of the board or pay directors any fees for attendance at meetings of the board, although French Automotive may elect to compensate directors in the future. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at board and committee meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The Issuer's authorized capital stock consists of six classes of common stock designated as class A common stock, class B common stock, class C common stock, class D-1 common stock, class D-2 common stock and class E common stock. As of June 30, 1999, we had the following shares issued and outstanding (in each case, rounded to the nearest share): 6,998 shares of class A common stock, 17,100 shares of class B common stock, 4,275 shares of class C common stock, 5,510 shares of class D-1 common stock, 5,700 shares of class D-2 common stock and 2,802 shares of class E common stock. Our outstanding classes of common stock generally differ with respect to dividend, liquidation preference and voting rights. The holders of each of our outstanding classes of common stock are entitled to receive distributions, whether as a dividend, liquidating distribution or otherwise and whether in cash, property or securities, based on the aggregate number of shares of such class outstanding as a percentage of the total number of shares of common stock outstanding. These distributions will be allocated between the various classes as set forth in our certificate of incorporation. Each outstanding share of common stock (other than shares of class D-2 common stock, which are non-voting) is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise required by our certificate of incorporation or applicable law, all of our classes of voting common stock (other than the class D-2 common stock) vote together as a single class on all matters submitted to a vote of the stockholders, including the election of directors.

    The table below sets forth certain information regarding the equity ownership of French Automotive as of June 30, 1999 by: (1) each person or entity known by us to beneficially own five percent or more of a class of our voting common stock, (2) each director and named executive officer and (3) all of our directors and executive officers as a group. Unless otherwise stated, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name. Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934.

                                                                                                           PERCENT OF
                                                                                 NUMBER OF   PERCENT OF      VOTING
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                                CLASS      SHARES        CLASS       POWER(1)
-------------------------------------------------------------------  ---------  -----------  -----------  -------------
ONEX American Holdings LLC(2)(3)...................................  Class B        17,100          100%           87%
J2R Partners III(4)................................................  Class C         4,275          100%           (3)
                                                                     Class E         2,802          100%
Windward Entities(5)...............................................  Class A         4,748           68%           13%
The Northwestern Mutual Life Insurance Company(6)..................  Class D-1       3,800           69%           (3)
Robert W. Baird & Co. Entities(7)..................................  Class D-1       1,520           28%           (3)
S. A. Johnson(8)...................................................  Class A           660            9%           (3)
                                                                     Class C         4,275          100%
                                                                     Class E         2,802          100%
Charles M. Waldon..................................................  Class A           719            8%           (3)
Thomas C. Dinolfo..................................................  Class A           142            2%           (3)
Stephen Southern...................................................  Class A            95            1%           (3)
Paul Buckley.......................................................  Class A           200            2%           (3)
Juan Manuel Orbea..................................................  --                 --           --            --
Robert H. Barton III...............................................  --                 --           --            --
Dugald K. Campbell(11).............................................  Class A            83            *            (3)
                                                                     Class C         4,275          100%
                                                                     Class E         2,802          100%
A. Kipp Koester(9).................................................  Class D-1       3,800           69%           (3)
John E. Lindahl(10)................................................  Class D-2       3,420           60%           (3)
Carl E. Nelson(11).................................................  Class A           149            2%           (3)
                                                                     Class C         4,275          100%
                                                                     Class E         2,802          100%
Eric J. Rosen(2)(3)................................................  Class B        17,100          100%           87%
Karl F. Storrie(11)................................................  Class A            83            *            (3)
                                                                     Class C         4,275          100%
                                                                     Class E         2,802          100%
All directors and officers as a group (13 persons).................  All            33,528           --            87%

------------------------------

   * Denotes less than one percent.

 (1) Except as otherwise required by our certificate of incorporation or applicable law, all of our classes of voting common stock vote together as a single class on all matters submitted to a vote of the stockholders, including the election of directors.

 (2) ONEX American Holdings LLC ("ONEX AH LLC") has shared voting power over 31,938 shares of common stock (see footnote (3)). Mr. Rosen, a Director of French Automotive, is Managing Director of Onex Investment Corp. and, as a result, may be deemed to have beneficial ownership of the shares held by ONEX AH LLC. Mr. Rosen disclaims beneficial ownership of all shares of class B common stock owned by ONEX AH LLC. ONEX AH LLC and Onex Investment Corp. are both wholly owned subsidiaries of Onex. The address for ONEX AH LLC and Mr. Rosen is c/o Onex Investment Corp., 712 Fifth Avenue, 40th Floor, New York, New York 10019.

 (3) ONEX AH LLC, J2R Partners III, The Northwestern Mutual Life Insurance Company, Robert W. Baird & Co. Entities (as defined below), Messrs. Johnson, Waldon and Nelson and all of French Automotive's other existing stockholders (other than the Windward Entities (as defined below)) have entered into a stockholders agreement pursuant to which such stockholders agreed to vote their shares of common stock in the same manner as ONEX AH LLC votes its shares on the election of Directors and, with the exception of Northwestern Mutual Life, on all other matters presented to French Automotive's stockholders for a vote and, to the extent permitted by law, granted to ONEX AH LLC a proxy to effectuate such agreement. As a result, ONEX AH LLC has voting control of approximately 87% of our common stock.

 (4) The general partners of J2R Partners III are S.A. Johnson, Dugald K. Campbell, Karl F. Storrie, Scott D. Rued, Robert R. Hibbs, Carl E. Nelson, David J. Huls, Mary L. Johnson, Judith A. Vijums and Daniel F. Moorse. The address for J2R Partners III is c/o Hidden Creek, 4508 IDS Center, Minneapolis, Minnesota 55402.

 (5) Includes 371 shares of class A common stock owned by Windward/Metropolitan, L.L.C. and 4,377 shares of class A common stock held by Windward/Park WACI, L.L.C. (collectively, the "Windward Entities"). The Windward Entities, due to their common control, may be deemed to beneficially own each other's shares, but each disclaims such beneficial ownership. The address for each of the Windward Entities is c/o Windward Capital Partners, L.P., 1177 Avenue of the Americas, 42nd Floor, New York, New York 10036.

 (6) The address for Northwestern Mutual Life is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. NML indirectly owns 64% of the outstanding capital stock of Robert W. Baird & Co. Incorporated.

 (7) Includes 380 shares of class D-1 common stock owned by Robert W. Baird & Co., 278 shares of class D-1 common stock owned by BCP Affiliates Fund L.P. and 862 shares of class D-1 common stock owned by BCP II Limited Partnership (collectively, the "Robert W. Baird & Co. Entities"). The Robert W. Baird & Co. Entities, due to their common control, may be deemed to beneficially own each other's shares, but each disclaims such beneficial ownership. The address for the Robert W. Baird & Co. Entities is c/o Robert
     W. Baird & Co., 277 W. Monroe St., Suite 2100, Chicago, Illinois 60606.

 (8) Includes 4,275 shares of class C common stock and 2,802 shares of class E common stock owned by J2R Partners III, of which Mr. Johnson is a general partner, and 660 shares of class A common stock owned by Mr. Johnson. The address for Mr. Johnson is c/o Hidden Creek, 4508 IDS Center, Minneapolis, Minnesota 55402.

 (9) Includes 3,800 shares of class D-1 common stock owned by Northwestern Mutual Life, of which Mr. Koester is a Managing Director. Mr. Koester disclaims beneficial ownership of the shares owned by Northwestern Mutual Life. The address for Mr. Koester is c/o Northwestern Mutual Life, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

 (10) Includes 3,420 shares of class D-2 common stock owned by Norwest Equity Capital, L.L.C., an affiliate of Norwest Equity Partners, of which Mr. Lindahl is Managing General Partner. The address for Mr. Lindahl is c/o Norwest Equity Partners, 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402.

 (11) Includes 4,275 shares of class C common stock and 2,802 shares of class E common stock owned by J2R Partners III, of which Messrs. Nelson, Campbell and Storrie are general partners. Each of Messrs. Nelson, Campbell and Storrie disclaims beneficial ownership of the shares owned by J2R Partners
      III. The address for each of them is c/o Hidden Creek, 4508 IDS Center, Minneapolis, Minnesota 55402.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE RECAPITALIZATION

    The recapitalization was completed on April 21, 1999 pursuant to a recapitalization agreement dated March 29, 1999 by and among us, our stockholders prior to the recapitalization, who are referred to in this prospectus as the existing stockholders, and JLF Acquisition LLC, a newly formed transitory investment entity. Subsequent to the date of the recapitalization agreement, but prior to the date of the recapitalization, JLF Acquisition assigned all of its rights and obligations under the recapitalization agreement to Onex, J2R and the other equity investors.

    Pursuant to the recapitalization agreement, we redeemed for $348.8 million in cash 87% of our outstanding shares of common stock and all of our outstanding shares of preferred stock and we paid $21.5 million in cash to the holders of outstanding stock options in exchange for the cancellation of their options. In addition, we made a payment of $5.9 million to those persons who were stockholders prior to the recapitalization based on a post-closing determination of the amount of our working capital as of the closing date of the recapitalization. In connection with the recapitalization, the existing stockholders converted all shares of class B common stock not redeemed into shares of class A common stock. Included in this conversion was all of the common stock owned by our chief executive officer, Charles M. Waldon. As a result of the redemption and the conversion, these stockholders currently own 5,348 shares of class A common stock, representing approximately 13% of the outstanding common stock.

    As part of the recapitalization, we filed an amendment to our certificate of incorporation, which amendment created our current capital structure, consisting of six classes of common stock, as described under "Security Ownership of Certain Beneficial Owners and Management." The equity investors then purchased for an aggregate purchase price of $156.0 million an aggregate of 37,038 shares of common stock from French Automotive. As a result of the recapitalization, the equity investors own approximately 87% of our common stock, representing 85% of the voting power.

    As a result of the recapitalization, Windward received approximately $348.8 million in cash in connection with the redemption of its shares of common stock and preferred stock and $85.0 million in cash in connection with the repayment of the old subordinated notes.

    Pursuant to the recapitalization agreement, the existing stockholders have agreed to indemnify us and the equity investors for all liabilities and other losses arising from any breach by French Automotive or any of the existing stockholders of certain representations and warranties contained in the recapitalization agreement. These representations relate to the capitalization of the French Automotive and to the share ownership of the existing stockholders, which representations survive indefinitely, and to the amount of our existing indebtedness, which representation survives until the fourth anniversary of the recapitalization. The existing stockholders do not have an obligation to indemnify us and the equity investors for any losses once the aggregate of all indemnified losses exceeds the price paid by French Automotive to redeem the existing stockholders' capital stock.

    The foregoing summary of the material terms of the recapitalization agreement and related matters does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the recapitalization agreement, including the related exhibits and schedules. You may obtain a copy of the recapitalization agreement from us.

INVESTOR STOCKHOLDERS AGREEMENT

    French Automotive and each of its stockholders are parties to an investor stockholders agreement, dated as of April 21, 1999. The stockholders agreement provides that our board of directors will be established at seven directors and will be comprised of: (1) three representatives designated by J2R, two of whom shall initially be S.A. Johnson and Carl E. Nelson, (2) two representatives designated by

Onex, which representatives shall initially be Eric J. Rosen and Charles M. Waldon, (3) one representative designated by Windward, which representative shall initially be Robert H. Barton III and (4) one representative designated by Northwestern Mutual Life, which representative shall initially be A. Kipp Koester. The parties to the stockholders agreement subsequently voted to increase the size of our board of directors to nine directors and have appointed Karl F. Storrie and Dugald K. Campbell to fill these vacancies. In addition, each party to the stockholders agreement has agreed to consent to a sale of French Automotive if such sale is approved by our board of directors.

    Except for Windward, each of the parties to the stockholders agreement has also agreed to vote their common stock as directed by Onex on the election of directors and, with the exception of Northwestern Mutual Life, on all other matters submitted to a vote of stockholders, and has granted the person who is at any time the president of Onex a proxy to vote its common stock. The voting provisions of the stockholders agreement automatically terminate upon the sale by French Automotive of at least 20% of its common stock, on a fully diluted basis, in a underwritten public offering.

    The stockholders agreement generally restricts the transfer of any shares of common stock held by the parties to the stockholders agreement by granting certain parties thereto rights of first offer and participation rights in connection with any proposed transfer by any other party, with certain exceptions. In addition, we have agreed not to issue to any person at any time prior to an initial public offering of equity securities, any shares of common stock or any other securities entitled to participate in distributions or to vote (or securities convertible or exercisable for any of the foregoing) unless the parties to the stockholders agreement are given the opportunity to purchase their pro rata share at the same price and on the same terms, subject to certain exceptions.

REGISTRATION AGREEMENT

    In connection with the recapitalization, each of our stockholders entered into a registration agreement. Pursuant to the registration agreement, the holders of a majority of (1) the shares of class B common stock issued pursuant to the recapitalization, or issued or issuable in respect of such securities, and (2) any other shares of common stock held by persons holding any of the foregoing may request, at any time, up to five registrations of all or any part of their common stock on Form S-1 or any similar long-form registration statement or, if available, an unlimited number of registrations on Form S-2 or S-3 or any similar short-form registration statement, each at our expense. At present, ONEX AH LLC owns all of the outstanding class B common stock. In the event that the holders of these securities make such a demand registration request, all other parties to the registration agreement will be entitled to participate in such registration. In the event that none of these securities are outstanding, the holders of a majority of (1) the common stock issued pursuant to the recapitalization, or issued or issuable with respect thereto, and (2) any common stock held by persons holding any of the foregoing will be entitled to exercise these demand registration rights. The registration agreement also grants to the parties thereto piggyback registration rights with respect to all other registrations by us and we will pay all expenses related to such piggyback registrations.

MANAGEMENT STOCKHOLDERS AGREEMENT

    On July 16, 1999, we, Onex and members of our management who own shares of our common stock, including Messrs. Waldon, Dinolfo, Buckley, Porritt, Shoaf and Southern, entered into a management stockholders agreement. At the same time, we sold to 32 of our managers 1,653 shares of our class A common stock, representing approximately 3.8% of our outstanding common stock. The amount of management stock held by each of our executive officers is as set forth in "Security Ownership of Certain Beneficial Owners and Management." Each management stockholder purchased such stock at a price of $4,212 per share, which is the per share amount paid by the equity investors in connection with the recapitalization. The agreement permits the management stockholders to borrow up to half of the purchase price of their stock, with such stock being pledged to secure repayment of the loan.

    Pursuant to this agreement, each management stockholder granted a right of first refusal to us, and, if we do not exercise such right, to Onex, to purchase such management stockholder's stock. In the event neither we nor Onex exercises our respective rights of first refusal, at any time after we have become a public company, a management stockholder desiring to sell his stock may sell up to 5% of his stock in the public market during any 90-day period, up to a maximum of one-third of the stock acquired by the management stockholder prior to such date.

    We, Onex and each of the management stockholders have agreed that either we or Onex will purchase at book value, and each management stockholder will sell, the stock held by such management stockholder in the event such management stockholder's employment is terminated for any reason at any time prior to our initial public offering. After such time as we become a public company, a management stockholder may sell his stock in the public market, provided that, in the event the management stockholder's employment terminates due to: (1) retirement, he can sell his stock so long as he does not sell more 75% of his stock during the year following his termination; (2) his death or disability, he may sell without restriction; and (3) in all other cases, he can sell his stock so long as he does not sell more than half in the year following his termination.

    The agreement further provides that, in the event our board of directors approves a sale of our company, we have a right to require each management stockholder to sell such management stockholder's stock to the proposed purchaser. In addition, in the event we effect a public offering, we have agreed to include each management stockholder's stock in such offering, provided that each management stockholder may not register a greater proportion of his stock than the proportion of Onex's stock being registered by Onex in such offering.

    The terms of the agreement govern all common stock owned or later acquired by the management stockholders other than any stock purchased in the open market at any time after we have consummated an initial public offering.

MANAGEMENT AGREEMENT WITH HIDDEN CREEK

    Pursuant to the terms of a management agreement dated as of April 21, 1999, Hidden Creek has agreed to provide strategic direction and management, financial and administrative services to French Automotive. In exchange for such services, we have agreed to pay Hidden Creek an annual management fee in the amount of $500,000. In addition, Hidden Creek received a fee upon consummation of the recapitalization and the offering of the outstanding notes an aggregate of approximately $3.5 million for services provided in structuring, negotiating and financing these transactions.

TRANSACTIONS WITH SIGNIFICANT STOCKHOLDERS

    J.L. French Corporation, a wholly owned subsidiary of French Holdings, Inc., subleases its sales and service office in Dearborn, Michigan from American Bumper & Mfg. Co., which is indirectly owned by Windward. Payments with respect to this sublease aggregated approximately $68,000 in 1998.

    In connection with the recapitalization, French Automotive paid Robert W. Baird & Co. an advisory fee of $2.5 million.

    Prior to the recapitalization, French Automotive made payments to Windward for financial services in the amount of $325,000, $200,000 and $150,000 for 1998, 1997 and 1996, respectively.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

    GENERAL. In connection with the recapitalization, we and various of our direct and indirect wholly owned subsidiaries entered into a senior credit facility with The Chase Manhattan Bank, Bank of America National Trust and Savings Association, Chase Manhattan International Limited and certain other lenders. The senior credit facility provides for aggregate borrowings by us of approximately $330.0 million. As of June 30, 1999, there was $261.4 million of outstanding indebtedness under the senior credit facility and approximately $42.3 million available under the senior credit facility for working capital and other corporate purposes. We used the proceeds of the initial offering of the outstanding notes to repay a portion of the indebtedness under the senior credit facility. See "Use of Proceeds."

    Following the repayment of a portion of the indebtedness under the senior credit facility with the proceeds of the initial offering of the notes, the senior credit facility now consists of (a) approximately $102.5 million of term loans, consisting of (1) a $70.0 million U.S. dollar-denominated term loan to French Automotive, (2) a pound sterling-denominated term loan to French Automotive in an amount equal to the pound sterling equivalent (determined as of the date such loan was made) of U.S. $17.5 million and (3) a pound sterling-denominated term loan to Morris Ashby in an amount equal to the pound sterling equivalent (determined as of the date such loan was made) of U.S. $17.5 million (collectively, the "tranche A term loan"), (b) a $152.5 million tranche B term loan and (c) a $75.0 million revolving credit facility. Up to $20.0 million of the revolving credit facility is available in British Pounds Sterling, Euros and other foreign currencies for borrowings by us and certain of our designated foreign subsidiaries.

    INTEREST. Amounts outstanding under the senior credit facility bear interest, at our option, at a rate per annum equal to either: (1) the eurocurrency base rate (as defined in the senior credit agreement) or (2) the base rate (as defined in the senior credit agreement), in each case, plus an applicable margin. The applicable margin for the tranche A term loan and the revolving credit facility is initially 2.50% for eurocurrency base rate loans and 1.50% for base rate loans. The applicable margin for the tranche A term loan and the revolving credit facility is subject to adjustment downward based on the achievement of certain performance targets and provided that no event of default has occurred and is continuing. The applicable margin for the tranche B term loan is fixed at 2.75% for eurocurrency base rate loans and 1.75% for base rate loans. As of June 30, 1999, our borrowings under the senior credit facility bore interest at rates ranging from 7.5% to 7.9%.

    MATURITY. Borrowings under the tranche A term loan are due and payable in quarterly installments until April 21, 2005 and borrowings under the tranche B term loan are due and payable in nominal quarterly installments until September 30, 2006, with the final balance due on October 21, 2006. The revolving credit facility is available until April 21, 2005.

    SECURITY AND GUARANTIES. The senior credit facility is secured by a first priority security interest in all of our existing and after-acquired tangible and intangible assets, including those of our direct and indirect material subsidiaries, with the exception of certain foreign subsidiaries, including, without limitation, real property and all of the capital stock owned us and our direct and indirect material subsidiaries, with the exception of certain foreign subsidiaries and to the extent permitted by applicable law. All of our obligations under the senior credit facility are fully and unconditionally guaranteed by all of our present and future material domestic subsidiaries. In addition, we and each of such guarantors shall guarantee any borrowings by any designated foreign subsidiaries permitted to borrow amounts under the senior credit facility.

    COVENANTS. The senior credit facility requires us to meet certain financial tests, including, without limitation, minimum interest coverage, minimum cash retained earnings and maximum leverage tests. The senior credit facility contains certain covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness, including the notes, liens and encumbrances.

    EVENTS OF DEFAULT. The senior credit facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, including the notes, certain events of bankruptcy and insolvency, judgment defaults, failure of any guaranty or security document supporting the senior credit facility to be in full force and effect and a change of control of French Automotive.

                              DESCRIPTION OF NOTES

    You can find the definitions of certain terms used in this description under the caption "--Certain Definitions."

    We will issue the exchange notes under an indenture among French Automotive, the subsidiary guarantors and U.S. Bank Trust National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

    The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as a holder of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under the caption "--Additional Information." Certain defined terms used in this description but not defined below under the caption "--Certain Definitions" have the meanings assigned to them in the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTIES

    THE NOTES

    - are general unsecured obligations of French Automotive;

    - are subordinated in right of payment to all existing and future senior indebtedness of French Automotive;

    - rank equally in right of payment with all existing and future unsecured subordinated indebtedness of French Automotive that is not expressly subordinated to the notes; and

    - are unconditionally guarantied by the subsidiary guarantors.

    THE GUARANTIES

    The notes are guarantied by each domestic restricted subsidiary of French Automotive.

    Each subsidiary guaranty of the notes:

    - is a general unsecured obligation of the subsidiary guarantor;

    - is subordinated in right of payment to all existing and future senior debt of the subsidiary guarantor; and

    - ranks equally in right of payment with all existing and future unsecured subordinated indebtedness of the subsidiary guarantor that is not expressly subordinated to the subsidiary guaranty.

    None of our foreign subsidiaries will guaranty the notes. In addition, under the circumstances set forth below under the caption "--Certain
Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "unrestricted subsidiaries." Our unrestricted subsidiaries will not be subject to many of the indenture's restrictive covenants and will not guaranty the notes.

    We operate through our subsidiaries and, therefore, depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. French Automotive's right to receive assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that French Automotive is itself recognized as a creditor of the subsidiary, in which case French Automotive's claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by French Automotive. The notes will therefore be effectively subordinated in right of payment to all indebtedness and other liabilities and commitments, including trade payables and lease obligations, of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor subsidiaries generated 29.3% of our consolidated sales in the period ending June 30, 1999 and held 36.5% of our consolidated assets and 17.0% of our consolidated liabilities as of June 30, 1999. See "Risk Factors--We Conduct All of Our Operations Through Subsidiaries and Not All of Our Subsidiaries Are Subsidiary Guarantors."

PRINCIPAL, MATURITY AND INTEREST

    The indenture provides for the issuance by us of notes with a maximum aggregate principal amount of $275.0 million, of which $175.0 million was issued in the initial offering of the outstanding notes. We may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We have issued notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 1, 2009.

    Interest on the notes will accrue at the rate of 11 1/2% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 1999. We will make each interest payment to the holders of record on the immediately preceding May 15 and November 15.

    Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    If a holder has given wire transfer instructions to us, we will pay all principal, interest and premium and liquidated damages, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The Trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders, and we or any of our subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

    A holder may transfer or exchange notes in accordance with the indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

    The registered holder of a note will be treated as the owner of it for all purposes.

SUBSIDIARY GUARANTIES

    The subsidiary guarantors will jointly and severally guaranty our obligations under the notes. Each subsidiary guaranty will be subordinated to the prior payment in full of all senior debt of that subsidiary guarantor. The obligations of each subsidiary guarantor under its subsidiary guaranty will be limited as necessary to prevent that subsidiary guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors--If a Court Were to Find that the Issuance of the Notes or the Subsidiary Guaranties Constituted a Fraudulent Conveyance, such Court Could Avoid Our Obligations under the Notes or the Subsidiary Guarantors' Obligations under the Subsidiary Guaranties."

    A subsidiary guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another person, whether or not such subsidiary guarantor is the surviving person, other than French Automotive or another subsidiary guarantor, unless:

    (1) immediately after giving effect to that transaction, no default or event of default exists; and

    (2) either:

       (a) the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all the obligations of that subsidiary guarantor under the indenture, its subsidiary guaranty and the registration rights agreement pursuant to a supplemental indenture and appropriate collateral documents satisfactory to the Trustee; or

       (b) the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the indenture.

    The subsidiary guaranty of a subsidiary guarantor will be released:

    (1) in connection with any sale or other disposition of all or substantially all of the assets of that subsidiary guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) a restricted subsidiary of French Automotive, if the subsidiary guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the indenture;

    (2) in connection with any sale of all of the capital stock of a subsidiary guarantor to a person that is not (either before or after giving effect to such transaction) a restricted subsidiary of French Automotive, if French Automotive applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the indenture, or

    (3) if we properly designate any restricted subsidiary that is a subsidiary guarantor as an unrestricted subsidiary.

    See "--Repurchase at the Option of Holders--Asset Sales."

SUBORDINATION

    The payment of principal, interest and premium and liquidated damages, if any, on the notes, and any other Obligations with respect to the notes, will be subordinated to the prior payment in full in cash of all of our senior debt, including senior debt incurred after the date of the indenture.

    The holders of senior debt will be entitled to receive payment in full in cash of all obligations due in respect of senior debt, including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable senior debt, whether or not such interest would be an allowed claim, before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance" if the funding of such trust is permitted under the defeasance section of the indenture), in the event of any distribution to our creditors:

    (1) in a liquidation or dissolution of French Automotive;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to French Automotive or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of French Automotive's assets and liabilities.

    We also may not make any payment, whether by purchase, redemption, defeasance or otherwise, in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance" if the funding of such trust is permitted under the defeasance section of the indenture) if:

    (1) a payment default on Designated Senior Debt occurs and is continuing; or

    (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from us or the holders of any Designated Senior Debt.

    Payments on the notes may and shall be resumed:

    (1) in the case of a payment default, upon the date on which such default is cured or waived; and

    (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

    If the Trustee or any holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities in the circumstances permitted above or from the trust described under "--Legal Defeasance and Covenant Defeasance" if the funding of such trust is permitted under the defeasance section of the indenture) when the payment is prohibited by these subordination provisions, the Trustee or the holder, as the case may be, shall hold the payment in trust for the benefit of the holders of senior debt. Upon the proper written request of the holders of senior debt, the Trustee or the holder, as the case may be, shall deliver the amounts in trust to the holders of senior debt or their proper representative.

    We must promptly notify holders of senior debt if payment of the notes is accelerated because of an event of default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of French Automotive, holders of notes may recover less ratably than our creditors who are holders of senior debt. See "Risk Factors--The Notes and Subsidiary Guaranties are Unsecured Subordinated Obligations."

    "DESIGNATED SENIOR DEBT" means:

    (1) any indebtedness outstanding under or in respect of the Credit Agreement; and

    (2) after payment in full of all Obligations under the Credit Agreement, any other senior debt permitted under the indenture the principal amount of which is $15.0 million or more and that has been designated by us as "Designated Senior Debt."

    "PERMITTED JUNIOR SECURITIES" means: (1) debt securities of French Automotive as reorganized or readjusted, if applicable, and guaranteed by the subsidiary guarantors, or debt securities of French Automotive (or any other company, trust or organization provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of French Automotive) and guaranteed by the subsidiary guarantors, in each of the foregoing cases, which securities and guarantees are subordinated, to at least the same extent as the notes and the subsidiary guarantees, to the payment of all senior debt and guaranties thereof that will be outstanding after giving effect to such reorganization or readjustment, if applicable, so long as (a) such debt securities are not entitled to the benefit of covenants or defaults more beneficial to the holders of such debt securities than those in effect with respect to the notes (or the senior debt, after giving effect to such reorganization or readjustment, if applicable), and (b) such debt securities shall not provide for amortization--including sinking fund and mandatory prepayment provisions (other than a mandatory prepayment of the type described under the caption "--Repurchase at the Option of Holders--Change of Control")-- commencing prior to the date which is one year after the final scheduled maturity date of the senior debt (as modified by such reorganization or readjustment, if applicable), or (2) equity interests in French Automotive or any subsidiary guarantor; PROVIDED THAT in each case with respect to clause (1) or (2) above, if a new corporation results from any such reorganization or readjustment, such corporation assumes all senior debt that will be outstanding after giving effect thereto and provided further that the rights of the holders of senior debt are not impaired.

    "SENIOR DEBT" means:

    (1) all indebtedness of French Automotive or any subsidiary guarantor outstanding under credit facilities and all Hedging Obligations with respect thereto;

    (2) any other indebtedness of French Automotive or any subsidiary guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any subsidiary guaranty, as the case may be; and

    (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

    Notwithstanding anything to the contrary in the preceding paragraph, senior debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by French Automotive or the subsidiary guarantors;

    (2) any indebtedness of French Automotive to any of its subsidiaries or other affiliates;

    (3) any trade payables; or

    (4) any indebtedness that is incurred in violation of the indenture.

OPTIONAL REDEMPTION

    At any time prior to June 1, 2002, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of one or more equity offerings; PROVIDED that:

    (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of each such redemption, excluding notes held by us and our subsidiaries; and

    (2) the redemption must occur within 90 days of the date of the closing of such equity offering.

    Except pursuant to the preceding paragraph, the notes will not be redeemable at our option prior to June 1, 2004. We are not prohibited, however, from acquiring the notes by means other than a redemption, whether pursuant to an issuer tender or otherwise, assuming such acquisition does not otherwise violate the terms of the indenture.

    On or after June 1, 2004, we may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest and liquidated damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR                                                                                                    PERCENTAGE
------------------------------------------------------------------------------------------------------  -----------
2004..................................................................................................     105.750%
2005..................................................................................................     103.833%
2006..................................................................................................     101.917%
2007 and thereafter...................................................................................     100.000%

MANDATORY REDEMPTION

    We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    If a change of control occurs and we have not previously issued an irrevocable notice of redemption of all of the notes on the terms set forth above under the heading "--Optional Redemption", each holder of notes will have the right to require us to repurchase all or any part equal to $1,000 or an integral multiple thereof of that holder's notes pursuant to a change of control offer (as described herein) on the terms set forth in the indenture. In the change of control offer, we will offer a change of control payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and liquidated damages, if any, thereon, to the date of purchase. Within 30 days following any change of control, we will mail a notice to each holder describing the transaction or transactions that constitute the change of control and offering to repurchase notes on the change of control payment date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control provisions of the indenture by virtue of such conflict.

    On the change of control payment date, we will, to the extent lawful:

    (1) accept for payment all notes or portions thereof properly tendered pursuant to the change of control offer;

    (2) deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions thereof so tendered; and

    (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes we are purchasing.

    The paying agent will promptly mail to each holder of notes so tendered the change of control payment for such notes, and the Trustee will promptly authenticate and mail or cause to be transferred by book entry to each holder a new note equal in principal to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

    Prior to complying with any of the provisions of this "change of control" covenant, but in any event within 90 days following a change of control, we will either repay all outstanding senior debt or obtain the requisite consents, if any, under all agreements governing outstanding senior debt to permit the repurchase of notes required by this covenant. If we do not obtain such consents or repay such borrowings, we will be prohibited from repurchasing the notes. We will publicly announce the results of the change of control offer on or as soon as practicable after the change of control payment date.

    The provisions described above that require we make a change of control offer following a change of control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a change of control, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

    We will not be required to make a change of control offer upon a change of control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by us and purchases all notes validly tendered and not withdrawn under such change of control offer.

    The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

    ASSET SALES

    We will not, and will not permit any of our restricted subsidiaries to, consummate an Asset Sale unless:

    (1) we (or the restricted subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or equity interests issued or sold or otherwise disposed of, as determined in good faith by us;

    (2) such fair market value is determined by our board of directors and evidenced by a resolution of the board of directors set forth in an officers' certificate delivered to the Trustee; and

    (3) at least 75% of the consideration therefor received by us or such restricted subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

       (a) any of our or our restricted subsidiaries' liabilities, as shown on our or any such restricted subsidiary's most recent balance sheet, other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any subsidiary guaranty, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases us or such restricted subsidiary from further liability;

       (b) any securities, notes or other obligations received by us or any such restricted subsidiary from such transferee that are converted by us or such restricted subsidiary into cash within 180 days after the consummation of such Asset Sale, to the extent of the cash received in that conversion; and

       (c) any Designated Noncash Consideration received by us or any of our restricted subsidiaries in such Asset Sale; PROVIDED that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (c) less the amount of Net Proceeds previously realized in cash from such earlier received Designated Noncash Consideration is less than the greater of 5.0% of Total Assets or $25.0 million at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, we may apply such Net Proceeds at our option:

    (1) to repay senior debt and, if the senior debt repaid is revolving credit indebtedness, to correspondingly reduce commitments with respect thereto;

    (2) to acquire all or substantially all of the assets of, or a majority of the voting stock of, another Permitted Business;

    (3) to make a capital expenditure; and/or

    (4) to acquire other long-term assets that are used or useful in a Permitted Business.

    Pending the final application of any such Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "excess proceeds." When the aggregate amount of excess proceeds exceeds $10.0 million, we will make an offer to all holders of notes and all holders of other indebtedness that ranks equally with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other indebtedness that ranks equally with the notes that may be purchased out of the excess proceeds, such offer being referred to in this prospectus as an "asset sale offer". The offer price in any asset sale offer will be equal to 100% of principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, and will be payable in cash. If any excess proceeds remain after consummation of an asset sale offer, we may use such excess proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other indebtedness as ranks equally with the notes tendered into such asset sale offer exceeds the amount of excess proceeds, the Trustee shall select the notes and such other indebtedness as ranks equally with the notes to be purchased on a pro rata basis based on the principal amount of notes and such other indebtedness as ranks equally with the notes that is tendered. Upon completion of each asset sale offer, the amount of excess proceeds shall be reset at zero.

    We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an asset sale offer. To the extent that the provisions of any securities laws or regulations conflict with the asset sales provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the asset sale provisions of the indenture by virtue of such conflict.

    The agreements governing our outstanding senior debt currently prohibit us from purchasing any notes, and also provide that certain change of control or asset sale events with respect to us would constitute a default under these agreements. Any future credit agreements or other agreements relating to senior debt to which we become a party may contain similar restrictions and provisions. In the event a change of control or Asset Sale occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we cannot purchase the notes. In such case, our failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under such senior debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

SELECTION AND NOTICE

    If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

    (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

    (2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

    No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    We will not, and will not permit any of our restricted subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution on account of our or any of our restricted subsidiaries' equity interests (including, without limitation, any payment in connection with any merger or consolidation involving us or any of our restricted subsidiaries) or to the direct or indirect holders of our or any of our restricted subsidiaries' equity interests in their capacity as such (other than dividends or distributions payable in our equity interests, other than Disqualified Stock, or to us or one of our restricted subsidiaries);

    (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving us) any of our equity interests or the equity interests of any direct or indirect parent of us;

    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is by its terms subordinated to the notes or the subsidiary guaranties, except a payment of interest or principal at the stated maturity thereof; or

    (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "restricted payments"),

unless, at the time of and after giving effect to such restricted payment:

    (1) no default or event of default shall have occurred and be continuing or would occur as a consequence thereof; and

    (2) we would, at the time of such restricted payment and after giving pro forma effect thereto as if such restricted payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (3) such restricted payment, together with the aggregate amount of all other restricted payments made by us and our restricted subsidiaries after the date of the indenture (excluding restricted payments permitted by clauses
       (2), (3), (4), (5), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

       (a) 50% of our Consolidated Net Income for the period (taken as one accounting period) from March 31, 1999 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such restricted payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

       (b) 100% of the aggregate net cash proceeds or fair market value of Productive Assets received by us since the date of the indenture as a contribution to our common equity capital or from the issue or sale of our equity interests, other than Disqualified Stock or Designated Preferred Stock, or from the issue or sale of convertible or exchangeable Disqualified Stock or Designated Preferred Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such equity interests (other than equity interests (or Disqualified Stock or Designated Preferred Stock or debt securities) sold to one of our subsidiaries), PLUS

       (c) 100% of the aggregate net cash proceeds or fair market value of Productive Assets received from the disposition or sale of any Restricted Investment that was made after the date of the indenture less, in each case, the cost of such disposition or sale, PLUS

       (d) 100% of the amount of any dividends paid in cash or the fair market value (as determined above) of any Productive Assets received by us or a restricted subsidiary after the date of the indenture from one of our unrestricted subsidiaries, to the extent that such dividends were not otherwise included in our Consolidated Net Income for such period, PLUS

       (e) to the extent that any of our unrestricted subsidiaries is redesignated as a restricted subsidiary after the date of the indenture, the fair market value of our Investment in such subsidiary as of the date of such redesignation, PLUS

       (f) without duplication of any amounts included in clause (b) above, 100% of the aggregate net cash proceeds or the fair market value of Productive Assets received by us as equity contributions (other than Disqualified Stock or Designated Preferred Stock) by a holder of our equity interests (excluding any net cash proceeds from an equity contribution which has been financed, directly or indirectly using funds (1) borrowed from us or any of our subsidiaries, unless and until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by us or by any of our subsidiaries).

    So long as no payment default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any of our or our restricted subsidiaries' subordinated indebtedness or of our or our restricted subsidiaries' equity interests in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to one of our subsidiaries) of our equity interests (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
       (3) (b) of the preceding paragraph;

    (3) the defeasance, redemption, repurchase or other acquisition of our subordinated indebtedness or the subordinated indebtedness of any restricted subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

    (4) the payment of any dividend by one of our restricted subsidiaries to the holders of its capital stock on a pro rata basis;

    (5) the repurchase, redemption or other acquisition or retirement for value of any of our or our restricted subsidiaries' equity interests held by any of our or our restricted subsidiaries' current or former employees, officers or directors pursuant to any management equity subscription agreement, stock option agreement or other employee plan or agreement or employment benefit plan; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired equity interests shall not exceed $2.5 million in any calendar year (provided that in any calendar year such amount shall be increased by the amount available for use, but not used, under this clause (5) in the immediately preceding year) and $10.0 million since the date of the indenture;

    (6) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the date of the indenture; PROVIDED that, at the time of such issuance, we, after giving effect to such issuance on a pro forma basis, would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0;

    (7) repurchases of capital stock deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof; and

    (8) so long as no default or event of default shall have occurred and be continuing or would occur as a consequence thereof, other restricted payments in an aggregate amount not to exceed $10.0 million since the date of the indenture.

    The amount of all restricted payments, other than cash, shall be the fair market value on the date of the restricted payment of the asset(s) or securities proposed to be transferred or issued to or by us or such restricted subsidiary, as the case may be, pursuant to the restricted payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the board of directors whose resolution with respect thereto shall be delivered to the Trustee. The board of directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds the greater of 3.0% of Total Assets or $5.0 million. Not later than the date of making any restricted payment, we shall deliver to the Trustee an officers' certificate stating that such restricted payment is permitted and setting forth the basis upon which the calculations required by this restricted payments covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    We will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any indebtedness, including Acquired Debt, and we will not issue any Disqualified Stock and will not permit any of our restricted subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that we may incur indebtedness, including Acquired Debt, or issue Disqualified Stock, and any subsidiary guarantor may incur indebtedness, including Acquired Debt, or issue preferred stock, if:

    The Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The first paragraph of this covenant will not prohibit the incurrence of any of the following items of indebtedness, which we collectively refer to in this prospectus as Permitted Debt:

 (1) the incurrence by us or any of our restricted subsidiaries of indebtedness and letters of credit under credit facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the face amount thereof) not to exceed the positive difference between (a) the greater of (i) $330.0 million and (ii) the amount of the Borrowing Base and (b) the sum of (i) all outstanding indebtedness incurred in Qualified Securitization Transactions and (ii) the aggregate amount of all Net Proceeds of Asset Sales applied by us or any of our subsidiaries to repay any indebtedness under the credit facilities pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

 (2) the incurrence by us and our restricted subsidiaries of the Existing Indebtedness;

 (3) the incurrence by us and the subsidiary guarantors of indebtedness represented by the notes and the related subsidiary guaranties to be issued on the date of the indenture and by the exchange notes and the related subsidiary guaranties to be issued pursuant to the registration rights agreement;

 (4) the incurrence by us or any of our restricted subsidiaries of indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in our business or the business of such restricted subsidiary, in an aggregate principal amount, including all Permitted Refinancing

     Indebtedness incurred to refund, refinance or replace any indebtedness incurred pursuant to this clause (4), not to exceed 5.0% of Total Assets at any time outstanding;

 (5) the incurrence by us or any of our restricted subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace indebtedness, other than intercompany indebtedness, that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (10) of this paragraph;

 (6) the incurrence by us or any of our restricted subsidiaries of intercompany indebtedness between or among us and any of our restricted subsidiaries; PROVIDED, HOWEVER, that:

    (a) if we or any subsidiary guarantor is the obligor on such indebtedness, such indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in our case, or the subsidiary guaranty, in the case of a subsidiary guarantor; and

    (b) (i) any subsequent issuance or transfer of equity interests that results in any such indebtedness being held by a person other than us or any of our restricted subsidiaries and (ii) any sale or other transfer of any such indebtedness to a person other than us or one of our restricted subsidiaries; shall be deemed, in each case, to constitute an incurrence of such indebtedness by us or such subsidiary, as the case may be, that was not permitted by this clause (6);

 (7) the incurrence by us or any of our restricted subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate indebtedness that is permitted by the terms of this indenture to be outstanding or (b) the value of foreign currencies or the cost of commodities purchased or received by us or any of our restricted subsidiaries;

 (8) (a) the guaranty by us or any of the subsidiary guarantors of indebtedness of us or a subsidiary guarantor that was permitted to be incurred by another provision of this covenant;

    (b) the guaranty by any of our restricted subsidiaries that is not a subsidiary guarantor of our indebtedness or the indebtedness of another of our restricted subsidiaries that was permitted to be incurred by another provision of this covenant;

 (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any indebtedness in the form of additional indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; PROVIDED, in each such case, that the amount thereof is included in our Fixed Charges of as accrued;

 (10) the incurrence by us or any of our restricted subsidiaries of additional indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any indebtedness incurred pursuant to this clause (10), not to exceed $25.0 million;

 (11) the incurrence by our unrestricted subsidiaries of Non-Recourse Debt or the issuance of preferred stock, provided, however, that if any such indebtedness ceases to be Non-Recourse Debt of an unrestricted subsidiary, such event shall be deemed to constitute an incurrence of indebtedness by a restricted subsidiary that was not permitted by this clause (11);

 (12) the incurrence of indebtedness owing to any insurance company in connection with the financing of insurance premiums permitted by such insurance company in the ordinary course of business;

 (13) the incurrence of indebtedness, including letters of credit, in respect of workers' compensation claims, self-insurance obligations, performance, surety, bid or similar bonds and completion guarantees provided by us or one of our restricted subsidiaries in the ordinary course of business and consistent with past practices;

 (14) indebtedness arising from our agreements or the agreements of a restricted subsidiary providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a restricted subsidiary, other than guarantees of indebtedness incurred by any person acquiring all or any portion of such business, assets or restricted subsidiary for the purpose of financing such acquisition; PROVIDED that the maximum assumable liability in respect of all such indebtedness shall at no time exceed the gross proceeds actually received by us and our restricted subsidiaries in connection with such disposition;

 (15) the incurrence by a Securitization Entity of indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt, except for Standard Securitization Undertakings, with respect to us and our other restricted subsidiaries;

 (16) indebtedness of French Automotive evidenced by promissory notes subordinated to the notes issued to our and our subsidiaries, current or former employees, directors, officers or consultants in lieu of cash payment for any of our equity interests being repurchased from such persons; PROVIDED, that the aggregate amount of such indebtedness incurred does not exceed $2.5 million in any calendar year (provided that in any calendar year such amount shall be increased by the amount available for incurrence, but not incurred, under this clause (16) in any preceding year) and $10.0 million since the date of the indenture;

 (17) guaranties of indebtedness of any other person incurred by us or a restricted subsidiary in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

 (18) indebtedness consisting of take-or-pay obligations contained in supply agreements entered into by us or our subsidiaries in the ordinary course; and

 (19) the incurrence by any foreign subsidiary of indebtedness that is not prohibited by the covenant described below under the caption "--Limitation on Foreign Indebtedness."

    For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed indebtedness meets the criteria of more than one of the categories of permitted debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, we will be permitted to classify such item of indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of indebtedness, in any manner that complies with this covenant. Indebtedness under credit facilities outstanding on the date on which the outstanding notes were first issued and authenticated under the indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of permitted debt.

    LIMITATION ON FOREIGN INDEBTEDNESS

    We will not permit any of our restricted subsidiaries that are not subsidiary guarantors to, directly or indirectly, incur any indebtedness (including Acquired Indebtedness) other than indebtedness incurred pursuant to clause (1) or (2) of the covenant described above under "--Incurrence of Indebtedness and Issuance of Preferred Stock" unless:

(1) after giving effect to the incurrence of such indebtedness and the receipt of the application of the proceeds thereof;

    (a) if, as a result of the incurrence of such indebtedness, such restricted subsidiary will become subject to any restriction or limitation on the payment of dividends or the making of other distributions,

        (i) the Fixed Charge Coverage Ratio of restricted subsidiaries that are not subsidiary guarantors (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than 2.5 to 1; and

        (ii) our Fixed Charge Coverage Ratio (determined on a pro forma basis for our last four fiscal quarters for which financial statements are available at the date of determination) is greater than 2.0 to 1; and

    (b) in any other case, our Fixed Charge Coverage Ratio (determined on a pro forma basis for our last four fiscal quarters for which financial statements are available at the date of determination) is greater than
       2.0 to 1; and

(2) no default or event of default shall have occurred and be continuing at the time or as a consequence of the incurrence of such indebtedness.

    This covenant will not prohibit the incurrence of indebtedness by a restricted subsidiary that is not a subsidiary guarantor in an amount at any one time outstanding that does not exceed $5.0 million; provided, that neither we nor any subsidiary guarantor shall be obligated, directly or indirectly, to pay principal, premium, interest or other amounts thereon or in respect thereof, including by way of net worth requirements, equity keep wells or the like. In the event that any indebtedness incurred pursuant to clause (1)(b) of the first paragraph of this covenant is proposed to be amended, modified or otherwise supplemented such that the payment of dividends or the making of other distributions becomes subject in any manner to any restriction or limitation, we will not permit the restricted subsidiary to so amend, modify or supplement such indebtedness unless such indebtedness could be incurred pursuant to the terms of clause (1)(a) of the foregoing paragraph.

    All calculations required under the prior two paragraphs hereof shall be made in a manner consistent with the calculations required under the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    NO SENIOR SUBORDINATED DEBT

    We will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any of our senior debt and senior in any respect in right of payment to the notes. No subsidiary guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to the senior debt of such subsidiary guarantor and senior in any respect in right of payment to such subsidiary guarantor's subsidiary guaranty.

    LIENS

    We will not, and will not permit any of our restricted subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any lien of any kind on any asset now owned or hereafter acquired, except permitted liens (as defined below).

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    We will not, and will not permit any of our restricted subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any restricted subsidiary to:

(1) pay dividends or make any other distributions on its capital stock to us or any of our restricted subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to us or any of our restricted subsidiaries;

(2) make loans or advances to us or any of our restricted subsidiaries; or

(3) transfer any of its properties or assets to us or any of our restricted subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

 (1) Existing Indebtedness as in effect on the date of the indenture;

 (2) the indenture, the notes and the subsidiary guaranties;

 (3) applicable law, regulation or order;

 (4) indebtedness incurred by a restricted subsidiary that is not a subsidiary guarantor in compliance with the provisions set forth under the caption "--Limitation on Foreign Indebtedness."

 (5) any instrument governing indebtedness or capital stock of a person acquired by us or any of our restricted subsidiaries as in effect at the time of such acquisition (except to the extent such indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, PROVIDED that, in the case of indebtedness, such indebtedness was permitted by the terms of the indenture to be incurred;

 (6) customary non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business and consistent with past practices;

 (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

 (8) any agreement for the sale or other disposition of a restricted subsidiary that restricts distributions by that restricted subsidiary pending its sale or other disposition;

 (9) liens securing indebtedness that limit the right of the debtor to dispose of the assets subject to such lien;

 (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

 (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

 (12) any encumbrance or restriction on a Securitization Entity effected in connection with a Qualified Securitization Transaction;

 (13) indebtedness incurred after the date of the indenture in accordance with the terms of the indenture; PROVIDED, that the restrictions contained in the agreements governing such new indebtedness are, in the good faith judgment of our board of directors, not materially less favorable, taken as a whole, to the holders of the notes than those contained in the agreements governing indebtedness outstanding on the date of the indenture;

 (14) customary provisions in agreements with respect to Permitted Joint Ventures; and

 (15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of our board of directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    We may not, directly or indirectly, consolidate or merge with or into another person (whether or not we are the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets and the properties and assets of our restricted subsidiaries taken as a whole, in one or more related transactions, to another person; unless:

(1) either: (a) we are the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or trust organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all our obligations of under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no default or event of default exists;
    and

(4) we or the person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among us and any of the subsidiary guarantors.

    TRANSACTIONS WITH AFFILIATES

    We will not, and will not permit any of our restricted subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate, such transactions being referred to in this prospectus as affiliate transactions, unless:

(1) such affiliate transaction is on terms that are no less favorable to us or the relevant restricted subsidiary than those that would have been obtained in a comparable transaction by us or such restricted subsidiary with an unrelated person; and

(2) we deliver to the Trustee:

    (a) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $2.5 million, a resolution of our board of directors set forth in an officers' certificate certifying that such affiliate transaction complies with this covenant and that such affiliate transaction has been approved by a majority of the disinterested members of our board of directors.

    (b) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $7.5 million, an opinion issued by an accounting, appraisal or investment banking firm of national standing that such affiliate transaction complies with this covenant.

    The following items shall not be deemed to be affiliate transactions and, therefore, will not be subject to the provisions of the prior paragraph:

 (1) any employment agreement entered into by us or any of our restricted subsidiaries in the ordinary course of business and consistent with our past practice or the past practice of any such restricted subsidiary;

 (2) transactions between or among us and/or our restricted subsidiaries;

 (3) transactions with a person that is our affiliate solely because we own an equity interest in such person;

 (4) payment of reasonable directors fees to persons who are not otherwise our affiliates;

 (5) sales of equity interests (other than Disqualified Stock) to our affiliates;

 (6) restricted payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments."

 (7) providing indemnity to current or former officers, directors, employees or consultants or those of any of our subsidiaries as determined in good faith by our board of directors;

 (8) the payment of customary management, consulting and advisory fees and related expenses to Hidden Creek or its affiliates consistent with Hidden Creek's past practices, including, without limitation, in connection with acquisitions, divestitures or financings by us or any of our restricted subsidiaries;

 (9) our performance of obligations or those of any of our restricted subsidiaries under the terms of any agreement to which we or any such restricted subsidiary is a party as of the date of the indenture and which is described above under the caption "Certain Relationships and Related Transactions" and any similar agreements entered into after the date of the indenture as such agreements may be amended or modified from time to time; provided, however, that the existence of, or the performance by us or any of our restricted subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the indenture shall be permitted by this clause to the extent that the terms of any such amendment or similar agreement are not more disadvantageous to the holders in any material respect than the terms of the agreements in place on the date of the indenture;

 (10) the grant of stock options, restricted stock or similar rights to our employees, and directors and consultants pursuant to plans approved by our board of directors;

 (11) transactions effected as part of a Qualified Securitization Transaction;

 (12) loans or advances to employees or consultants in the ordinary course of business and consistent with past practices, which are approved by a majority of our board of directors in good faith; and

 (13) transactions with customers, joint venture partners, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to us or our restricted subsidiaries, in the reasonable determination of our board of directors.

    ADDITIONAL SUBSIDIARY GUARANTIES

    If we or any of our restricted subsidiaries acquires or creates another domestic restricted subsidiary after the date of the indenture and the newly acquired or created domestic restricted subsidiary becomes a guarantor of the credit facilities, then that newly acquired or created domestic restricted subsidiary must become a subsidiary guarantor and execute a supplemental indenture and deliver an opinion of counsel to the Trustee within 10 business days of the date on which it became a subsidiary guarantor under the credit facilities.

    We will not permit any restricted subsidiary that is not a subsidiary guarantor, directly or indirectly, to guaranty or pledge any assets to secure the payment of any of our other indebtedness or the indebtedness of any subsidiary guarantor (other than such restricted subsidiary) unless it simultaneously executes and delivers a supplemental indenture providing for the guaranty of the payment of the notes by such restricted subsidiary, which subsidiary guaranty shall be senior to or rank equally with such restricted subsidiary's guaranty of or pledge to secure such other indebtedness.

    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    Our board of directors may designate any restricted subsidiary to be an unrestricted subsidiary if that designation would not cause a default. If a restricted subsidiary is designated as an unrestricted subsidiary, the aggregate fair market value of all outstanding Investments owned by us and our restricted subsidiaries in the subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for restricted payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as we shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such restricted subsidiary otherwise meets the definition of an unrestricted subsidiary. Our board of directors may redesignate any unrestricted subsidiary to be a restricted subsidiary if the redesignation would not cause a default.

    BUSINESS ACTIVITIES

    We and our restricted subsidiaries shall be at all times engaged primarily in Permitted Businesses.

    PAYMENTS FOR CONSENT

    We will not, and will not permit any of our subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    REPORTS

    So long as any notes are outstanding, we will furnish to the holders of notes, whether or not required by the SEC, on or before the fifth day following the date on which such reports are or would be due under the SEC's rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

    The quarterly and annual financial information required by the preceding paragraphs shall separately include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereof, of the financial condition and results of operations of our non-guarantor subsidiaries.

    In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the SEC, we will file a copy of all of the information and reports referred to in clauses
(1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, we and the subsidiary guarantors have agreed that, for so long as any notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following is an event of default:

(1) default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

(2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

(3) failure by us or any of our restricted subsidiaries to comply with the provisions described under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

(4) failure by us or any of our restricted subsidiaries for 60 days after notice from the Trustee or holders of at least 25% of the outstanding principal balance of the notes to comply with any of the other agreements in the indenture;

(5) default under any mortgage, indenture or instrument under which there is issued and outstanding any indebtedness for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guarantied by us or any of our restricted subsidiaries) whether such indebtedness or guaranty now exists, or is created after the date of the indenture, if that default:

    (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default, such default being referred to in this prospectus as a payment default; or

    (b) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6) failure by us or any of our restricted subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, vacated, discharged, stayed or non-appealable for a period of 90 days, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) except as permitted by the indenture, any subsidiary guaranty shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any subsidiary guarantor, or any person acting on behalf of any subsidiary guarantor, shall deny or disaffirm its obligations under its subsidiary guaranty; and

(8) certain events of bankruptcy or insolvency with respect to us or any subsidiary or group of subsidiaries that, individually or in the aggregate, would constitute a Significant Subsidiary.

    In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to us, any subsidiary that is a Significant Subsidiary or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be past due and payable immediately; provided, however, that so long as any indebtedness permitted to be incurred under the indenture as part of the credit facilities is outstanding, no such acceleration shall be effective until the earlier of (i) five business days after the giving of written notice to us and the administrative agent under the credit facilities of such acceleration or
(ii) acceleration of any such indebtedness under the credit facilities.

    Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing default or event of default (except a default or event of default relating to the payment of principal or interest or liquidated damages) if it determines that withholding notice is in their interest.

    The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest or liquidated damages on, or the principal of, the notes.

    We are required to deliver to the Trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required to deliver to the Trustee a statement specifying such default or event of default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of us or any subsidiary guarantor, as such, shall have any liability for any of our obligations or of the subsidiary guarantors under the notes, the indenture or the subsidiary guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes and all obligations of the subsidiary guarantors discharged with respect to their subsidiary guaranties, such discharge being referred to in this prospectus as legal defeasance, except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and liquidated damages, if any, on such notes when such payments are due from the trust referred to below;

(2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and our and the subsidiary guarantor's obligations in connection therewith; and

(4) the legal defeasance provisions of the indenture.

    In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the subsidiary guarantors released with respect to certain covenants that are described in the indenture, such release being referred to in this prospectus as covenant defeasance and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the notes. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "Events of Default" will no longer constitute an event of default with respect to the notes.

    In order to exercise either legal defeasance or covenant defeasance:

(1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of legal defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of covenant defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing either:
    (a) on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;

(6) we must have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of us or any subsidiary guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an insider of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(7) we must deliver to the Trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(8) we must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

    Notwithstanding the foregoing, the opinion of counsel required by clauses
(2) or (3) above need not be delivered if, at such time, all notes have been irrevocably called for redemption in accordance with the terms of the indenture.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).

    Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of holders");

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a default or event of default in the payment of principal of, or interest or premium, or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or liquidated damages, if any, on the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

(8) release any subsidiary guarantor from any of its obligations under its subsidiary guaranty or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

    In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.

    Notwithstanding the preceding, without the consent of any holder of notes, we, the subsidiary guarantors and the Trustee may amend or supplement the indenture or the notes:

(1) to cure any ambiguity, defect, error or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the issuer's, or any subsidiary guarantor's, obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of our, or any subsidiary guarantor's, as the case may be, assets;

(4) to make any change that would provide any additional rights or benefits to the holders of notes, including providing for additional subsidiary guaranties, or that does not adversely affect the legal rights under the indenture of any such holder; or

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

    The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

    (a) all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

    (b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and we or any subsidiary guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and liquidated damages, if any, and accrued interest to the date of maturity or redemption;

(2) no default or event of default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary guarantor is a party or by which we or any subsidiary guarantor is bound;

(3) we or any subsidiary guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) we have delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

    In addition, we must deliver an officers' certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

    If the Trustee becomes a creditor of French Automotive or any subsidiary guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

    The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an event of default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to J.L. French Automotive Castings, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402,
Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

    The notes sold to qualified institutional buyers, as defined in Rule 144A under the Securities Act, which are known as QIBs, initially will be in the form of one or more registered global notes without interest coupons (collectively, the "144A global notes"). Upon issuance, the 144A global notes will be deposited with the Trustee, as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's direct and indirect participants. In addition, a registered global note without coupons will be established to accommodate subsequent transfers to institutional accredited investors, as defined in Rule 501(a)(1)(2)(3) or (7) of Regulation D under the Securities Act (an "IAI note" and, together with the 144A global notes, the "U.S. global notes"). The notes being offered and sold in offshore transactions in reliance on Regulation S, if any, initially will be in the form of one or more temporary, registered, global book entry notes without interest coupons (the "Regulation S temporary global notes"). The Regulation S temporary global notes will be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of a nominee of DTC for credit to the accounts of indirect participants at the Euroclear System and Cedelbank. During the 40-day period commencing on the day after the later of the offering date and the date of the indenture, beneficial interests in the Regulation S temporary global notes may be held only through Euroclear or CEDEL, and, pursuant to DTC's procedures, indirect participants that hold a beneficial interest in the Regulation S temporary global notes will not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the U.S. global notes. Within a reasonable time after the expiration of the 40-day restricted period, the Regulation S temporary global notes will be exchanged for one or more permanent global notes (the "Regulation S permanent global notes," and collectively with the Regulation S temporary global notes, the "Regulation S global notes") upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the notes and pursuant to Regulation S as provided in the indenture. After the 40-day restricted period (1) beneficial interests in the Regulation S permanent global notes may be transferred to a person that takes delivery in the form of an interest in the U.S. global notes and (2) beneficial interests in the U.S. global notes may be transferred to a person that takes delivery in the form of an interest in the Regulation S permanent global notes; provided, in each case, that the certification requirements described below are complied with. See "--Exchanges Between Regulation

S Notes and Rule 144A Notes." All registered global notes are referred to herein collectively as "global notes."

    The global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the global notes may be exchanged for notes in certificated form in certain limited circumstances. See "--Exchange of Global Notes for Certificated Notes."

DEPOSITORY PROCEDURES

    The following description of the operations and procedures of DTC, Euroclear and CEDEL are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

    DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

    Investors in the U.S. global notes who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the U.S. global notes who are not participants may hold their interests therein indirectly through organizations, including Euroclear and CEDEL, which are participants in such system. Investors in the Regulation S global notes must initially hold their interests therein through Euroclear or CEDEL, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the 40-day restricted period, but not earlier, investors may also hold interests in the Regulation S global notes through participants in the DTC system other than Euroclear and CEDEL. Euroclear and CEDEL will hold interests in the Regulation S global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of CEDEL.

    All interests in a global note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the Trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any of our respective agents has or will have any responsibility or liability for:

(1) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

    DTC's current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC.

    Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Except for trades involving only Euroclear and CEDEL participants, interest in the global notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. See"--Same Day Settlement and Payment."

    Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and CEDEL will be effected in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the outstanding notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

    DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

    Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the U.S. global notes and the Regulation S global notes among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the Trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

    A global note is exchangeable for definitive notes in registered certificated form if:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of the certificated notes; or

(3) there shall have occurred and be continuing a default or event of default with respect to the Notes.

    In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

    Certificated notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

EXCHANGES BETWEEN REGULATION S NOTES AND RULE 144A NOTES

    Prior to the expiration of the 40-day restricted period, beneficial interests in the Regulation S global note may be exchanged for beneficial interests in the Rule 144A global note only if:

(1) such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

(2) the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a Person:

    (a) who the transferor reasonably believes to be a QIB;

    (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and

    (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

    Beneficial interest in a Rule 144A global note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S global note, whether before or after the expiration of the 40-day restricted period, only if the transferor first delivers to the Trustee a written certificate in the form provided in the indenture to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144, if available, and that, if such transfer occurs prior to the expiration of the 40-day restricted period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

    Transfers involving exchanges of beneficial interests between the Regulation S global notes and the Rule 144A global notes will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S global note and a corresponding increase in the principal amount of the Rule 144A global note or vice versa, as applicable. Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in the other global note will, upon transfer, cease to be an interest in such global note and will become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other global note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S global note prior to the expiration of the 40-day restricted period.

SAME DAY SETTLEMENT AND PAYMENT

    The indenture requires that payments in respect of the notes represented by the global notes (including principal, premium, if any, interest and liquidated damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal, interest and premium and liquidated damages, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

    Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or CEDEL as a result of sales of interests in a global note by or through a Euroclear or CEDEL participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as a holder of these notes. See "--Additional Information."

    We, the subsidiary guarantors and the initial purchasers entered into the registration rights agreement. Pursuant to the registration rights agreement, we and the subsidiary guarantors agreed to file with the SEC the exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the exchange offer registration statement, we and the subsidiary guarantors will offer to the holders of Transfer Restricted Securities (as defined below) pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their outstanding notes for exchange notes.

    If:

(1) we and the subsidiary guarantors are not

    (a) required to file the exchange offer registration statement; or

    (b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2) any holder of transfer restricted securities (as defined below) notifies us prior to the 20th day following consummation of the exchange offer that:

    (a) it is prohibited by law or SEC policy from participating in the exchange offer; or

    (b) that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

    (c) that it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours,

    we and the subsidiary guarantors will file with the SEC a shelf registration statement to cover resales of the notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

    We and the subsidiary guarantors will use our reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

    For purposes of the preceding, transfer restricted securities means each note until:

(1) the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the exchange offer;

(2) following the exchange by a broker-dealer in the exchange offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

(3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

(4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

    The registration rights agreement provides:

(1) we and the subsidiary guarantors will use our reasonable best efforts to file an exchange offer registration statement with the SEC on or prior to 90 days after the closing of initial offering of the outstanding notes;

(2) we and the subsidiary guarantors will use our reasonable best efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the closing of the initial offering of the outstanding note;

(3) unless the exchange offer would not be permitted by applicable law or SEC policy, we and the subsidiary guarantors will

    (a) commence the exchange offer; and

    (b) use our reasonable best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all outstanding notes tendered prior thereto in the exchange offer; and

(4) if obligated to file the shelf registration statement, we and the subsidiary guarantors will use our reasonable best efforts to file the shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 90 days after such filing is made, but in no event earlier than the date on which our obligation with respect to the exchange offer registration statement would have arisen.

    If:

(1) we and the subsidiary guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

(2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness; or

(3) we and the subsidiary guarantors fail to consummate the exchange offer within 30 business days of the date specified for the effectiveness of the exchange offer registration statement; or

(4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement, each such event referred to in clauses (1) through (4) being referred to in this prospectus as a registration default, then we and the subsidiary guarantors will pay liquidated damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such holder.

    The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount of notes. All accrued liquidated damages will be paid by the us the subsidiary guarantors on each Damages Payment Date to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

    Holders of notes will be required to make certain representations to us, as described in the registration rights agreement, in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above. By acquiring transfer restricted securities, a holder will be deemed to have agreed to indemnify us and the subsidiary guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified person:

    (1) indebtedness of any other person existing at the time such other person is merged with or into or became a subsidiary of such specified person, whether or not such indebtedness is incurred in connection with, or in contemplation of, such other person merging with or into, or becoming a subsidiary of, such specified person; and

    (2) indebtedness secured by a lien encumbering any asset acquired by such specified person.

    "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting stock of a person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

    "ASSET SALE" means:

    (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales or leases in the ordinary course of business consistent with past practices; PROVIDED that the sale, conveyance or other disposition of all or substantially all of our assets and the assets of our restricted subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

    (2) the issuance of equity interests by any of our restricted subsidiaries or the sale of equity interests in any of our restricted subsidiaries.

    Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

    (2) a transfer of assets between or among us and our restricted subsidiaries,

    (3) an issuance of equity interests by a restricted subsidiary to us or to another restricted subsidiary;

    (4) the sale, lease or license of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

    (5) the sale or other disposition of cash or Cash Equivalents;

    (6) a restricted payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
       Covenants--Restricted Payments";

    (7) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with our business and our subsidiaries' businesses;

    (8) sales of receivables and related assets (including contract rights) of the type specified in the definition of "QUALIFIED SECURITIZATION TRANSACTION" to a Securitization Entity for the fair market value thereof;

    (9) an exchange or series of exchanges of long-term assets; provided (i) that the long-term assets received by us or any of our restricted subsidiaries have a fair market value, as determined by us, at least equal to the fair market value of the assets for which they were exchanged and are used or useful in a Permitted Business and (ii) that the aggregate fair market value, as determined above, of such long-term assets, taken together with the fair market value of all other long-term assets received pursuant to this clause (9) less the amount of Net Proceeds previously realized in cash from the disposition of such earlier received long-term assets is, at the time of receipt of such long-term assets, with the fair market value of each long-term asset being measured at the time received and without giving effect to subsequent changes in value, less than 10.0% of Total Assets; and

    (10) any exchange of like property pursuant to 1031(g) of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business.

    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

    "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

    "BORROWING BASE" means, as of any date, an amount equal to:

    (1) 85% of the face amount of all accounts receivable owned by us and our restricted subsidiaries as of the most recent month end for which such information is available that were not more than 90 days past due; PLUS

    (2) 50% of the book value of all inventory owned by us and our restricted subsidiaries as of the most recent month end for which such information is available.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means:

    (1) in the case of a corporation, corporate stock;

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

    "CASH EQUIVALENTS" means:

    (1) with respect to United States dollars, (a) United States dollars, (b) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (c) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has, or whose obligations are guaranteed by an affiliated commercial bank which has capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, (d) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (e) money market accounts or funds with or issued by Qualified Issuers, (f) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause
       (b) above entered into with any bank meeting the qualifications specified in clause (c) above, and (g) demand deposit accounts maintained in the ordinary course of business with any Lender or with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with any such bank; "QUALIFIED ISSUER" means any commercial bank (a) which has, or whose obligations are guaranteed by an affiliated commercial bank which has, capital and surplus in excess of $500,000,000 and (b) the outstanding short-term debt securities of which are rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

    (2) with respect to pounds sterling, (a) pounds sterling, (b) any credit balances, realizable within three (3) months, on any bank or other deposit, savings or current account held in the United Kingdom (or any other jurisdiction from which cash is readily remittable to the United Kingdom); (c) cash in hand; (d) gilt edged securities; (e) Sterling commercial paper maturing not more than twelve (12) months from the date of issue and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.; (f) any deposit with or acceptance maturing not more than one (1) year after issue accepted by an institution authorized under the Banking Act 1987 or a Bank; and (g) Sterling denominated debt securities having not more than one (1) year until final maturity and listed on a recognized stock exchange and rated at least AA by Standard & Poor's Corporation or Aa by Moody's Investors Service, Inc.; and

    (3) with respect to currencies of nations in which we or our restricted subsidiaries do business, (a) the currency of such nations and (b) any credit balances realizable within three (3) months, on any bank or other deposit, savings or current account held in such nations (or any other jurisdiction from which cash is readily remittable to such nation).

    "CHANGE OF CONTROL" means the occurrence of any of the following:

    (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and the properties and assets of our restricted subsidiaries taken as a whole to any "person", as that term is used in Section 13(d)(3) of the Exchange Act, other than a Principal or a Related Party of a Principal;

    (2) the adoption by us of a plan relating to the liquidation or dissolution;

    (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person", as defined above, other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares;

    (4) the first day on which a majority of the members of our board of directors are not Continuing Directors; or

    (5) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our voting stock outstanding immediately prior to such transaction is converted into or exchanged for voting stock, other than Disqualified Stock, of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person, immediately after giving effect to such issuance.

    "CONSOLIDATED CASH FLOW" means, with respect to any specified person for any period, the Consolidated Net Income of such person for such period PLUS:

    (1) an amount equal to any extraordinary loss plus any net loss realized by such person or any of its restricted subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS

    (2) provision for taxes based on income or profits of such person and its restricted subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

    (3) consolidated interest expense of such person and its restricted subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

    (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such person and its restricted subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; MINUS

    (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

    Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, any of our restricted subsidiaries shall be added to Consolidated Net Income to compute our Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to us by such restricted subsidiary without prior governmental approval that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that restricted subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any specified person for any period, the aggregate of the Net Income of such person and its restricted subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

    (1) the Net Income (but not loss) of any person that is not a restricted subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a wholly owned restricted subsidiary thereof;

    (2) the Net Income of any restricted subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that restricted subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that restricted subsidiary or its stockholders;

    (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

    (4) the cumulative effect of a change in accounting principles shall be excluded;

    (5) any fees, expenses and costs relating to the recapitalization, including any fees and expenses incurred in connection with the subordinated credit facility, any compensation expense incurred in connection with the cancellation of stock options and expenses related to early extinguishment of debt, shall be excluded; and

    (6) the Net Income (but not loss) of any unrestricted subsidiary shall be excluded, whether or not distributed to the specified person or one of its subsidiaries.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of our board of directors who:

    (1) was a member of our board of directors on the date of the indenture; or

    (2) was nominated for election or elected to our board of directors with the approval of a majority of the Continuing Directors who were members of the board at the time of such nomination or election.

    "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of April 21, 1999, by and among French Automotive, Automotive Components Investments Limited, Morris Ashby Limited, Bank of America National Trust and Savings Association, as syndication agent, Chase Manhattan International Limited and The Chase Manhattan Bank, as administrative agent, and the other lenders signatory thereto, providing for up to $370 million of revolving credit borrowings and term loans, including any related notes, guaranties, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced, in whole or in part, or increased (provided that such increase in borrowings is permitted by the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock") from time to time.

    "CREDIT FACILITIES" means, one or more debt facilities, including, without limitation, the Credit Agreement, or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an event of default.

    "DESIGNATED NONCASH CONSIDERATION" means any non-cash consideration (other than non-cash consideration that would constitute a Restricted Investment) received by us or one of our restricted subsidiaries in connection with an Asset Disposition that is designated as Designated Noncash Consideration pursuant to an officers' certificate executed by our principal executive officer and our principal financial officer or such restricted subsidiary principal executive officer and principal financial officer. Such officers' certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $5.0 million.

    "DESIGNATED PREFERRED STOCK" means preferred stock that is designated as Designated Preferred Stock, pursuant to an officers' certificate executed by our principal executive officer and principal financial officer on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause 3(b) of the first paragraph of the covenant described under the caption "--Restricted Payments."

    "DISQUALIFIED STOCK" means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any capital stock that would constitute Disqualified Stock solely because the holders thereof have the right to require us to repurchase such capital stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the we may not repurchase or redeem any such capital stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--restricted Payments."

    "DOMESTIC RESTRICTED SUBSIDIARY" means any domestic subsidiary that is a restricted subsidiary.

    "EQUITY INTERESTS" means capital stock and all warrants, options or other rights to acquire capital stock, but excluding any debt security that is convertible into, or exchangeable for, capital stock.

    "EQUITY OFFERING" means an offering by us of shares of our common stock, however designated and whether voting or non-voting and any and all rights, warrants or options to acquire such common stock.

    "EXISTING INDEBTEDNESS" means our indebtedness and the indebtedness of our restricted subsidiaries, other than Indebtedness under the Credit Agreement, in existence on the date of the indenture, until such amounts are repaid.

    "FIXED CHARGES" means, with respect to any specified person for any period, the sum, without duplication, of:

    (1) the consolidated interest expense of such person and its restricted subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; PLUS

    (2) the consolidated interest of such person and its restricted subsidiaries that was capitalized during such period; PLUS

    (3) any interest expense on indebtedness of another person that is guarantied by such person or any of its restricted subsidiaries or secured by a lien on assets of such person or any of its restricted subsidiaries, whether or not such guaranty or lien is called upon; PLUS

    (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such person or any of its restricted subsidiaries, other than dividends on equity interests payable solely in equity interests of French Automotive, other than Disqualified Stock, or to French Automotive or a restricted subsidiary of French Automotive, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any specified person for any period, the ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that the specified person or any of its restricted subsidiaries incurs, assumes, guaranties, repays, repurchases or redeems any indebtedness, other than ordinary working capital borrowings, or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guaranty, repayment, repurchase or redemption of indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1) acquisitions that have been made by the specified person or any of its restricted subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act (giving effect to any Pro Forma Cost Savings), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

    (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified person or any of its restricted subsidiaries following the Calculation Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of this indenture.

    "GUARANTY" means a guaranty other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any specified person, the obligations of such person under:

    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and foreign exchange hedge agreements; and

    (2) other agreements or arrangements designed to protect such person against fluctuations in interest rates and foreign exchange rates.

    "INDEBTEDNESS" means, with respect to any specified person, any indebtedness of such person, whether or not contingent, in respect of:

    (1) borrowed money;

    (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

    (3) banker's acceptances;

    (4) representing Capital Lease Obligations;

    (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

    (6) representing any Hedging Obligations,

if and to the extent any of the preceding items, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP. In addition, the term indebtedness includes all indebtedness of others secured by a lien on any asset of the specified person, whether or not such indebtedness is assumed by the specified person, and, to the extent not otherwise included, the guaranty by the specified person of any indebtedness of any other person.

    The amount of any indebtedness outstanding as of any date shall be:

    (1) the accreted value thereof, in the case of any indebtedness issued with original issue discount; and

    (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other indebtedness.

    "INVESTMENTS" means, with respect to any person, all direct or indirect investments by such person in other persons, including affiliates, in the forms of loans, including guaranties or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of indebtedness, equity interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we or any of our restricted subsidiaries sell or otherwise dispose of any equity interests of any of our direct or indirect restricted subsidiaries such that, after giving effect to any such sale or disposition, such person is no longer one of our restricted subsidiaries, we shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the equity interests of such restricted subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

    "LIQUIDATED DAMAGES" means all liquidated damages owing pursuant to the registration rights agreement.

    "NET INCOME" means, with respect to any specified person, the net income
(loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

    (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such person or any of its restricted subsidiaries or the extinguishment of any Indebtedness of such person or any of its restricted subsidiaries; and

    (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

    "NET PROCEEDS" means the aggregate cash proceeds received by us or any of our restricted subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of indebtedness, other than our Credit Agreement, secured by a lien on the asset or assets that were the subject of such Asset Sale in each case and any reserves for adjustment in respect of the sale price of such asset or assets or for any indemnification obligations assumed in connection with the sale of such asset or assets, established in accordance with GAAP; provided, however, that the reversal of any such reserve shall be deemed a receipt of Net Proceeds by us in the amount and on the date of such reversal.

    "NON-RECOURSE DEBT" means indebtedness:

    (1) as to which neither we nor any of our restricted subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an unrestricted subsidiary) would permit upon notice, lapse of time or both any holder of any of our other indebtedness or of any of our restricted subsidiaries' other indebtedness to declare a default on such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (3) as to which the lenders have been notified in writing that they will not have any recourse to our stock or assets or to the stock or assets of any of our restricted subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any indebtedness.

    "PERMITTED BUSINESS" means the business conducted by us and our restricted subsidiaries on the date hereof and businesses reasonably related thereto or supportive thereof.

    "PERMITTED INVESTMENTS" means:

    (1) any Investment in us or in one of our restricted subsidiaries;

    (2) any Investment in Cash Equivalents;

    (3) any Investment by us or any of our subsidiaries in a person, if as a result of such Investment:

       (a) such person becomes a restricted subsidiary of French Automotive; or

       (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, French Automotive or a restricted subsidiary of French Automotive;

    (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

    (5) any acquisition of assets to the extent acquired in exchange for the issuance of our equity interests, other than Disqualified Stock;

    (6) Hedging Obligations;

    (7) other Investments in any person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding not to exceed the greater of (a) $35.0 million and (b) 5% of Total Assets;

    (8) Investments existing on the date of the indenture and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof;

    (9) Investments in Permitted Joint Ventures in an amount at any one time outstanding not to exceed the greater of 3% of Total Assets or $10.0 million;

   (10) Investments in unrestricted subsidiaries in an amount at any one time outstanding not to exceed the greater of 3% of Total Assets or $10.0 million;

   (11) Investments in securities of trade creditors or customers received pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

   (12) any Investment by us or one of our subsidiaries in a Securitization Entity or any Investment by a Securitization Entity in any other person in connection with a Qualified Securitization Transaction; PROVIDED that any Investment in a Securitization Entity is in the form of a purchase money note or any equity interest;

   (13) extensions of trade credit in the ordinary course of business; and

   (14) loans or advances to employees or consultants in the ordinary course of business and consistent with past practices, which are approved by the majority of our board of directors in good faith.

    "PERMITTED JOINT VENTURE" means an entity characterized as a joint venture, however structured, engaged in a Permitted Business and in which we or a restricted subsidiary (a) owns at least 25% of the ownership interest or (b) has the right to receive at least 25% of the profits or distributions; provided that such joint venture is not a subsidiary.

    "PERMITTED LIENS" means:

    (1) liens of French Automotive and any subsidiary guarantor securing indebtedness and other Obligations under credit facilities that were senior debt that was permitted by the terms of the indenture to be incurred;

    (2) liens in favor of French Automotive or the subsidiary guarantors;

    (3) liens on property of a person existing at the time such person is merged with or into or consolidated with French Automotive or any subsidiary of French Automotive; PROVIDED that such liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with French Automotive or the subsidiary;

    (4) liens on property existing at the time of acquisition thereof by French Automotive or any subsidiary of French Automotive, PROVIDED that such liens were in existence prior to the contemplation of such acquisition;

    (5) liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) liens to secure indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such indebtedness;

    (7) liens existing on the date of the indenture;

    (8) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

    (9) liens (not otherwise permitted hereunder) with respect to obligations that do not exceed $10.0 million at any one time outstanding;

   (10) liens on assets of unrestricted subsidiaries that secure Non-Recourse Debt of unrestricted subsidiaries;

   (11) liens on assets of a restricted subsidiary that is not a subsidiary guarantor that secure indebtedness, including Acquired Indebtedness, incurred in compliance with the covenant described under "--Limitation on Foreign Indebtedness" or indebtedness incurred in compliance with clauses (1) or (2) of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock;"

   (12) judgment liens not giving rise to an event of default;

   (13) liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of French Automotive or any of our restricted subsidiaries, including rights of offset and set-off;

   (14) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods;

   (15) leases or subleases granted to others that do not materially interfere with the ordinary course of our business and the business of our restricted subsidiaries;

   (16) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, exclusive of obligations for the payment of borrowed money;

   (17) liens imposed by law, such as carriers', warehouseman's and mechanics' liens in each case for sums not yet due or being contested in good faith;

   (18) liens securing indebtedness or other obligations of a restricted subsidiary owing to us or any subsidiary guarantor to the extent such indebtedness is permitted to be incurred in accordance with the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock";

   (19) liens securing Hedging Obligations as long as the related indebtedness is, and is permitted to be under the indentures to be secured by a lien on the same property securing the Hedging Obligations;

   (20) liens on specific items of inventory or other goods and proceeds of any person securing such person's obligations with respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

   (21) liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by us and our restricted subsidiaries in the ordinary course of business; and

   (22) liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction.

    "PERMITTED REFINANCING INDEBTEDNESS" means any of our indebtedness or any indebtedness of our restricted subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other indebtedness of us or any of our restricted subsidiaries, other than intercompany indebtedness; PROVIDED that:

    (1) the principal amount or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount or accreted value, if applicable, of the indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith;

    (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

    (3) if the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

    (4) if such refinanced indebtedness was indebtedness of French Automotive or a subsidiary guarantor, such indebtedness is incurred either by French Automotive or by a subsidiary guarantor.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

    "PRINCIPALS" means Onex DHC LLC and J2R Corporation.

    "PRO FORMA COST SAVINGS" means, with respect to any period, the reduction in costs that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Transaction Date that were (i) directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date of the indenture or (ii) implemented by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition, that are supportable and quantifiable by the underlying accounting records of such business, and are described, as provided below, in an officer's certificate, as if, in the case of each of clause (i) and (ii), all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described in clause (ii) above shall be set forth in reasonable specificity in a certificate delivered to the Trustee from our chief financial officer and, in the case of Pro Forma Cost Savings in excess of $5.0 million per four-quarter period, such certificate shall be accompanied by a supporting opinion from an accounting firm of national standing.

    "PRODUCTIVE ASSETS" means assets that are used or useful in, or capital stock of any person engaged in, a Permitted Business.

    "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions pursuant to which we or any of our restricted subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity, in the case of a transfer by us or any of our restricted subsidiaries, and (b) any other person, in case of a transfer by a Securitization Entity, or may grant a security interest in, any accounts receivable whether now existing or arising or acquired in the future, of us or any of our restricted subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and other assets, including contract rights, and all guarantees or other obligations in respect to such accounts receivable, proceeds of such accounts receivable and other assets, including contract rights, which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable all of the foregoing for the purpose of providing working capital financing on terms that are more favorable to us and our restricted subsidiary than would otherwise be available at that time.

    "RELATED PARTY" means:

    (1) any controlling stockholder, 80% (or more) owned subsidiary, or immediate family member (in the case of an individual) of any Principal; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other persons referred to in the immediately preceding clause
       (1).

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a person means any subsidiary of the referent person that is not an unrestricted subsidiary.

    "SECURITIZATION ENTITY" means a wholly owned subsidiary of French Automotive, or another person in which French Automotive or any subsidiary of French Automotive makes an Investment and to which French Automotive or any subsidiary of French Automotive transfers accounts receivable or equipment and related assets, that engages in no activities other than in connection with the financing of accounts receivable and that is designated by our board of directors, as provided below, as a Securitization Entity (a) no portion of the indebtedness or any other obligations, contingent or otherwise, of which (i) is guaranteed by the French Automotive or any other restricted subsidiary, excluding guarantees of Obligations other than the principal of, and interest on, indebtedness pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates French Automotive or any restricted subsidiary in any way other than pursuant to Standard Securitization Undertakings, (b) with which neither French Automotive nor any restricted subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to French Automotive or such restricted subsidiary than those that might be obtained at the time from persons that are not our affiliates, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither French Automotive nor any restricted subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by our board of directors shall be evidenced to each of the Trustees by filing with the Trustees a certified copy of the resolution of the board of directors giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

    "SIGNIFICANT SUBSIDIARY" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by us or any of our subsidiaries that are reasonably customary in an accounts receivable securitization transaction.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBORDINATED CREDIT FACILITY" means the Bridge Loan Agreement dated as of April 21, 1999 by and among us, the subsidiary guarantors, the lenders named therein, NationsBanc Montgomery Securities LLC and Chase Securities Inc., as arrangers, NationsBridge L.L.C. and The Chase Manhattan Bank, as co-agents, and NationsBridge L.L.C., as administrative agent.

    "SUBSIDIARY" means, with respect to any specified person:

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof); and

    (2) any partnership (a) the sole general partner or the managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or one or more subsidiaries of such person (or any combination thereof).

    "SUBSIDIARY GUARANTORS" means:

    (1) each of our domestic subsidiaries existing on the date of the indenture; and

    (2) any other subsidiary that executes a subsidiary guaranty in accordance with the provisions of the indenture;

and their respective successors and assigns.

    "TOTAL ASSETS" means the total assets of us and our restricted subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of us and our restricted subsidiaries.

    "UNRESTRICTED SUBSIDIARY" means any subsidiaries that is designated by our board of directors as an unrestricted subsidiaries pursuant to a board resolution, but only to the extent that such subsidiary:

    (1) has no indebtedness other than Non-Recourse Debt:

    (2) is not party to any agreement, contract, arrangement or understanding with us or any of our restricted subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such restricted subsidiary than those that might be obtained at the time from persons who are not our affiliates;

    (3) is a person with respect to which neither we nor any of our restricted subsidiaries has any direct or indirect obligation (a) to subscribe for additional equity interests or (b) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results; and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any of our indebtedness or any indebtedness of any of our restricted subsidiaries.

    Any designation of subsidiaries as an unrestricted subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any unrestricted subsidiary would fail to meet the preceding requirements as an unrestricted subsidiary, it shall thereafter cease to be an unrestricted subsidiary for purposes of the indenture and any indebtedness of such subsidiary shall be deemed to be incurred by one of our restricted subsidiaries as of such date and, if such indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," we shall be in default of such covenant. Our board of directors may at any time designate any unrestricted subsidiary to be a restricted subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of indebtedness by a restricted subsidiary of any outstanding indebtedness of such unrestricted subsidiary and such designation shall only be permitted if (1) such indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no default or event of default would be in existence following such designation.

    "VOTING STOCK" of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

    (2) the then outstanding principal amount of such indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified person means a restricted subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such person and/or by one or more wholly owned restricted subsidiaries of such person.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

    The following is a discussion of certain material U.S. Federal income tax consequences of the acquisition, ownership and disposition of the notes. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who are original owners of the notes and who hold such notes as capital assets. The discussion does not purport to address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations and persons in special situations, such as those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this discussion does not address U.S. federal alternative minimum tax consequences or any aspect of state, local or foreign taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect. We will treat the notes as indebtedness for federal income tax purposes, and the following discussion assumes that such treatment is correct.

    For purposes of this discussion, a "U.S. holder" is a holder of a note who is a United States citizen or resident, a corporation or partnership created or organized in or under the laws of the United States or any state, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a United States court exercises primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. A "non-U.S. holder" is a holder of a note who is not a U.S. holder.

    PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

TAX CONSEQUENCES TO U.S. HOLDERS

    SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Upon the sale, exchange or retirement of the notes, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income) and the U.S. holder's adjusted tax basis in the notes. A U.S. holder's adjusted tax basis in the notes generally will be the U.S. holder's cost therefor, less any principal payments received by such holder.

    Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of the notes will be capital gain or loss. The gain or loss will be long-term capital gain or loss if the notes have been held by the U.S. holder for more than twelve months. Long-term capital gain is subject to a maximum federal tax rate of 20%. The deductibility of capital losses by U.S. holders is subject to limitation.

    EXCHANGE OFFER

    A U.S. holder will not recognize any taxable gain or loss on the exchange of the notes for exchange notes pursuant to the exchange offer, and a U.S. holder's tax basis and holding period in the exchange notes will be the same as in the outstanding notes.

    TAXATION OF INTEREST

    Interest paid on the notes will be includible in the income of a U.S. holder in accordance with the U.S. holder's regular method of tax accounting. A U.S. holder may be entitled to treat interest income on the notes as investment income for purposes of computing certain limitations concerning the deductibility of investment interest expense.

    In the event of a change of control, a holder of a note will have the right to require us to purchase such note at a price equal to 101% of the principal amount thereof. The Treasury Regulations provide that the right of a holder of a note to require redemption of such note upon the occurrence of a change of control will not affect the yield or maturity date of the note if, based on all the facts and circumstances as of the issue date, it is significantly more likely than not that a change of control giving rise to the redemption right will not occur. We believe that the redemption provisions of the notes will not affect the computation of the yield to maturity of the notes and intend to report in a manner consistent with this belief.

    We may redeem the notes at any time on or after June 1, 2004, and in certain circumstances, may redeem a portion of the notes at any time prior to June 1, 2002. Under the Treasury Regulations, we are deemed to exercise any option to redeem if the exercise of such option would lower the yield of the debt instrument. We believe that it will not be treated as having exercised an option to redeem under these rules and intend to report in a manner consistent with this belief.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

    SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Any capital gain a non-U.S. holder recognizes on the sale, exchange, retirement or other taxable disposition of a note will be exempt from U.S. federal income and withholding tax, provided that (1) the gain is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, and (2) in the case of a non-U.S. holder that is an individual, the non-U.S. holder is not present in the United States for 183 days or more during the taxable year.

    TAXATION OF INTEREST

    A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on interest paid on the notes so long as such interest is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, and the non-U.S. holder (1) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of French Automotive, (2) is not a "controlled foreign corporation" with respect to which French Automotive is a "related person" within the meaning of the Code, and (3) satisfies the requirements of Sections 871(h) or 881(c) of the Code, as set forth below under "OWNER STATEMENT REQUIREMENT." If the foregoing conditions (1) - (3) are not satisfied, then interest paid on the notes will be subject to U.S. withholding tax at a rate of 30%, unless such rate is reduced or eliminated pursuant to an applicable tax treaty.

    EFFECTIVELY CONNECTED INCOME

    If the interest, gain or other income a non-U.S. holder recognized on a note is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, the non-U.S. holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to U.S. federal income tax on the interest, gain or other income at regular federal income tax rates. In addition, if the non-U.S. holder is a corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    FEDERAL ESTATE TAXES

    A note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and that the interest accrued on such notes was not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States.

    OWNER STATEMENT REQUIREMENT

    Sections 871(h) and 881(c) of the Code require that either the beneficial owner of a note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds a note on behalf of such owner files a statement with us or our agent to the effect that the beneficial owner is not a United States person in order to avoid withholding of United States federal income tax. Under current regulations, this requirement will be satisfied if we or our agent receives (1) a statement (an "Owner Statement") from the beneficial owner of a note in which such owner certifies, under penalties of perjury, that such owner is not a United States person and provides such owner's name and address, or (2) a statement from the financial institution holding the note on behalf of the beneficial owner in which the financial institution certifies, under penalties of perjury, that it has received the Owner Statement together with a copy of the Owner Statement. The beneficial owner must inform us or our agent (or, in the case of a statement described in clause (2) of the immediately preceding sentence, the financial institution) within 30 days of any change in information on the Owner Statement. The Internal Revenue Service has amended the transition period relating to recently issued Treasury Regulations governing backup withholding and information reporting requirements. Withholding certificates or statements that are valid on December 31, 1999, may be treated as valid until the earlier of their expiration or December 31, 2000. Certificates or statements received under the currently effective rules will fail to be effective after December 31, 2000.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    We will, where required, report to the holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. A noncorporate U.S. holder may be subject to information reporting and to backup withholding at a rate of 31% with respect to payments of principal and interest made on a note, or on proceeds of the disposition of a note before maturity, unless such U.S. holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

    In the case of payments of interest to non-U.S. holders, current Treasury Regulations provide that the 31% backup withholding tax and certain information reporting requirements will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established, provided that neither we nor our payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under current Treasury Regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a non-U.S. holder on the disposition of the notes by or through a United States office of a United States or foreign broker, unless the non-U.S. holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to payment of the proceeds of a disposition of the notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the notes is not a United States person and such broker has no actual knowledge to the contrary, or the holder establishes an exemption. Neither information reporting nor backup withholding generally will apply to payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

    The Treasury Department has released new Treasury Regulations governing the backup withholding and information reporting requirements. The new regulations would not generally alter the treatment of a non-U.S. holder who furnishes an Owner Statement to the payor. The new regulations may change certain procedures applicable to the foreign office of a United States broker or foreign brokers with certain types of relationships to the United States. The new regulations are generally effective for payments made after December 31, 2000. Non U.S. holders should consult their own tax advisors with respect to the impact, if any, of the new final regulations.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sales of the exchange notes by such broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

    For a period of one year after the expiration date of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

    Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any such holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to such outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statement.

Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

                                 LEGAL MATTERS

    The validity of the exchange notes offered hereby and certain other legal matters will be passed upon on behalf of French Automotive by Kirkland & Ellis (a partnership that includes professional corporations), Chicago, Illinois. Certain partners of Kirkland & Ellis are partners in Randolph Street Partners II, which owns 190 shares of class D-1 common stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The consolidated financial statements of J.L. French Automotive Castings, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997 and the nine months ended December 31, 1996 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of Morris Ashby plc as of March 31, 1997 and 1996 and for each of the two years in the period ended March 31, 1997 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

    French Automotive has filed with the SEC a registration statement on Form S-4 pursuant to the Securities Act and the rules and regulations promulgated thereunder covering the exchange offer contemplated by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to French Automotive and the exchange offer, see the registration statement.

    We are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. We have agreed that, whether or not it is required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, it will furnish to the holders of the notes and file with the SEC, copies of the financial and other information that would be contained in the annual reports and quarterly reports that we would be required to file with the SEC if we were subject to such requirements of the Exchange Act. We will also make such reports available to prospective purchasers of the exchange notes, and to securities analysts and broker-dealers upon their request.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The Unaudited Pro Forma Statements of Operations for the year ended December 31, 1998, the six months ended June 30, 1999 and 1998 give effect to: (1) the recapitalization and the related financing transactions, including borrowings under the senior credit facility and subordinated financing facility and (2) the initial offering of the outstanding notes and the application of the net proceeds therefrom, as if such transactions had occurred at the beginning of the period.

    The unaudited pro forma financial data presented in this prospectus are based on the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Statements of Operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what our results will be for any future periods. The Unaudited Pro Forma Financial Statements are based upon assumptions and adjustments that we believe are reasonable. You should read the Unaudited Pro Forma Financial Statements and the accompanying notes in conjunction with the historical financial statements, including the related notes, included elsewhere in this prospectus.

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                 (In thousands)

                                                                                      PRO FORMA
                                                                         ACTUAL(1)   ADJUSTMENTS   PRO FORMA
                                                                         ----------  -----------  -----------
Sales..................................................................  $  295,690   $      --    $ 295,690
Cost of sales..........................................................     221,040          --      221,040
                                                                         ----------  -----------  -----------
  Gross profit.........................................................      74,650          --       74,650
Selling, general and administrative expenses...........................      16,802          --       16,802
Amortization of intangible assets......................................      16,861       1,174(2)     18,035
                                                                         ----------  -----------  -----------
  Operating income.....................................................      40,987      (1,174)      39,813
Interest expense.......................................................      20,533      22,270(3)     42,803
                                                                         ----------  -----------  -----------
  Income (loss) before income taxes....................................      20,454     (23,444)      (2,990)
Provision (benefit) for income taxes...................................       8,299      (9,495)(4)     (1,196)
                                                                         ----------  -----------  -----------
  Income (loss) from continuing operations.............................  $   12,155   $ (13,949)   $  (1,794)
                                                                         ----------  -----------  -----------
                                                                         ----------  -----------  -----------

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                 (In thousands)

                                                                                      PRO FORMA
                                                                           ACTUAL    ADJUSTMENTS   PRO FORMA
                                                                         ----------  -----------  -----------
Sales..................................................................  $  165,689   $      --    $ 165,689
Cost of sales..........................................................     123,406          --      123,406
                                                                         ----------  -----------  -----------
  Gross profit.........................................................      42,283          --       42,283
Selling, general and administrative expenses...........................      10,228          --       10,228
Recapitalization expenses..............................................      21,151     (21,151)(5)         --
Amortization of intangible assets......................................       5,505         392(2)      5,897
                                                                         ----------  -----------  -----------
  Operating income.....................................................       5,399      20,759       26,158
Interest expense.......................................................      13,823       7,579(3)     21,402
                                                                         ----------  -----------  -----------
  Income (loss) before income taxes....................................      (8,424)     13,180        4,756
Provision (benefit) for income taxes...................................      (3,369)      5,271(4)      1,902
                                                                         ----------  -----------  -----------
  Income from continuing operations....................................  $   (5,055)  $   7,909    $   2,854
                                                                         ----------  -----------  -----------
                                                                         ----------  -----------  -----------

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                 (In thousands)

                                                                                      PRO FORMA
                                                                           ACTUAL    ADJUSTMENTS   PRO FORMA
                                                                         ----------  -----------  -----------
Sales..................................................................  $  145,563   $      --    $ 145,563
Cost of sales..........................................................     108,467          --      108,467
                                                                         ----------  -----------  -----------
  Gross profit.........................................................      37,096          --       37,096
Selling, general and administrative expenses...........................       8,882          --        8,882
Amortization of intangible assets......................................       8,484         588(2)      9,072
                                                                         ----------  -----------  -----------
  Operating income.....................................................      19,730        (588)      19,142
Interest expense.......................................................       8,844      12,558(3)     21,402
                                                                         ----------  -----------  -----------
  Income (loss) before income taxes....................................      10,886     (13,146)      (2,260)
Provision (benefit) for income taxes...................................       4,376      (5,279)(4)       (903)
                                                                         ----------  -----------  -----------
  Income (loss) from continuing operations.............................  $    6,510   $  (7,867)   $  (1,357)
                                                                         ----------  -----------  -----------
                                                                         ----------  -----------  -----------

             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

                                 (In thousands)

(1) Represents the results of operations of French Automotive for the year ended December 31, 1998, including the results of operations of Morris Ashby and Ansola from their respective dates of acquisition. The results of operations of Morris Ashby and Ansola prior to their respective dates of acquisition have not been included because such results are not material to French Automotive's results of operations taken as a whole.

(2) Represents the net increase in amortization of other intangible assets arising from amortization of fees related to the senior credit facility and costs associated with the initial offering of the outstanding notes, net of amortization of debt issue costs related to the former credit facility:

                                              YEAR ENDED       SIX MONTHS         SIX MONTHS
                                             DECEMBER 31,    ENDED JUNE 30,     ENDED JUNE 30,
                                                 1998             1999               1998
                                             -------------  -----------------  -----------------
Senior credit facility.....................    $   1,111        $     371          $     556
Initial offering of the outstanding
  notes....................................          720              240                360
Debt issue costs related to former credit
  facility.................................         (657)            (219)              (328)
                                                  ------            -----              -----
  Net increase.............................    $   1,174        $     392          $     588
                                                  ------            -----              -----
                                                  ------            -----              -----

(3) Represents the change in interest expense arising from:

                                              YEAR ENDED      SIX MONTHS        SIX MONTHS
                                             DECEMBER 31,   ENDED JUNE 30,    ENDED JUNE 30,
                                                 1998            1999              1998
                                             ------------  ----------------  ----------------
Interest expense on tranche A term loan....   $    8,138      $    4,069        $    4,069
Interest expense on tranche B term loan....       12,000           6,000             6,000
Interest expense on notes offered hereby...       20,125          10,063            10,063
Interest expense on other senior
  indebtedness.............................        2,540           1,270             1,270
                                             ------------       --------           -------
                                                  42,803          21,402            21,402
Net interest expense previously recorded by
  French Automotive........................      (20,533)        (13,823)           (8,844)
                                             ------------       --------           -------
  Net increase.............................   $   22,270      $    7,579        $   12,558
                                             ------------       --------           -------
                                             ------------       --------           -------

(4) Adjusts income taxes on a pro forma basis to reflect French Automotive's estimated effective tax rate.

(5) Represents an elimination of non-recurring expenses incurred pursuant to the recapitalization.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------

J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

  Report of Independent Public Accountants.................................................................        F-2

  Consolidated Balance Sheets as of December 31, 1998 and 1997.............................................        F-3

  Consolidated Statements of Operations for the Years Ended December 31, 1998 and 1997 and for the Nine
    Months Ended December 31, 1996.........................................................................        F-4

  Consolidated Statements of Stockholders' Investment and Comprehensive Income for the Years Ended December
    31, 1998 and 1997 and for the Nine Months Ended December 31, 1996......................................        F-5

  Consolidated Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 and for the Nine
    Months Ended December 31, 1996.........................................................................        F-6

  Notes to Consolidated Financial Statements...............................................................        F-7

  Condensed Consolidated Balance Sheets as of June 30, 1999 (unaudited) and December 31, 1998..............       F-26

  Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 1999 and 1998
    (unaudited)............................................................................................       F-29

  Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1999 and 1998
    (unaudited)............................................................................................       F-30

  Notes to Condensed Consolidated Financial Statements (unaudited).........................................       F-31

MORRIS ASHBY PLC

  Auditors' Report.........................................................................................       F-39

  Consolidated Profit and Loss Account for the Years Ended March 31, 1997 and 1996.........................       F-40

  Balance Sheets as at March 31, 1997 and 1996.............................................................       F-41

  Cash Flow Statement for the Years Ended March 31, 1997 and 1996..........................................       F-42

  Notes to the Accounts....................................................................................       F-43

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To J. L. French Automotive Castings, Inc. and Subsidiaries:

    We have audited the accompanying consolidated balance sheets of J. L. French Automotive Castings, Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' investment and comprehensive income and cash flows for the years ended December 31, 1998 and 1997 and for the nine months ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of J. L. French Automotive Castings, Inc. and Subsidiaries as of December 31, 1998 and 1997 and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997 and for the nine months ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
April 30, 1999 (except with respect to
  the matter discussed in Note 13,
  as to which the date is May 25, 1999)

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                               AS OF DECEMBER 31

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                               1998       1997
                                                                                             ---------  ---------
                                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents................................................................  $   4,128  $  14,438
  Accounts receivable, less reserve for doubtful accounts of $1,353 and $553...............     55,242     18,529
  Inventories..............................................................................     17,077      7,422
  Customer tooling-in-progress.............................................................      8,013      5,992
  Other current assets.....................................................................      2,029      1,713
                                                                                             ---------  ---------
    Total current assets...................................................................     86,489     48,094
PROPERTY, PLANT AND EQUIPMENT, net.........................................................    147,505     66,371
INTANGIBLE AND OTHER ASSETS, net of accumulated amortization of $56,233 and $39,372........    170,799    120,737
                                                                                             ---------  ---------
    Total assets...........................................................................  $ 404,793  $ 235,202
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                                    LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES:
  Accounts payable.........................................................................  $  27,814  $   5,131
  Accrued liabilities......................................................................     23,329      6,899
  Current portion of long-term debt........................................................     13,113     12,170
                                                                                             ---------  ---------
    Total current liabilities..............................................................     64,256     24,200
LONG-TERM DEBT, excluding current portion..................................................    198,467    122,221
OTHER NONCURRENT LIABILITIES...............................................................      5,165         --
                                                                                             ---------  ---------
    Total liabilities......................................................................    267,888    146,421

COMMITMENTS AND CONTINGENCIES (Notes 9 and 10)

CONVERTIBLE REDEEMABLE SERIES A PREFERRED STOCK............................................     12,217     11,974

CONVERTIBLE REDEEMABLE SERIES B PREFERRED STOCK............................................         --         --

STOCKHOLDERS' INVESTMENT:
  Common stock, Class A; par value $0.0001; 300,000 shares authorized; 60,492.73 and
    66,960.34 shares issued and outstanding................................................         --         --
  Common stock, Class B; par value $0.0001; 75,000 shares authorized; 16,016.36 and
    2,326.86 shares issued and outstanding.................................................         --         --
  Common stock, Class C; par value $0.0001; 50,000 shares authorized; 2,651.05 and 258.54
    shares issued and outstanding..........................................................         --         --
  Common stock, Class D; par value $0.0001; 25,000 shares authorized; 294.56 and 0 shares
    issued and outstanding.................................................................         --         --
  Additional paid-in capital...............................................................    109,034     72,640
  Retained earnings........................................................................     14,224      4,167
  Accumulated other comprehensive income--foreign currency translation adjustment..........      1,430         --
                                                                                             ---------  ---------
    Total stockholders' investment.........................................................    124,688     76,807
                                                                                             ---------  ---------
    Total liabilities and stockholders' investment.........................................  $ 404,793  $ 235,202
                                                                                             ---------  ---------
                                                                                             ---------  ---------

   The accompanying notes are an integral part of these consolidated balance sheets.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                         YEARS ENDED DECEMBER
                                                                                  31               NINE MONTHS
                                                                        ----------------------        ENDED
                                                                           1998        1997     DECEMBER 31, 1996
                                                                        ----------  ----------  -----------------
SALES.................................................................  $  295,690  $  169,510     $   106,941

COST OF SALES.........................................................     221,040     116,522          75,697
                                                                        ----------  ----------        --------
    Gross profit......................................................      74,650      52,988          31,244

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..........................      16,802       5,649           3,359

AMORTIZATION OF INTANGIBLE ASSETS.....................................      16,861      20,680          18,692
                                                                        ----------  ----------        --------
    Operating income..................................................      40,987      26,659           9,193

INTEREST EXPENSE, net.................................................      20,533      13,981          11,973
                                                                        ----------  ----------        --------
    Income (loss) before income taxes and extraordinary loss..........      20,454      12,678          (2,780)

PROVISION (BENEFIT) FOR INCOME TAXES..................................       8,299       4,954          (1,126)
                                                                        ----------  ----------        --------
    Income (loss) before extraordinary loss...........................      12,155       7,724          (1,654)

EXTRAORDINARY LOSS--WRITE-OFF OF UNAMORTIZED DEBT ISSUANCE COSTS, net
  of income tax benefit of $515.......................................         805          --              --
                                                                        ----------  ----------        --------
NET INCOME (LOSS).....................................................  $   11,350  $    7,724     $    (1,654)
                                                                        ----------  ----------        --------
                                                                        ----------  ----------        --------

  The accompanying notes are an integral part of these consolidated financial statements.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT AND COMPREHENSIVE INCOME
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                   COMMON STOCKS
                                                            ------------------------------------------------------------
                                                                    CLASS A                   CLASS B           CLASS C
                                                            ------------------------  -----------------------  ---------
                                                              SHARES       AMOUNT       SHARES      AMOUNT      SHARES
                                                            -----------  -----------  ----------  -----------  ---------
INITIAL CAPITALIZATION:
  Issuance of common stock................................    64,960.34   $      --     2,326.86   $      --      258.54
  Capital component of convertible redeemable Series A
    preferred stock.......................................           --          --           --          --          --
                                                            -----------       -----   ----------       -----   ---------
                                                              64,960.34          --     2,326.86          --      258.54
  Sale of Class A common stock, $1,000 per share..........        2,000          --           --          --          --
  Accretion of convertible redeemable Series A preferred
    stock to redemption value.............................           --          --           --          --          --
  Dividends declared for convertible redeemable Series A
    preferred stock, $523 per share.......................           --          --           --          --          --
  Comprehensive income--
    Net loss..............................................           --          --           --          --          --
                                                            -----------       -----   ----------       -----   ---------
BALANCE, December 31, 1996................................    66,960.34          --     2,326.86          --      258.54
  Comprehensive income--
    Net income............................................           --          --           --          --          --
  Accretion of convertible redeemable Series A preferred
    stock to redemption value.............................           --          --           --          --          --
  Dividends declared for convertible redeemable Series A
    preferred stock, $700 per share.......................           --          --           --          --          --
                                                            -----------       -----   ----------       -----   ---------
BALANCE, December 31, 1997................................    66,960.34          --     2,326.86          --      258.54
  Comprehensive income--
    Net income............................................           --          --           --          --          --
    Foreign currency translation adjustment...............           --          --           --          --          --
    Total comprehensive income............................
  Accretion of convertible redeemable Series A preferred
    stock to redemption value.............................           --          --           --          --          --
  Dividends declared for convertible redeemable Series A
    preferred stock, $700 per share.......................           --          --           --          --          --
  Conversion of Class A to Class B........................   (13,944.85)         --    13,944.85          --          --
  Conversion of Class B to Class C........................           --          --    (2,326.86)         --    2,326.86
  Conversion of Class C to Class D........................           --          --           --          --     (258.54)
  Sale of common stocks at $3,672.89 per share............     7,477.24          --     2,071.51          --      324.19
                                                            -----------       -----   ----------       -----   ---------
BALANCE, December 31, 1998................................    60,492.73   $      --    16,016.36   $      --    2,651.05
                                                            -----------       -----   ----------       -----   ---------
                                                            -----------       -----   ----------       -----   ---------


                                                                                 CLASS D           ADDITIONAL
                                                                         ------------------------    PAID-IN     RETAINED
                                                              AMOUNT       SHARES       AMOUNT       CAPITAL     EARNINGS
                                                            -----------  -----------  -----------  -----------  -----------
INITIAL CAPITALIZATION:
  Issuance of common stock................................   $      --           --    $      --    $  67,546    $      --
  Capital component of convertible redeemable Series A
    preferred stock.......................................          --           --           --        3,396           --
                                                                 -----   -----------       -----   -----------  -----------
                                                                    --           --           --       70,942           --
  Sale of Class A common stock, $1,000 per share..........          --           --           --        2,000           --
  Accretion of convertible redeemable Series A preferred
    stock to redemption value.............................          --           --           --           --         (152)
  Dividends declared for convertible redeemable Series A
    preferred stock, $523 per share.......................          --           --           --         (302)        (483)
  Comprehensive income--
    Net loss..............................................          --           --           --           --       (1,654)
                                                                 -----   -----------       -----   -----------  -----------
BALANCE, December 31, 1996................................          --           --           --       72,640       (2,289)
  Comprehensive income--
    Net income............................................          --           --           --           --        7,724
  Accretion of convertible redeemable Series A preferred
    stock to redemption value.............................          --           --           --           --         (218)
  Dividends declared for convertible redeemable Series A
    preferred stock, $700 per share.......................          --           --           --           --       (1,050)
                                                                 -----   -----------       -----   -----------  -----------
BALANCE, December 31, 1997................................          --           --           --       72,640        4,167
  Comprehensive income--
    Net income............................................          --           --           --           --       11,350
    Foreign currency translation adjustment...............          --           --           --           --           --
    Total comprehensive income............................
  Accretion of convertible redeemable Series A preferred
    stock to redemption value.............................          --           --           --           --         (243)
  Dividends declared for convertible redeemable Series A
    preferred stock, $700 per share.......................          --           --           --           --       (1,050)
  Conversion of Class A to Class B........................          --           --           --           --           --
  Conversion of Class B to Class C........................          --           --           --           --           --
  Conversion of Class C to Class D........................          --       258.54           --           --           --
  Sale of common stocks at $3,672.89 per share............          --        36.02           --       36,394           --
                                                                 -----   -----------       -----   -----------  -----------
BALANCE, December 31, 1998................................   $      --       294.56    $      --    $ 109,034    $  14,224
                                                                 -----   -----------       -----   -----------  -----------
                                                                 -----   -----------       -----   -----------  -----------


                                                              ACCUMULATED
                                                                 OTHER
                                                             COMPREHENSIVE
                                                                INCOME         TOTAL
                                                            ---------------  ---------
INITIAL CAPITALIZATION:
  Issuance of common stock................................     $      --     $  67,546
  Capital component of convertible redeemable Series A
    preferred stock.......................................            --         3,396
                                                                  ------     ---------
                                                                      --        70,942
  Sale of Class A common stock, $1,000 per share..........            --         2,000
  Accretion of convertible redeemable Series A preferred
    stock to redemption value.............................            --          (152)
  Dividends declared for convertible redeemable Series A
    preferred stock, $523 per share.......................            --          (785)
  Comprehensive income--
    Net loss..............................................            --        (1,654)
                                                                  ------     ---------
BALANCE, December 31, 1996................................            --        70,351
  Comprehensive income--
    Net income............................................            --         7,724
  Accretion of convertible redeemable Series A preferred
    stock to redemption value.............................            --          (218)
  Dividends declared for convertible redeemable Series A
    preferred stock, $700 per share.......................            --        (1,050)
                                                                  ------     ---------
BALANCE, December 31, 1997................................            --        76,807
  Comprehensive income--
    Net income............................................
    Foreign currency translation adjustment...............         1,430
    Total comprehensive income............................                      12,780
  Accretion of convertible redeemable Series A preferred
    stock to redemption value.............................            --          (243)
  Dividends declared for convertible redeemable Series A
    preferred stock, $700 per share.......................            --        (1,050)
  Conversion of Class A to Class B........................            --            --
  Conversion of Class B to Class C........................            --            --
  Conversion of Class C to Class D........................            --            --
  Sale of common stocks at $3,672.89 per share............            --        36,394
                                                                  ------     ---------
BALANCE, December 31, 1998................................     $   1,430     $ 124,688
                                                                  ------     ---------
                                                                  ------     ---------

  The accompanying notes are an integral part of these consolidated financial statements.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                        YEARS ENDED DECEMBER 31
                                                                                                    NINE MONTHS
                                                                        -----------------------        ENDED
                                                                           1998         1997     DECEMBER 31, 1996
                                                                        -----------  ----------  -----------------
OPERATING ACTIVITIES:
  Net income (loss)...................................................  $    11,350  $    7,724     $    (1,654)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities--
    Depreciation and amortization.....................................       36,037      31,037          25,880
    Subordinated notes discount accretion.............................          469         437             250
    Deferred income taxes.............................................        1,100        (610)         (3,743)
    Extraordinary loss................................................          805          --              --
    Change in other operating items:
      Accounts receivable.............................................      (12,197)     (1,485)          3,446
      Inventories and customer tooling-in-progress....................       (3,398)     (6,210)          2,451
      Accounts payable and accrued liabilities........................        5,662        (420)            420
      Other, net......................................................         (773)       (844)           (329)
                                                                        -----------  ----------  -----------------
        Net cash provided by operating activities.....................       39,055      29,629          26,721
                                                                        -----------  ----------  -----------------
INVESTING ACTIVITIES:
  Acquisitions, net of cash acquired..................................      (74,778)         --        (227,765)
  Capital expenditures................................................      (34,640)    (24,530)         (2,995)
                                                                        -----------  ----------  -----------------
        Net cash used for investing activities........................     (109,418)    (24,530)       (230,760)
                                                                        -----------  ----------  -----------------
FINANCING ACTIVITIES:
  Borrowings under revolving credit facilities........................      197,273          --              --
  Repayments under revolving credit facilities........................     (179,870)         --              --
  Long-term borrowings................................................       74,474          --         152,454
  Repayment of long-term borrowings...................................      (64,157)    (10,715)         (8,035)
  Debt issuance costs.................................................       (3,193)         --          (3,300)
  Proceeds from sale of common stock..................................       36,394          --          69,546
  Proceeds from sale of convertible redeemable Series A preferred
    stock.............................................................           --          --          15,000
  Dividends paid on convertible redeemable Series A preferred stock...       (1,050)     (1,572)             --
                                                                        -----------  ----------  -----------------
        Net cash provided by (used in) financing activities...........       59,871     (12,287)        225,665
                                                                        -----------  ----------  -----------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS..........          182          --              --
                                                                        -----------  ----------  -----------------
NET CHANGE IN CASH AND CASH EQUIVALENTS...............................      (10,310)     (7,188)         21,626

CASH AND CASH EQUIVALENTS, beginning of period........................       14,438      21,626              --
                                                                        -----------  ----------  -----------------
CASH AND CASH EQUIVALENTS, end of period..............................  $     4,128  $   14,438     $    21,626
                                                                        -----------  ----------  -----------------
                                                                        -----------  ----------  -----------------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for--
    Interest..........................................................  $    20,289  $   15,107     $    10,216
                                                                        -----------  ----------  -----------------
                                                                        -----------  ----------  -----------------
    Income taxes......................................................  $     6,200  $    6,245     $     2,781
                                                                        -----------  ----------  -----------------
                                                                        -----------  ----------  -----------------

  The accompanying notes are an integral part of these consolidated financial statements.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

1. ORGANIZATION AND BASIS OF PRESENTATION:

DESCRIPTION OF BUSINESS

    J. L. French Automotive Castings, Inc. (French) is an international independent designer and manufacturer of aluminum die cast components and assemblies for the global automotive industry. French consists of three primary operating subsidiaries: French Holdings, Inc. and Subsidiaries (FHI) initially capitalized in April 1996, located primarily in Wisconsin; Morris Ashby Ltd. and Subsidiaries (Morris Ashby) acquired in January 1998, located in the United Kingdom; and Fundiciones Viuda De Ansola, S.A. (Ansola) acquired in April 1998, located in Spain.

2. SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION AND PRESENTATION

    The consolidated financial statements include the financial statements of French and its wholly owned subsidiaries (collectively referred to as the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less. Cash equivalents consist primarily of short-term money market investments with Spanish financial institutions in 1998, and overnight investments collateralized by U.S. government securities and premium rated commercial paper in 1997. Cash equivalents are stated at cost which approximates fair value.

INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) or average cost methods, which approximate current cost. Market is determined by the quoted price for comparable raw materials.

    Inventories consisted of the following (in thousands):

                                                                               DECEMBER 31
                                                                           --------------------
                                                                             1998       1997
                                                                           ---------  ---------
Raw materials............................................................  $   4,094  $   2,313
Components...............................................................      2,815      1,841
Work-in-process..........................................................      5,045        887
Finished goods...........................................................      4,573      1,860
Supplies.................................................................        550        521
                                                                           ---------  ---------
                                                                           $  17,077  $   7,422
                                                                           ---------  ---------
                                                                           ---------  ---------

CUSTOMER TOOLING

    Excess of cost over billings on uncompleted tooling projects represents costs incurred by the Company in the production of customer-owned tooling to be used by the Company in the manufacture

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) of its products. The Company receives a specific purchase order for this tooling and is reimbursed by the customer for the cost of such tooling. Costs are deferred until reimbursed by the customer. Forecasted losses on incomplete projects are recognized currently.

PROPERTY, PLANT AND EQUIPMENT

    Property plant and equipment consisted of the following (in thousands):

                                                                             DECEMBER 31
                                                                        ----------------------
                                                                           1998        1997
                                                                        ----------  ----------
Land and improvements.................................................  $    3,218  $    1,239
Buildings.............................................................      30,044      15,537
Machinery and equipment...............................................     138,908      59,673
Furniture, fixtures and other.........................................       2,390         757
Construction in progress..............................................       9,455       6,663
                                                                        ----------  ----------
                                                                           184,015      83,869
Less- Accumulated depreciation........................................     (36,510)    (17,498)
                                                                        ----------  ----------
Net property, plant and equipment.....................................  $  147,505  $   66,371
                                                                        ----------  ----------
                                                                        ----------  ----------

    Property, plant and equipment are stated at cost. Depreciation of plant and equipment is calculated on the straight-line method over the following estimated useful lives:

                                                               15 to 39
Buildings and land improvements..............................  years
Machinery and equipment......................................  5 to 13 years
Furniture and fixtures.......................................  3 to 10 years

    The Company capitalizes interest cost as a component of the cost of construction in progress. Interest costs of $210,000 and $384,000 were capitalized for the years ended December 31, 1998 and 1997. There were no costs capitalized for the period ended December 31, 1996.

    Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the item are capitalized and depreciated. The cost and accumulated depreciation of property, plant and equipment retired or otherwise disposed of are removed from the related accounts, and any residual values are charged or credited to income.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INTANGIBLE AND OTHER ASSETS

    Intangibles and other assets consisted of the following (in thousands):

                                                                             DECEMBER 31
                                                                        ----------------------
                                                                           1998        1997
                                                                        ----------  ----------
Goodwill..............................................................  $  169,793  $   98,779
Customer relationships................................................      52,946      52,946
Debt issuance costs and other.........................................       4,293       8,384
                                                                        ----------  ----------
                                                                           227,032     160,109
Accumulated amortization..............................................     (56,233)    (39,372)
                                                                        ----------  ----------
                                                                        $  170,799  $  120,737
                                                                        ----------  ----------
                                                                        ----------  ----------

    Goodwill represents the excess of the purchase price over fair value of net assets acquired arising from the initial capitalization in April 1996 and the Morris Ashby and Ansola transactions described in Note 3. Goodwill is amortized on a straight-line basis over 40 years. Amortization for the customer relationships is calculated using an accelerated method, reflecting the nature of the relationship, over 5 years. Debt financing costs are amortized over the term of the applicable agreement.

    The Company periodically evaluates whether events and circumstances have occurred which may affect the estimated useful life or the recoverability of the remaining balance of its goodwill and other long-lived assets. If such events or circumstances were to indicate that the carrying amount of these assets would not be recoverable, the Company would estimate the future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) were less than the carrying amount of goodwill and other long-lived assets, the Company would recognize an impairment loss.

ACCRUED LIABILITIES

    Accrued liabilities consisted of the following (in thousands):

                                                                               DECEMBER 31
                                                                           --------------------
                                                                             1998       1997
                                                                           ---------  ---------
Compensation and benefits................................................  $  10,026  $   4,121
Income taxes.............................................................      2,361        128
Tooling advances.........................................................      4,896         --
Interest.................................................................      2,084      1,742
Other....................................................................      3,962        908
                                                                           ---------  ---------
                                                                           $  23,329  $   6,899
                                                                           ---------  ---------
                                                                           ---------  ---------

INCOME TAXES

    The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.

REVENUE RECOGNITION AND SALES COMMITMENTS

    The Company recognizes revenue as its products are shipped to its customers. The Company enters into agreements to produce products for its customers at the beginning of a given vehicle's life. Once such agreements are entered into by the Company, fulfillment of the customer's purchasing requirements is the obligation of the Company for the entire production life of the vehicle, with terms averaging seven years. The Company has no provisions to terminate such contracts.

FOREIGN CURRENCY TRANSLATION

    Assets and liabilities of foreign operations are translated into U.S. dollars using the year-end rates of exchange. Results of operations are translated at average rates prevailing throughout the period. Translation gains and losses are accumulated as a separate component of other comprehensive income--foreign currency translation adjustments in stockholders' investment. Gains and losses resulting from foreign currency transactions are included in net income. Such gains or losses and related hedges are reported in the same manner as translation adjustments.

STOCK OPTION PLANS

    The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation expense is recorded only if the current market price of the underlying stock exceeds the exercise price of the stock option.

COMPREHENSIVE INCOME

    Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income, " which established standards for reporting and display of comprehensive income and its components. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. For the Company, comprehensive income represents net income adjusted for foreign currency translation adjustments. In accordance with SFAS No. 130, the Company has chosen to disclose comprehensive income in the accompanying consolidated statements of stockholders' investment and comprehensive income. Net income
(loss) for periods prior to 1998 was the same as comprehensive income.

SEGMENT REPORTING

    In 1998, the Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14, replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The adoption affected only the disclosure of segment information (see Note 8).

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," becomes effective for the years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allow a derivative's gains or losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company has not yet quantified the impact of adopting SFAS No. 133 and has not yet determined the timing of adoption.

    During 1998, the Company adopted Financial Accounting Standards Board Statement of Position (SOP) No. 98-5, "Reporting on the Costs of Start-up Activities." SOP 98-5 requires that start-up activities be expensed as incurred, versus capitalizing and expensing them over a period of time. The adoption of SOP 98-5 did not affect the Company's consolidated results of operations or the financial position of the Company.

USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of changes in net assets available for benefits during the reporting period. Ultimate results could differ from those estimates.

RECLASSIFICATIONS

    Certain amounts previously reported in the 1997 and 1996 consolidated financial statements have been reclassified to conform to the 1998 presentation. These reclassifications had no effect on previously reported net income (loss) or stockholders' investment.

3. MERGER AND ACQUISITIONS:

MORRIS ASHBY AND ANSOLA

    On January 12, 1998, the Company effectively acquired 100% of the outstanding common stock of Morris Ashby for approximately $54.0 million in cash, including certain transaction costs, plus unsecured sterling loan notes issued to certain electing shareholders in the amount of $26.4 million. On April 30, 1998, the Company acquired 100% of the outstanding common stock of Ansola for approximately $20.8 million in cash, including certain transaction costs.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

3. MERGER AND ACQUISITIONS: (CONTINUED)
    The acquisitions of Morris Ashby and Ansola have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair value as of the respective dates of acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed have been recorded as goodwill.

    The assets acquired and liabilities assumed have been recorded based upon preliminary estimates of fair value as of the dates of acquisition. The Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates will be reflected as adjustments to goodwill. Results of operations for these acquisitions have been included in the accompanying consolidated financial statements since the respective dates of the acquisition.

    The following unaudited consolidated pro forma results of operations for the years ended December 31, 1998 and 1997 give effect to the acquisitions of Morris Ashby and Ansola as if such transactions had occurred at the beginning of the period (in thousands):

                                                                         PRO FORMA FOR YEARS
                                                                          ENDED DECEMBER 31
                                                                        ----------------------
                                                                           1998        1997
                                                                        ----------  ----------
Sales.................................................................  $  303,899  $  269,480
Operating income......................................................      41,910      38,222
Net income before extraordinary item..................................      12,264      14,696

    The unaudited pro forma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had occurred at such dates or to project the Company's future results of operations.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

4. LONG-TERM DEBT:

    Long-term debt consisted of the following (in thousands)

                                                                             DECEMBER 31
                                                                        ----------------------
                                                                           1998        1997
                                                                        ----------  ----------
1998 senior credit facility:
  U.S. term loan......................................................  $   41,625  $       --
  Sterling term loan..................................................      24,215          --
  U.S. revolving credit facility......................................      15,000          --
  Sterling revolving credit facility..................................      14,204          --
1996 senior credit facility--U.S. term loan...........................          --      56,250
Unsecured sterling loan notes.........................................      27,303          --
Peseta term loans.....................................................       5,303          --
Obligations under capital leases (Note 10)............................       5,320          --
Subordinated notes at face amount.....................................      85,000      85,000
Less- Subordinated notes original issue discount......................      (6,390)     (6,859)
                                                                        ----------  ----------
                                                                           211,580     134,391
Less- Current portion.................................................      13,113      12,170
                                                                        ----------  ----------
                                                                        $  198,467  $  122,221
                                                                        ----------  ----------
                                                                        ----------  ----------

1998 SENIOR CREDIT FACILITY

    On March 16, 1998, the Company entered into a new global senior credit facility (the Agreement) with a group of banks providing for a U.S. term loan and revolving credit facility of $45.0 million and $75.0 million, respectively, and a sterling term loan and revolving credit facility of L33.6 million and L16.4 million, respectively. The proceeds from the new senior credit facility were used to finance the acquisitions of Morris Ashby and Ansola and retire amounts outstanding under the 1996 senior credit facility discussed below.

    Each of the revolving credit facilities and term loans provide for an annual interest rate, at the option of the Company, equal to either the Eurocurrency loan rate plus an applicable margin of 0.5% to 1.25%, or the base rate, as defined, plus an applicable margin of up to 0.25%. The applicable interest rate at December 31, 1998 was 6.6% for the U.S. term loan and revolving credit facility and 6.5% for the Sterling term loan and revolving credit facility. The Eurocurrency loan rate reflects the London Interbank Offered Rate (LIBOR) plus an additional margin as determined by the Lender's agent. The base rate is equal to the greater of 1) the publicly announced prime rate, 2) the federal funds rate plus 0.5% to 1.0%, or 3) the base certificate of deposit rate plus 1.0%. The applicable margin is based on the Company's leverage ratio as defined in the Agreement. A commitment fee ranging from 0.2% to 0.375%, depending on the Company's leverage ratio, is charged on the unused portion of the revolving credit facilities.

    The dollar and sterling term loans call for quarterly principal payments totaling $1.1 million and L395,000 respectively, from June 30, 1998 to March 31, 1999.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

4. LONG-TERM DEBT: (CONTINUED)
    The Agreement contains covenants which restrict the Company with regard to capital expenditures, asset sales, additional debt and distributions to stockholders, while permitting regularly scheduled dividends or redemption of Series A and B preferred stock. The Company is also subject to the maintenance of certain financial covenants. The Company was in compliance with all covenants as of December 31, 1998.

    The Agreement was terminated in April 1999 in connection with the transaction described in Note 13.

1996 SENIOR CREDIT FACILITY

    In 1997, the U.S. term loan represented advances under a $100.0 million Loan and Security Agreement with a group of banks entered into in conjunction with the 1996 Acquisition. The term loan was payable in quarterly principal installments of $2.7 million with a final payment of $21.4 million due on April 2, 2001. Interest on the term loan was based on the prime rate plus 5% or, alternatively at the option of the Company, on the LIBOR plus .75% (6.7% at December 31, 1997).

    The Loan and Security Agreement also provided for a U.S. revolving credit facility. There were no borrowings outstanding as of December 31, 1997 under the revolving credit facility.

    In connection with the repayment of the 1996 Senior Credit Facility, the Company wrote off as an extraordinary loss $1.3 million ($805,000 after income tax benefit) of unamortized debt issuance costs.

PESETA TERM LOANS

    Upon the acquisition of Ansola, the Company assumed peseta term loans under agreements with a number of Spanish banks. The loans were used by Ansola to finance capital expenditures and generally have restrictions that require approval prior to the disposal of assets. The loans have various payment terms and maturity dates from 2000 through 2005. The effective interest rate in 1998 was approximately 5.2%.

SUBORDINATED NOTES

    The subordinated notes (the Notes) bear interest at 12% and are due March 31, 2006. In conjunction with the acquisition and merger with FHI as discussed in Note 3, the Notes were amended and the Company assumed all obligations and rights of FHI under the Notes. The Notes are subordinated to the obligations under the Agreement. The Notes were originally issued by FHI in April 1996 at a face value of $85.0 million, with a discounted yield of 13.65%. Interest is payable semiannually. The original issue discount is being accreted under the interest method over the term of the Notes.

    The Notes were retired in April 1999 in connection with the transaction described in Note 13.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

4. LONG-TERM DEBT: (CONTINUED)
AGGREGATE MATURITIES

    The aggregate maturities of long-term debt, including obligations under capital leases, for each of the five years subsequent to December 31, 1998 are as follows (in thousands):

                                                                                      AMOUNT
                                                                                    ----------
1999..............................................................................  $   13,113
2000..............................................................................      13,542
2001..............................................................................      13,499
2002..............................................................................      13,177
2003..............................................................................      77,984
2004 and thereafter...............................................................      80,265
                                                                                    ----------
                                                                                    $  211,580
                                                                                    ----------
                                                                                    ----------

5. REDEEMABLE PREFERRED STOCKS:

    The Company has 1,500 shares of convertible redeemable 7% Series A preferred stock with a redemption value of $15.0 million issued and outstanding as of December 31, 1998. The Series A preferred stock has a par value of $.0001 per share. Holders of Series A preferred stock are entitled to cumulative cash dividends, payable quarterly on the first business day of the succeeding quarter, at an annual rate of $700 per share.

    Each share of Series A preferred stock is convertible at any time at the option of the holder into (i) 2.26372 shares of Class A common stock, or if such share of Series A preferred stock is held by a Regulated Holder, 2.26372 shares of Class B common stock; and (ii) one share of Series B preferred stock. The conversion rate is subject to adjustment under certain circumstances pursuant to antidilution provisions. The Series A preferred stock carries a redemption price of $10,000 per share plus accrued, but unpaid, cash dividends.

    The shares of Series A preferred stock are nonvoting, except in certain circumstances. Such shares rank in parity with shares of Series B preferred stock with respect to dividend rights and rights of liquidation and dissolution and are senior to all other equity securities of the Company, including all preferred stock used subsequent to March 16, 1998.

    The Series A preferred stock was stated at estimated fair value at the original date of issuance, net of $3.4 million, the estimated fair value attributed to the conversion into shares of Class A common stock. The Company is recording the accretion to increase the carrying value of the Series A preferred stock to the redemption value of $15.0 million as a reduction to retained earnings.

    The Company has 1,500 shares of authorized redeemable 7% Series B preferred stock with a par value of $.0001 per share that are available for issue only in the event of the conversion of the Series A preferred stock. Shares of the Series B preferred stock are not convertible, but have the same rights as the Series A preferred stock with respect to dividends, liquidation, dissolution, voting and seniority with respect to all other equity securities of the Company.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

5. REDEEMABLE PREFERRED STOCKS: (CONTINUED)
    Any outstanding shares of Series B preferred stock may be redeemed at the option of the Company at any time at $10,000 per share plus accrued, but unpaid, cash dividends.

    In April 1999, in connection with transaction described in Note 13, each share of Series A preferred stock was converted into 2.26372 shares of Class A common stock and 1 share of Series B preferred stock. Certain shares of the Class A common stock and all of the Series B preferred stock were redeemed by the Company.

6. COMMON STOCKS:

    In connection with the March 1998 merger, the Class A common stock was converted into 53,015.49 shares of Class A and 13,944.85 shares of Class B common stock. Class B common stock was converted in Class C common stock and Class C common stock was converted into Class D common stock. The transferability of common stock is restricted by a shareholders' agreement.

    Each share of Class A and Class B common stock is entitled to one vote. Shares of Class C common stock are nonvoting except in certain circumstances and shares of Class D common stock are entitled to ten votes per share. Under certain circumstances, including an initial public offering or the sale of the Company, each share of Class C common stock will convert into one share of Class A or, if owned by a "Regulated Holder," into one share of Class A or Class B common stock. Concurrent with any conversion of a share of Class C common stock, one-ninth of a share of Class D common stock will automatically convert into one-ninth of a share of Class A or Class B common stock. In other references, each class of common stock generally shares the same powers.

    In April 1999, in connection with the transaction described in Note 13, certain shares of common stock were redeemed by the Company.

7. INCOME TAXES:

    The provision (benefit) for income taxes consists of the following (in thousands):

                                                           YEARS ENDED DECEMBER  NINE MONTHS
                                                                    31              ENDED
                                                           --------------------  DECEMBER 31,
                                                             1998       1997         1996
                                                           ---------  ---------  ------------
Current..................................................  $   7,199  $   5,564   $    2,617
Deferred.................................................      1,100       (610)      (3,743)
                                                           ---------  ---------  ------------
    Total................................................  $   8,299  $   4,954   $   (1,126)
                                                           ---------  ---------  ------------
                                                           ---------  ---------  ------------

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

7. INCOME TAXES: (CONTINUED)
    A summary of deferred income tax assets and liabilities is as follows (in thousands):

                                                                              YEARS ENDED
                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Deferred tax assets:
  Accounts receivable...................................................  $     456  $     210
  Inventories...........................................................        212        218
  Vacation accruals.....................................................        138         95
  Employee benefit plans................................................        512         --
  Amortization of intangible assets.....................................      9,212      5,885
  State tax credit and net operating loss carryforwards.................        584        244
                                                                          ---------  ---------
      Total deferred tax assets.........................................     11,114      6,652
Deferred tax liabilities--depreciation..................................     13,288      3,961
                                                                          ---------  ---------
      Net deferred tax assets (liabilities).............................  $  (2,174) $   2,691
                                                                          ---------  ---------
                                                                          ---------  ---------

    Management believes it more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets. Accordingly, no valuation allowance is recorded.

    A reconciliation of income taxes computed at the statutory rates to the reported income tax provisions is as follows (in thousands):

                                                              YEARS ENDED DECEMBER 31     NINE MONTHS
                                                                                             ENDED
                                                              ------------------------   DECEMBER 31,
                                                                 1998         1997           1996
                                                              -----------  -----------  ---------------
Federal provision at statutory rates........................       35.0%        35.0%         (35.0)%
State income taxes, net of federal benefit..................        5.4          4.4           (2.0)
Other, net..................................................        0.2         (0.3)          (3.5)
                                                                  ---          ---          -----
                                                                   40.6%        39.1%         (40.5)%
                                                                  ---          ---          -----
                                                                  ---          ---          -----

    The Company has approximately $305,000 of state tax credit carryforwards which expire in 2013, and $1.8 million of Wisconsin net operating loss carryforwards which expire in 2011 and 2012, and $900,000 of foreign net operating loss carryforwards which expire in 2013.

8. GEOGRAPHIC AND PRODUCT LINE INFORMATION:

    The Company designs and manufactures aluminum die cast components and assemblies for the global automotive industry and operates in a single reportable business segment, automotive products. The Company internally evaluates its business principally by product category; however, because of similar economic characteristics of the operations, including the nature of products, production process and customers, those operations have been aggregated following the provisions of SFAS No. 131 for segment reporting purposes.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

8. GEOGRAPHIC AND PRODUCT LINE INFORMATION: (CONTINUED)
    The following is a summary of sales, based on location of production, and long-lived assets by geographic location (in thousands):

                                                           YEARS ENDED DECEMBER 31
                                                ---------------------------------------------
                                                         1998                   1997
                                                ----------------------  ---------------------
                                                              LONG-                   LONG-
                                                              LIVED                   LIVED
                                                  SALES       ASSETS      SALES      ASSETS
                                                ----------  ----------  ----------  ---------
North America.................................  $  208,000  $   79,703  $  169,510  $  66,371
Europe........................................      87,690      67,802          --         --
                                                ----------  ----------  ----------  ---------
                                                $  295,690  $  147,505  $  169,510  $  66,371
                                                ----------  ----------  ----------  ---------
                                                ----------  ----------  ----------  ---------

    Sales to customers in various geographic locations were as follows (in thousands):

                                                                             YEARS ENDED
                                                                             DECEMBER 31
                                                                        ----------------------
                                                                           1998        1997
                                                                        ----------  ----------
North America.........................................................  $  186,328  $  143,753
Europe................................................................     106,608      23,812
Other foreign locations...............................................       2,754       1,945
                                                                        ----------  ----------
                                                                        $  295,690  $  169,510
                                                                        ----------  ----------
                                                                        ----------  ----------

    The Company sells its products primarily directly to automobile manufacturers. Customers that accounted for a significant portion of consolidated sales for the years ended December 31, 1998 and 1997 and for the nine months ended December 31, 1996 were as follows:

                                                                  YEARS ENDED DECEMBER  NINE MONTHS
                                                                           31              ENDED
                                                                  --------------------  DECEMBER 31,
                                                                    1998       1997         1996
                                                                  ---------  ---------  ------------
Ford............................................................     58%        60%         58%
GM..............................................................     20%        39%         42%

    As of December 31, 1998 and 1997, receivables from these customers represented 68% and 100% of total accounts receivable, respectively.

9. EMPLOYEE BENEFIT PLANS:

    The Company has a noncontributory defined contribution retirement plan covering substantially all U.S. employees after one year of service. Under the terms of the plan, contributions made by the Company are based on the number of hours worked by each participant. The Company's contribution for 1997 was at the rate of 70 cents per hour of qualified service, which increased to 85 cents in 1998, and increases to $1.00 in 1999. The expense for the years ended December 31, 1998 and 1997 was $1.2 million and $926,000, respectively.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

9. EMPLOYEE BENEFIT PLANS: (CONTINUED)
    The Company also sponsors a 401(k) savings plan covering substantially all U.S. employees. Company contributions are not provided under the 401(k) plan.

    The Company sponsors a defined benefit pension plan covering certain employee groups at Morris Ashby. The change in benefit obligation and plan assets consisted of the following as of December 31, 1998 (in thousands):

CHANGE IN BENEFIT OBLIGATION
-----------------------------------------------------------------------------------
Benefit obligation at January 12, 1998.............................................  $  25,402
Service cost.......................................................................      1,827
Interest cost......................................................................      1,983
Actuarial loss.....................................................................      4,557
Plan participants' contributions...................................................        627
Benefits paid......................................................................     (1,520)
                                                                                     ---------
Benefit obligation at the end of the year..........................................  $  32,876
                                                                                     ---------
                                                                                     ---------

CHANGE IN PLAN ASSETS
-----------------------------------------------------------------------------------
Fair value of plan assets at January 12, 1998......................................  $  21,711
Actual return on plan assets.......................................................      2,532
Employer contributions.............................................................      1,505
Plan participants' contributions...................................................        592
Benefits paid......................................................................     (1,585)
                                                                                     ---------
Fair value of plan assets at the end of the year...................................  $  24,755
                                                                                     ---------
                                                                                     ---------

    The Company's plan has benefits in excess of the plan assets. The funded status of the Company's plan is as follows as of December 31, 1998 (amounts in thousands):

Funded status......................................................  $  (8,120)
Unrecognized actuarial loss........................................      6,132
                                                                     ---------
Accrued benefit cost...............................................  $   1,988
                                                                     ---------
                                                                     ---------

    The following assumptions were used to account for the plan assets for the year ended December 31, 1998 (in thousands):

Discount rate........................................................       5.5%
Expected return on plan assets.......................................       9.0%
Rate of compensation increase........................................       4.0%

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

9. EMPLOYEE BENEFIT PLANS: (CONTINUED)
    The components of net periodic benefit costs are as follows for the year ended December 31, 1998 (in thousands):

Service cost.......................................................  $   1,827
Interest cost......................................................      1,983
Expected return on plan assets.....................................     (1,976)
                                                                     ---------
Net periodic benefit costs.........................................  $   1,834
                                                                     ---------
                                                                     ---------

    The Company became obligated under this plan upon the acquisition of Morris Ashby (see Note 3).

    On March 16, 1998, the Company adopted the 1998 Stock Option Plan (the Option Plan) and the 1998 Performance Stock Option Plan (the Performance Plan) pursuant to which the Company's board of directors may grant stock options to key officers and employees. Both plans constitute a continuation and restatement of the 1996 Stock Option Plan and 1996 Performance Stock Option Plan, respectively.

    The Option Plan authorizes grants of options to purchase up to 4,516 shares of authorized, but unissued Class A common stock. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. All stock options have 10-year terms, vest at a rate of 20% per year and become fully exercisable after five years from the date of grant. Vesting accelerates upon a change of control, as defined, or optionee termination due to death, disability or retirement after age 65 with 15 or more years of service.

    The Performance Plan authorizes grants of options to purchase up to 4,516 shares of Class A common stock. Stock options are granted with an exercise price of $1,000 per share. All stock options vest from the date of the Performance Plan through April 2005 and become exercisable when certain financial hurdles are achieved. In December 1998, 2,250 options were granted under the Performance Plan.

    A summary of stock option information under the Option Plan as of December 31, 1998 is as follows:

                                                                                                           WEIGHTED
                                                                                                            AVERAGE
                                                                            OPTIONS                        EXERCISE
DATE OF GRANT                                                             OUTSTANDING    EXERCISE PRICE      PRICE
-----------------------------------------------------------------------  -------------  ----------------  -----------
Option Plan:
  August 1996..........................................................        1,222    $    1,000
  June 1997............................................................          822         1,531
  February 1998........................................................          900         2,767
Performance Plan:
  December 1998........................................................        2,250         1,000
                                                                               -----    ----------------
Options outstanding as of December 31, 1998............................        5,194    $ 1,000-$2,767     $   1,390
                                                                               -----    ----------------  -----------
                                                                               -----    ----------------  -----------
Options exercisable as of December 31, 1998............................          653    $ 1,000-$1,531     $   1,135
                                                                               -----    ----------------  -----------
                                                                               -----    ----------------  -----------

    There are 3,838 shares of Class A common stock available for grant as of December 31, 1998.

    The pro forma effect on net income for the years ended December 31, 1998 and 1997 using the fair value based method of accounting for employee stock options under SFAS No. 123 was not significant.

    In April 1999, all outstanding options were redeemed by the Company in connection with the transaction described in Note 13.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

10. LEASES:

    The Company is obligated at December 31, 1998 under various capital leases for certain machinery and equipment, including vehicles, that expire at various dates through 2004. There were no capital lease obligations at December 31, 1997. Amortization of assets held under capital leases is included with depreciation expense.

    The Company also leases buildings, vehicles, machinery and equipment under noncancelable operating leases expiring on various dates through 2013. Total rent expense from operating leases, including month-to-month leases, was $852,000 and $252,000 for the years ended December 31, 1998 and 1997, respectively.

    Aggregate future minimum lease payments as of December 31, 1998 relating to capital leases and noncancelable operating leases with an initial term in excess of one year are as follows (in thousands):

                                                                            CAPITAL    OPERATING
                                                                            LEASES      LEASES
                                                                           ---------  -----------
1999.....................................................................  $   1,700   $     711
2000.....................................................................      1,491         584
2001.....................................................................      1,200         512
2002.....................................................................        834         502
2003.....................................................................        715         452
Thereafter...............................................................        213       1,991
                                                                           ---------  -----------
        Total minimum lease payments.....................................  $   6,153   $   4,752
                                                                           ---------  -----------
                                                                           ---------  -----------
Less- Amount representing interest (at rates ranging from 6.2% to
  11.8%).................................................................        833
                                                                           ---------
        Present value of net minimum capital lease payments..............      5,320
Less- Current installments of obligations under capital leases...........      1,380
                                                                           ---------
        Obligations under capital leases, excluding current
          installments...................................................  $   3,940
                                                                           ---------
                                                                           ---------

11. RELATED-PARTY TRANSACTIONS:

    The Company paid $325,000, $200,000 and $150,000 of financial advisory fees to Windward Capital Partners, L.P., an entity affiliated through common ownership, in the years ended December 31, 1998 and 1997 and during the period ended December 31, 1996. The Company pays the outside members of the board of directors fees based on meeting attendance and services provided. Director fees paid were $440,000, $370,000 and $156,000 in the years ended December 31, 1998 and 1997 and during the period ended December 31, 1996. In connection with the transaction discussed in Note 13, the Company entered into a management agreement with Hidden Creek Industries which requires annual payment of $500,000.

    In 1997, prior to its equity investment of capital into the Company, Windward Capital Partners, L.P. advanced the Company $1.2 million for costs incurred to obtain financing commitments in connection with the acquisition of Morris Ashby. As of December 31, 1997, this advance remained

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

11. RELATED-PARTY TRANSACTIONS: (CONTINUED) unpaid and is included in accounts payable in the 1997 consolidated balance sheet. The advance was repaid in January 1998.

12. FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS:

    The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and the revolving credit facilities approximate fair value, because of the short maturity of these instruments. The fair value of long-term debt is based on quoted market prices for the same or similar issues or on the current rates offered to the Company for a term equal to the same remaining maturities. As of December 31, 1998 and 1997, the fair value of the Company's long-term debt was determined to be the same as the carrying amount. It is not practicable to estimate the fair value of the redeemable convertible preferred stock due to the unique terms and conditions of this security.

    The Company uses derivative financial instruments for the purpose of reducing its exposure to adverse fluctuations in foreign exchange rates and does not use them for trading purposes. Off-balance-sheet derivative financial instruments as of December 31, 1998 consist of foreign currency forward contracts to sell pesetas with a notional value of approximately $19.1 million and a fair value of approximately $70,000. The fair value is based on quoted market prices. The Company did not have any off-balance-sheet derivative financial instruments as of December 31, 1997. The Company enters into foreign currency forward contracts to eliminate foreign exchange risk on long-term intercompany loans. These contracts serve as a hedge of the Company's net investment in the foreign operations and, accordingly, gains and losses on such contracts are recorded as a component of accumulated other comprehensive income--foreign currency translation adjustment in the accompanying consolidated statement of stockholders' investment and comprehensive income.

13. EVENTS SUBSEQUENT TO DECEMBER 31, 1998:

RECAPITALIZATION

    On April 21, 1999, the Company completed a recapitalization transaction (the Recapitalization). Pursuant to the Recapitalization Agreement, immediately prior to the Recapitalization, each share of Class B, Class C and Class D common stock was converted into one share of Class A common stock. In addition, each share of Convertible Redeemable 7% Series A preferred stock was converted into one share of Series B preferred stock and 2.26372 shares of Class A common stock, and the Company restated its Articles of Incorporation to authorize 20,000 shares of Class A common stock, 30,000 shares of Class B common stock, 2,000 shares of Class C common stock, 15,000 shares of Class D-1 common stock, 7,500 shares of nonvoting Class D-2 common stock and 1,000 shares of Class E common stock. Concurrently with the above transactions, new investors acquired 1,650.06 shares of Class A common stock, 17,099.89 shares of Class B common stock, 4,274.97 shares of Class C common stock, 5,509.97 shares of Class D-1 common stock, 5,699.96 shares of Class D-2 common stock and 2,802.48 shares of Class E common stock for total consideration of $156.0 million. In addition, the Company borrowed $295.0 million pursuant to a new Senior Credit Facility and $130.0 million pursuant to a Subordinated Financing Facility.

    The proceeds from the equity investment, the Senior Credit Facility and the Subordinated Financing Facility were used to retire $184.0 million of existing indebtedness, $12.3 million to redeem

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

13. EVENTS SUBSEQUENT TO DECEMBER 31, 1998: (CONTINUED) the outstanding Series B preferred stock, $336.5 million to repurchase certain shares of Class A common stock and $21.5 million to redeem all outstanding options and $6.9 million of transaction fees. As a result of the Recapitalization, approximately 87% of all classes of the combined capital stock of the Company were acquired which represented 85% of the voting control. The prior owners retained a carry-over interest of 13% of all classes of combined capital stock. This redemption of stock options was recorded as compensation expense at the date of the Recapitalization. A subsequent additional payment of $5.9 million was made to those persons who were stockholders prior to the Recapitalization based on a post-closing determination of working capital as of the closing date of the Recapitalization.

    The Company's Senior Credit Facility provides for total borrowings of up to $370.0 million, including (a) $105.0 million of term loans consisting of a $70.0 million U.S. dollar-denominated term loan and a pound sterling-denominated term loan in an amount equal to the pound sterling equivalent (determined as of the date such loan was made) of U.S. $17.5 million, which are available to French, and a pound sterling-denominated term loan in an amount equal to the pound sterling equivalent (determined as of the date such loan was made) of U.S. $17.5 million, which is available to Morris Ashby (collectively, the tranche A term loan), (b) a $190.0 million tranche B term loan, and (c) a $75.0 million revolving credit facility. Initial interest rates as of April 30, 1999 on borrowings under the Senior Credit Facility ranged from 7.375% to 8.078%. The Senior Credit Facility requires the Company to maintain certain financial tests including minimum interest coverage, minimum net worth and maximum leverage tests.

    Borrowings under the tranche A term loan are due and payable April 21, 2005 and borrowings under the Tranche B term loan are due and payable October 21, 2006. The revolving credit facility is available until April 21, 2005. The Senior Credit Facility is secured by all of the assets and by all present and future subsidiaries of French in each case, with exceptions for certain foreign subsidiaries.

    The Company's Subordinated Financing Facility provides for total borrowings of $130.0 million. The Subordinated Financing Facility has a final maturity of October 21, 2008. As of April 30, 1999 borrowings under the Subordinated Financing Facility were at 11.35%.

    Pursuant to the Recapitalization, the historical basis of all assets and liabilities will be retained for financial reporting purposes, and the repurchase of the existing common stock and issuance of new common stock will be accounted for as an equity transaction. In addition, the Company incurred approximately $6.9 million of fees and expenses to complete the Recapitalization. These costs will be included in stockholders investment as a cost of the Recapitalization.

    On May 25, 1999, the Company completed an offering of $175 million of 11 1/2% Senior Subordinated Notes due 2009 (Subordinated Notes). Net proceeds of the offering, approximately $169.6 million, combined with $0.4 million of cash were used to retire the $130 million Subordinated Financing facility and $40 million of the tranche B term loan. In conjunction with the recapitalization and offering, the Company recorded an extraordinary loss, net of tax, of $8,112. The loss includes the write off of unamortized debt issuance costs and original issue discount related to indebtedness that was retired.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

13. EVENTS SUBSEQUENT TO DECEMBER 31, 1998: (CONTINUED)
POTENTIAL ACQUISITION

    In March 1999, we entered into a non-binding letter of intent to acquire a Mexican supplier of aluminum die castings to DaimlerChrysler and GM for approximately $13 million. Completion of this acquisition is subject to our satisfactory completion of due diligence, negotiation of a definitive agreement, regulatory approval and the approval of our senior lenders. If we complete this acquisition, we would expect closing to occur in the third quarter of 1999. We expect that we would finance this acquisition with available borrowings under our revolving credit facility.

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR INFORMATION:

    The following consolidating financial information presents balance sheet, statement of operations and cash flow information related to the Company's business. Each Guarantor is a direct wholly owned domestic subsidiary of the Company and has fully and unconditionally guaranteed the 11 1/2% senior subordinated notes issued by J.L. French Automotive Casting, Inc., on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantors have not been presented because management believes that such information is not material. As all subsidiaries of the Company are guarantors for 1997 and 1996, separate consolidating guarantor and non-guarantor financial statements have not been presented for such periods.

                     J. L. FRENCH AUTOMOTIVE CASTING, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31,
                                      1998
                             (AMOUNTS IN THOUSANDS)

                                                J.L. FRENCH
                                                 AUTOMOTIVE                   NON-
                                                 CASTINGS,     GUARANTOR    GUARANTOR
                                                    INC.       COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                ------------  -----------  -----------  ------------  ------------
Revenues......................................   $       --    $ 208,000    $  87,690    $       --    $  295,690
Cost of sales.................................           --      152,440       68,600            --       221,040
                                                ------------  -----------  -----------  ------------  ------------
  Gross profit................................           --       55,560       19,090            --        74,650
Selling, general and administrative
  expenses....................................          193        6,817        9,792            --        16,802
Amortization of intangible assets.............           20       15,234        1,607            --        16,861
                                                ------------  -----------  -----------  ------------  ------------
  Operating income............................         (213)      33,509        7,691            --        40,987
Interest expense..............................          (32)      13,896        6,669            --        20,533
                                                ------------  -----------  -----------  ------------  ------------
  Income before income taxes, equity in
    earnings (losses) of subsidiaries and
    extraordinary loss........................         (181)      19,613        1,022            --        20,454
Provision (benefit) for income taxes..........          (65)       7,649          715            --         8,299
Equity in earnings (losses) of subsidiaries...       11,466           --           --       (11,466)           --
                                                ------------  -----------  -----------  ------------  ------------
  Income before extraordinary loss............       11,350       11,964          307       (11,466)       12,155
Extraordinary loss............................           --          805           --            --           805
                                                ------------  -----------  -----------  ------------  ------------
  Net income (loss)...........................   $   11,350    $  11,159    $     307    $  (11,466)   $   11,350
                                                ------------  -----------  -----------  ------------  ------------
                                                ------------  -----------  -----------  ------------  ------------

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR INFORMATION: (CONTINUED)
                     J. L. FRENCH AUTOMOTIVE CASTING, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31,
                                      1998
                             (AMOUNTS IN THOUSANDS)

                                               J.L. FRENCH
                                                AUTOMOTIVE                   NON-
                                                CASTINGS,     GUARANTOR    GUARANTOR
                                                   INC.       COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                               ------------  -----------  -----------  ------------  ------------
OPERATING ACTIVITIES:
  Net income (loss)..........................   $   11,350    $  11,159   $       307   $  (11,466)   $   11,350
  Adjustments to reconcile net income (loss)
    to net cash provided by operating
    activities--
    Depreciation and amortization............           20       27,933         8,084           --        36,037
    Other non-cash...........................          104        1,527           743           --         2,374
    Earnings of subsidiaries.................      (11,466)          --            --       11,466            --
    Change in other operating activities.....        6,743      (29,055)       11,392          214       (10,706)
                                               ------------  -----------  -----------  ------------  ------------
      Net cash provided by operating
        activities...........................        6,751       11,564        20,526          214        39,055
                                               ------------  -----------  -----------  ------------  ------------
INVESTING ACTIVITIES:
  Acquisitions, net..........................      (38,965)          --       (74,085)      38,272       (74,778)
  Capital expenditures, net..................           --      (26,033)       (8,607)          --       (34,640)
                                               ------------  -----------  -----------  ------------  ------------
      Net cash provided by (used for)
        investing activities.................      (38,965)     (26,033)      (82,692)      38,272      (109,418)
                                               ------------  -----------  -----------  ------------  ------------
FINANCING ACTIVITIES:
  Borrowings on revolving credit
    facilities...............................           --       56,300       140,973           --       197,273
  Repayments on revolving credit
    facilities...............................           --      (41,300)     (138,570)          --      (179,870)
  Long-term borrowings.......................           --       45,000        29,474           --        74,474
  Repayment of long-term borrowings..........           --      (59,625)       (4,532)          --       (64,157)
  Other financing activities.................       (4,243)          --            --           --        (4,243)
  Capital investment.........................       36,395           --        38,018      (38,019)       36,394
                                               ------------  -----------  -----------  ------------  ------------
      Net cash provided by (used for)
        financing activities.................       32,152          375        65,363      (38,019)       59,871
                                               ------------  -----------  -----------  ------------  ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
  CASH EQUIVALENTS...........................           --           --           649         (467)          182
                                               ------------  -----------  -----------  ------------  ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS......          (62)     (14,094)        3,846           --       (10,310)
CASH AND CASH EQUIVALENTS, beginning of
  period.....................................           84       14,354            --           --        14,438
                                               ------------  -----------  -----------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of period.....   $       22    $     260   $     3,846   $       --    $    4,128
                                               ------------  -----------  -----------  ------------  ------------
                                               ------------  -----------  -----------  ------------  ------------

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

14. CONSOLIDATING GUARANTOR AND NON-GUARANTOR INFORMATION: (CONTINUED)
                      J.L. FRENCH AUTOMOTIVE CASTING, INC.
         CONDENSED CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

                                                J.L. FRENCH
                                                 AUTOMOTIVE                   NON-
                                                 CASTINGS,     GUARANTOR    GUARANTOR
                                                    INC.       COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                ------------  -----------  -----------  ------------  ------------
                                                      ASSETS

Current Assets:
  Cash and cash equivalents...................   $       22    $     260    $   3,846    $       --    $    4,128
  Accounts receivable, net....................           --       34,897       20,345            --        55,242
  Inventories.................................           --        9,712        7,365            --        17,077
  Customer tooling-in-progress................           --        2,335        5,678            --         8,013
  Other current assets........................           --        1,470          559            --         2,029
                                                ------------  -----------  -----------  ------------  ------------
    Total current assets......................           22       48,674       37,793            --        86,489
                                                ------------  -----------  -----------  ------------  ------------
Property, Plant & Equipment, net..............           --       79,703       67,802                     147,505
Investment in Subsidiaries....................      138,003           --           --      (138,003)           --
Intangible and Other Assets...................        3,226       99,469       68,104            --       170,799
                                                ------------  -----------  -----------  ------------  ------------
                                                 $  141,251    $ 227,846    $ 173,699    $ (138,003)   $  404,793
                                                ------------  -----------  -----------  ------------  ------------
                                                ------------  -----------  -----------  ------------  ------------

                                     LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current Liabilities:
  Accounts payable............................   $       --    $  11,257    $  16,557    $       --    $   27,814
  Accrued liabilities.........................          498        8,792       14,039            --        23,329
  Current portion of long-term debt...........           --        6,000        7,113            --        13,113
                                                ------------  -----------  -----------  ------------  ------------
    Total current liabilities.................          498       26,049       37,709            --        64,256
                                                ------------  -----------  -----------  ------------  ------------
Long-Term Debt................................           --      129,234       69,233            --       198,467
Other Current Liabilities.....................          104       (3,090)       8,151            --         5,165
Inter-Company.................................        5,174      (24,025)      18,644           207            --
                                                ------------  -----------  -----------  ------------  ------------
    Total liabilities.........................        5,776      128,168      133,737           207       267,888
                                                ------------  -----------  -----------  ------------  ------------
Convertible Redeemable Series A Preferred
  Stock.......................................       12,217           --           --            --        12,217
Common Stock..................................           --           --           --            --            --
Additional Paid-In-Capital....................      109,034       84,857       38,018      (122,875)      109,034
Retained Earnings.............................       14,224       14,821          307       (15,128)       14,224
Accumulated and Other Comprehensive Income....           --           --        1,637          (207)        1,430
                                                ------------  -----------  -----------  ------------  ------------
    Total stockholders' investment............      123,258       99,678       39,962      (138,210)      124,688
                                                ------------  -----------  -----------  ------------  ------------
                                                 $  141,251    $ 227,846    $ 173,699    $ (138,003)   $  404,793
                                                ------------  -----------  -----------  ------------  ------------
                                                ------------  -----------  -----------  ------------  ------------

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1998 AND 1997

15. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following is a condensed summary of actual quarterly results of operations for 1997 and 1998 (in thousands):

                                                                GROSS     OPERATING      NET
                                                   REVENUES    PROFIT      INCOME      INCOME
                                                  ----------  ---------  -----------  ---------
1997:
  First.........................................  $   40,911  $  12,839   $   6,264   $   1,621
  Second........................................      44,956     14,613       8,172       2,817
  Third.........................................      42,317     12,598       6,108       1,661
  Fourth........................................      41,326     12,938       6,115       1,625
                                                  ----------  ---------  -----------  ---------
                                                  $  169,510  $  52,988   $  26,659   $   7,724
                                                  ----------  ---------  -----------  ---------
                                                  ----------  ---------  -----------  ---------

1998:
  First.........................................  $   67,687  $  16,416   $   7,536   $   1,299
  Second........................................      77,876     20,680      12,194       4,406
  Third.........................................      72,905     14,716       6,375        (130)
  Fourth........................................      77,222     22,838      14,882       5,775
                                                  ----------  ---------  -----------  ---------
                                                  $  295,690  $  74,650   $  40,987   $  11,350
                                                  ----------  ---------  -----------  ---------
                                                  ----------  ---------  -----------  ---------

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                                     DECEMBER 31,
                                                                                                         1998
                                                                                         JUNE 30,    ------------
                                                                                           1999
                                                                                        -----------
                                                                                        (UNAUDITED)
                                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...........................................................   $  27,357    $    4,128
  Accounts receivable, net............................................................      65,860        55,242
  Inventories.........................................................................      15,805        17,077
  Other current assets................................................................      19,132        10,042
                                                                                        -----------  ------------
    Total current assets..............................................................     128,154        86,489
PROPERTY, PLANT AND EQUIPMENT, net....................................................     144,087       147,505
INTANGIBLE AND OTHER ASSETS, net......................................................     166,467       170,799
                                                                                        -----------  ------------
    Total assets......................................................................   $ 438,708    $  404,793
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                               LIABILITIES AND STOCKHOLDERS' INVESTMENT (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable....................................................................   $  24,985    $   27,814
  Accrued liabilities.................................................................      17,128        23,329
  Current portion of long-term debt...................................................      11,398        13,113
                                                                                        -----------  ------------
    Total current liabilities.........................................................      53,511        64,256
LONG-TERM DEBT, excluding current portion.............................................     460,078       198,467
OTHER NONCURRENT LIABILITIES..........................................................       3,454         5,165
                                                                                        -----------  ------------
    Total liabilities.................................................................     517,043       267,888

CONVERTIBLE REDEEMABLE SERIES A PREFERRED STOCK.......................................          --        12,217
                                                                                        -----------  ------------
STOCKHOLDERS' INVESTMENT (DEFICIT):
  Common stock........................................................................          --            --
  Additional paid-in capital..........................................................          --       109,034
  Retained earnings (deficit).........................................................     (77,031)       14,224
  Accumulated other comprehensive income--foreign currency translation adjustment.....      (1,304)        1,430
                                                                                        -----------  ------------
      Total stockholders' investment (deficit)........................................     (78,335)      124,688
                                                                                        -----------  ------------
      Total liabilities and stockholders' investment (deficit)........................   $ 438,708    $  404,793
                                                                                        -----------  ------------
                                                                                        -----------  ------------

  The accompanying notes are an integral part of these condensed consolidated balance sheets.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                            SIX MONTHS ENDED JUNE
                                                                                                     30,
                                                                                            ----------------------
                                                                                               1999        1998
                                                                                            ----------  ----------
Sales.....................................................................................  $  165,689  $  145,563
Cost of sales.............................................................................     123,406     108,467
                                                                                            ----------  ----------
  Gross profit............................................................................      42,283      37,096
Selling, general and administrative expenses..............................................      10,228       8,882
Recapitalization expenses.................................................................      21,151          --
Amortization expense......................................................................       5,505       8,484
                                                                                            ----------  ----------
  Operating income........................................................................       5,399      19,730
Interest expense, net.....................................................................      13,823       8,844
                                                                                            ----------  ----------
  Income (loss) before provision (benefit) for income taxes...............................      (8,424)     10,886
Provision (benefit) for income taxes......................................................      (3,369)      4,376
                                                                                            ----------  ----------
  Income (loss) before extraordinary item.................................................      (5,055)      6,510
Extraordinary loss on early extinguishment of debt, net of income taxes...................       8,112         805
                                                                                            ----------  ----------
  Net income (loss).......................................................................  $  (13,167) $    5,705
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

            J. L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                                  SIX MONTHS
                                                                                                ENDED JUNE 30,
                                                                                            ----------------------
                                                                                               1999        1998
                                                                                            ----------  ----------
OPERATING ACTIVITIES:
  Net income (loss).......................................................................  $  (13,167) $    5,705
  Adjustments to reconcile net income to net cash provided by (used for) operating activities--
    Depreciation and amortization.........................................................      16,565      17,535
    Extraordinary loss....................................................................       8,112         805
    Other noncash items...................................................................       2,543         969
    Changes in operating items............................................................     (22,980)    (13,636)
                                                                                            ----------  ----------
      Net cash provided by (used for) operating activities................................      (8,927)     11,378
                                                                                            ----------  ----------
INVESTING ACTIVITIES:
  Acquisitions, net.......................................................................          --     (71,740)
  Capital expenditures, net...............................................................     (12,157)    (16,815)
                                                                                            ----------  ----------
      Net cash used for investing activities..............................................     (12,157)    (88,555)
                                                                                            ----------  ----------
FINANCING ACTIVITIES:
  Borrowings (repayments) on revolving credit facilities..................................     (21,435)     27,745
  Long-term borrowings....................................................................     600,933      71,824
  Repayment of long-term borrowings.......................................................    (321,695)    (58,142)
  Recapitalization........................................................................    (355,009)         --
  Capital investment......................................................................     156,000      34,383
  Other...................................................................................     (15,498)     (4,839)
                                                                                            ----------  ----------
      Net cash provided by (used for) financing activities................................      43,296      70,971
                                                                                            ----------  ----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS..............................       1,017      (3,086)
                                                                                            ----------  ----------
NET CHANGE IN CASH AND CASH EQUIVALENTS...................................................      23,229      (9,292)
CASH AND CASH EQUIVALENTS, beginning of period............................................       4,128      14,438
                                                                                            ----------  ----------
CASH AND CASH EQUIVALENTS, end of period..................................................  $   27,357  $    5,146
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

    The accompanying condensed consolidated financial statements of J. L. French Automotive Castings, Inc. and its wholly owned subsidiaries (collectively, French or the Company) have been prepared by French without audit. The information furnished in the condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Although French believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these condensed consolidated financial statements be read in conjunction with the audited financial statements and the notes thereto included in this offering memorandum.

    Sales and operating results for the six months ended June 30, 1999 and 1998 are not necessarily indicative of the results to be expected for the full year.

2. COMPREHENSIVE INCOME:

    The table below presents comprehensive income, defined as changes in the equity of the Company for the six month periods ended June 30, 1999 and 1998 (in thousands):

                                                             1999       1998
                                                           ---------  ---------
Net income (loss)........................................  $ (13,167) $   5,705
Change in translation adjustment.........................     (2,734)     1,430
                                                           ---------  ---------
Comprehensive income.....................................  $ (15,901) $   7,135
                                                           ---------  ---------
                                                           ---------  ---------

3. RECAPITALIZATION TRANSACTION:

    On April 21, 1999, the Company completed a recapitalization transaction (the Recapitalization). Pursuant to the Recapitalization Agreement, immediately prior to the Recapitalization, each share of Class B, Class C and Class D common stock was converted into one share of Class A common stock. In addition, each share of Convertible Redeemable 7% Series A preferred stock was converted into one share of Series B preferred stock and 2.26372 shares of Class A common stock, and the Company restated its Articles of Incorporation to authorize 20,000 shares of Class A common stock, 30,000 shares of Class B common stock, 2,000 shares of Class C common stock, 15,000 shares of Class D-1 common stock, 7,500 shares of nonvoting Class D-2 common stock and 1,000 shares of Class E common stock. Concurrently with the above transactions, new investors acquired 1,650.06 shares of Class A common stock, 17,099.89 shares of Class B common stock, 4,274.97 shares of Class C common stock, 5,509.97 shares of Class D-1 common stock, 5,699.96 shares of Class D-2 common stock and 2,802.48 shares of Class E common stock for total consideration of $156.0 million. In addition, the Company borrowed $295.0 million pursuant to a new Senior Credit Facility and $130.0 million pursuant to a Subordinated Financing Facility.

    The proceeds from the equity investment, the Senior Credit Facility and the Subordinated Financing Facility were used to retire $184.0 million of existing indebtedness, $12.3 million to redeem the outstanding Series B preferred stock, $336.5 million to repurchase certain shares of Class A

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

3. RECAPITALIZATION TRANSACTION: (CONTINUED) common stock, $21.5 million to redeem all outstanding options and approximately $6.9 million of fees associated with the transaction. This redemption of stock options was recorded as compensation expense at the date of the Recapitalization. As a result of the Recapitalization, approximately 87% of all classes of the combined capital stock of the Company were acquired which represented 85% of the voting control. Subsequent to June 30, 1999, an additional payment of $5.9 million was made to those persons who were stockholders prior to the Recapitalization based on a post-closing determination of working capital as of the closing date of the Recapitalization.

    The Recapitalization, along with other recurring changes in retained earnings, was included in stockholders' deficit during the six months ended June 30, 1999. The following is a rollforward of stockholders' deficit for such period (in thousands):

Beginning balance as of January 1, 1999...........................  $ 124,688
Equity investment.................................................    156,000
Recapitalization..................................................   (342,792)
Net loss..........................................................    (13,167)
Other changes.....................................................     (3,064)
                                                                    ---------
Ending balance as of June 30, 1999................................  $ (78,335)
                                                                    ---------
                                                                    ---------

    The Company's Senior Credit Facility provides for total borrowings of up to $370.0 million, including (a) a $105.0 million of term loans consisting of a $70.0 million U.S. dollar-denominated term loan and a pound sterling-denominated term loan in an amount equal to the pound sterling equivalent (determined as of the date such loan was made) of U.S. $17.5 million, which are available to French, and a pound sterling-denominated term loan in an amount equal to the pound sterling equivalent (determined as of the date such loan was made) of U.S. $17.5 million, which is available to Morris Ashby (collectively, the tranche A term loan), (b) a $190.0 million tranche B term loan, and (c) a $75.0 million revolving credit facility. Initial interest rates as of April 30, 1999 on borrowings under the Senior Credit Facility ranged from 7.375% to 8.078%. The Senior Credit Facility requires the Company to maintain certain financial tests including minimum interest coverage, minimum net worth and maximum leverage tests. The debt is guaranteed only by our domestic subsidiaries (guarantors).

    Borrowings under the tranche A term loan are due and payable April 21, 2005 and borrowings under the Tranche B term loan are due and payable October 21, 2006. The revolving credit facility is available until April 21, 2005. The Senior Credit Facility is secured by all of the assets and by all present and future subsidiaries of French in each case, with exceptions for certain foreign subsidiaries.

    The Company's Subordinated Financing Facility provides for total borrowings of $130.0 million. The Subordinated Financing Facility has a final maturity of October 21, 2008.

    Pursuant to the Recapitalization, the historical basis of all assets and liabilities will be retained for financial reporting purposes, and the repurchase of the existing common stock and issuance of new common stock will be accounted for as an equity transaction. In addition, the Company incurred approximately $6.9 million of fees and expenses to finance the Recapitalization. These costs were included in stockholders' investment as a cost of the Recapitalization.

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

3. RECAPITALIZATION TRANSACTION: (CONTINUED)
    On May 25, 1999, the Company completed an offering of $175.0 million of 11 1/2% Senior Subordinated Notes due 2009 (Subordinated Notes). Net proceeds of the offering, approximately $169.6 million, combined with $.4 million of cash were used to retire the $130.0 million Subordinated Financing Facility, $2.5 million of the tranche A term loan and $37.5 million of the tranche B term loan. The Subordinated Notes are guaranteed by French and its domestic subsidiaries. The Subordinated Notes contain certain restrictive covenants, and the Company was in compliance with all such covenants at June 30, 1999.

    In conjunction with the Recapitalization, offering and the resulting debt repayments, the Company recorded an extraordinary loss, net of tax, of $8,112 during the second quarter of 1999. The loss includes the write-off of unamortized debt issuance costs and original issue discount related to indebtedness that was repaid.

4. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION:

    The following consolidating financial information presents balance sheet, statement of operations and cash flow information related to the Company's businesses. Each Guarantor is a direct wholly owned subsidiary of the Company and has fully and unconditionally guaranteed the 11.5% senior subordinated notes issued by J.L. French Automotive Casting, Inc, on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantors have not been presented because management believes that such information is not material.

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

4. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                       J. L. FRENCH AUTOMOTIVE CASTING, INC.
 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE
                                    30, 1998
                             (AMOUNTS IN THOUSANDS)

                                                 J.L. FRENCH
                                                 AUTOMOTIVE                    NON-
                                                  CASTINGS,     GUARANTOR    GUARANTOR
                                                    INC.        COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                -------------  -----------  -----------  ------------  ------------
Revenues......................................    $      --     $ 102,286    $  43,277    $       --    $  145,563
Cost of sales.................................           --        75,399       33,068            --       108,467
                                                     ------    -----------  -----------  ------------  ------------
  Gross profit................................           --        26,887       10,209            --        37,096
Selling, general and administrative
  expenses....................................           75         2,802        6,005            --         8,882
Amortization of intangible assets.............           --         7,548          936            --         8,484
                                                     ------    -----------  -----------  ------------  ------------
  Operating income (loss).....................          (75)       16,537        3,268            --        19,730
Interest expense (income).....................          (24)        7,149        1,719            --         8,844
                                                     ------    -----------  -----------  ------------  ------------
  Income (loss) before income taxes, equity in
    earnings (losses) of subsidiaries and
    extraordinary loss........................          (51)        9,388        1,549            --        10,886
Provision (benefit) for income taxes..........           --         3,756          620            --         4,376
Equity in earnings (losses) of subsidiaries...        5,756            --           --        (5,756)           --
                                                     ------    -----------  -----------  ------------  ------------
  Income before extraordinary loss............        5,705         5,632          929        (5,756)        6,510
Extraordinary loss............................           --           805           --            --           805
                                                     ------    -----------  -----------  ------------  ------------
  Net income (loss)...........................    $   5,705     $   4,827    $     929    $   (5,756)   $    5,705
                                                     ------    -----------  -----------  ------------  ------------
                                                     ------    -----------  -----------  ------------  ------------

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

4. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                       J. L. FRENCH AUTOMOTIVE CASTING, INC.
 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS FOR SIX MONTHS ENDED JUNE 30,
                                      1998
                             (AMOUNTS IN THOUSANDS)

                                                J.L. FRENCH
                                                 AUTOMOTIVE                   NON-
                                                 CASTINGS,     GUARANTOR    GUARANTOR
                                                    INC.       COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                ------------  -----------  -----------  ------------  -------------
OPERATING ACTIVITIES:
  Net income (loss)...........................   $    5,705    $   4,827    $     929    $   (5,756)    $   5,705
  Adjustments to reconcile net income to net
    cash provided by (used for) operating
    activities--
    Depreciation and amortization.............           --       13,719        3,816            --        17,535
    Other non-cash............................           --        2,074         (300)           --         1,774
    (Income)/loss from investment in
      subsidiaries............................       (5,756)          --           --         5,756            --
    Change in other operating
      activities..............................        6,288      (33,442)      10,155         3,363       (13,636)
                                                ------------  -----------  -----------  ------------  -------------
      Net cash provided by (used for)
        operating activities..................        6,237      (12,822)      14,600         3,363        11,378
                                                ------------  -----------  -----------  ------------  -------------
INVESTING ACTIVITIES:
  Acquisitions, net...........................      (38,658)          --      (73,032)       39,950       (71,740)
  Capital expenditures, net...................           --      (13,969)      (2,846)           --       (16,815)
                                                ------------  -----------  -----------  ------------  -------------
    Net cash provided by (used for) investing
      activities..............................      (38,658)     (13,969)     (75,878)       39,950       (88,555)
                                                ------------  -----------  -----------  ------------  -------------
FINANCING ACTIVITIES:
  Borrowings on revolving credit facilities,
    net.......................................           --       26,107        1,638            --        27,745
  Long-term borrowings........................           --       45,000       26,824            --        71,824
  Repayment of long-term borrowings...........           --      (57,482)        (660)           --       (58,142)
  Capital investment..........................       36,194           --       38,139       (38,950)       34,383
  Other.......................................       (3,855)        (210)        (774)           --        (4,839)
                                                ------------  -----------  -----------  ------------  -------------
    Net cash provided by (used for) financing
      activities..............................       32,339       13,415       65,167       (39,950)       70,971
                                                ------------  -----------  -----------  ------------  -------------
EFFECT OF EXCHANGE RATES ON CASH AND CASH
  EQUIVALENTS.................................           --           --          277        (3,363)       (3,086)
                                                ------------  -----------  -----------  ------------  -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS.......          (82)     (13,376)       4,166            --        (9,292)
CASH AND CASH EQUIVALENTS, beginning of
  period......................................           84       14,354           --            --        14,438
                                                ------------  -----------  -----------  ------------  -------------
CASH AND CASH EQUIVALENTS, end of period......   $        2    $     978    $   4,166    $       --     $   5,146
                                                ------------  -----------  -----------  ------------  -------------
                                                ------------  -----------  -----------  ------------  -------------

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

4. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                     J. L. FRENCH AUTOMOTIVE CASTING, INC.
           CONDENSED CONSOLIDATING BALANCE SHEETS AS OF JUNE 30, 1999
                             (AMOUNTS IN THOUSANDS)

                                                J.L. FRENCH
                                                 AUTOMOTIVE                   NON-
                                                 CASTINGS,     GUARANTOR    GUARANTOR
                                                    INC.       COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                ------------  -----------  -----------  ------------  ------------
                                                      ASSETS

Current Assets:
  Cash and cash equivalents...................   $    7,733    $  15,403    $   4,221    $       --    $   27,357
  Accounts receivable, net....................        3,612       43,876       18,372            --        65,860
  Inventories.................................           --        7,338        8,467            --        15,805
  Other current assets........................        1,407       14,181        3,544            --        19,132
                                                ------------  -----------  -----------  ------------  ------------
    Total current assets......................       12,752       80,798       34,604            --       128,154
                                                ------------  -----------  -----------  ------------  ------------
Property, Plant & Equipment, net..............           --       80,685       63,402            --       144,087
Investment in Subsidiaries....................      133,814           --           --      (133,814)           --
Intangible and Other Assets...................        7,571       96,624       62,272            --       166,467
                                                ------------  -----------  -----------  ------------  ------------
                                                 $  154,137    $ 258,107    $ 160,278    $ (133,814)   $  438,708
                                                ------------  -----------  -----------  ------------  ------------
                                                ------------  -----------  -----------  ------------  ------------

                                LIABILITIES AND STOCKHOLDERS' INVESTMENT (DEFICIT)

Current Liabilities:
  Accounts payable............................   $       --    $  10,715    $  14,270    $       --    $   24,985
  Accrued liabilities.........................        1,822        7,529        7,777            --        17,128
  Current portion of long-term debt...........        7,320           --        4,078            --        11,398
                                                ------------  -----------  -----------  ------------  ------------
    Total current liabilities.................        9,142       18,244       26,125            --        53,511
                                                ------------  -----------  -----------  ------------  ------------
Long-Term Debt................................      404,762           --       55,316            --       460,078
Other Noncurrent Liabilities..................       (3,090)          --        6,544            --         3,454
Inter-Company.................................     (179,646)     143,818       35,828            --            --
                                                ------------  -----------  -----------  ------------  ------------
    Total liabilities.........................      231,168      162,062      123,813            --       517,043
                                                ------------  -----------  -----------  ------------  ------------
Common Stock..................................           --           --           --            --            --
Additional Paid-In-Capital....................           --       84,857       38,018      (122,875)           --
Accumulated Deficit...........................      (77,031)      11,188         (249)      (10,939)      (77,031)
Accumulated and Other Comprehensive Income....           --           --       (1,304)           --        (1,304)
                                                ------------  -----------  -----------  ------------  ------------
  Total stockholders' investment (deficit)....      (77,031)      96,045       36,465      (133,814)      (78,335)
                                                ------------  -----------  -----------  ------------  ------------
                                                 $  154,137    $ 258,107    $ 160,278    $ (133,814)   $  438,708
                                                ------------  -----------  -----------  ------------  ------------
                                                ------------  -----------  -----------  ------------  ------------

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

4. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                     J. L. FRENCH AUTOMOTIVE CASTING, INC.
 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE
                                    30, 1999
                             (AMOUNTS IN THOUSANDS)

                                                J.L. FRENCH
                                                 AUTOMOTIVE                   NON-
                                                 CASTINGS,     GUARANTOR    GUARANTOR
                                                    INC.       COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                                ------------  -----------  -----------  ------------  ------------
Revenues......................................   $       --    $ 117,169    $  48,520    $       --    $  165,689
Cost of sales.................................           --       84,299       39,107            --       123,406
                                                ------------  -----------  -----------  ------------  ------------
  Gross profit................................           --       32,870        9,413            --        42,283
Selling, general and administrative
  expenses....................................           88        4,584        5,556            --        10,228
Recapitalization expenses.....................        5,411       15,740           --            --        21,151
Amortization of intangible assets.............            4        4,647          854            --         5,505
                                                ------------  -----------  -----------  ------------  ------------
  Operating income (loss).....................       (5,503)       7,899        3,003            --         5,399
Interest expense..............................        3,527        7,360        2,936            --        13,823
                                                ------------  -----------  -----------  ------------  ------------
  Income (loss) before income taxes, equity in
    earnings (losses) of subsidiaries and
    extraordinary loss........................       (9,030)         539           67            --        (8,424)
Provision (benefit) for income taxes..........       (3,612)         216           27            --        (3,369)
Equity in earnings (losses) of subsidiaries...       (3,663)          --           --         3,663            --
                                                ------------  -----------  -----------  ------------  ------------
  Income before extraordinary loss............       (9,081)         323           40         3,663        (5,505)
Extraordinary loss............................        4,086        4,026           --            --         8,112
                                                ------------  -----------  -----------  ------------  ------------
  Net income (loss)...........................   $  (13,167)   $  (3,703)   $      40    $    3,663    $  (13,167)
                                                ------------  -----------  -----------  ------------  ------------
                                                ------------  -----------  -----------  ------------  ------------

             J.L. FRENCH AUTOMOTIVE CASTINGS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

4. CONSOLIDATING GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION: (CONTINUED)

                       J. L. FRENCH AUTOMOTIVE CASTING, INC.
 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS FOR SIX MONTHS ENDED JUNE 30,
                                      1999
                             (AMOUNTS IN THOUSANDS)

                                               J.L. FRENCH
                                                AUTOMOTIVE                   NON-
                                                CASTINGS,     GUARANTOR    GUARANTOR
                                                   INC.       COMPANIES    COMPANIES   ELIMINATIONS  CONSOLIDATED
                                               ------------  -----------  -----------  ------------  ------------
OPERATING ACTIVITIES:
  Net income (loss)..........................   $  (13,167)  $    (3,703)  $      40    $    3,663    $  (13,167)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used for)
    operating activities--
  Depreciation and amortization..............            4        11,684       4,877            --        16,565
  Other non-cash.............................        4,086         6,569          --            --        10,655
  Income (loss) in subsidiary................        3,663            --          --        (3,663)           --
  Change in other operating activities.......      (43,560)        8,613      11,465           502       (22,980)
                                               ------------  -----------  -----------  ------------  ------------
    Net cash provided by (used for) operating
      activities.............................      (48,974)       23,163      16,382           502        (8,927)
                                               ------------  -----------  -----------  ------------  ------------
INVESTING ACTIVITIES:
  Capital expenditures, net .................           --        (8,020)     (4,137)           --       (12,157)
                                               ------------  -----------  -----------  ------------  ------------
    Net cash used for investing activities...           --        (8,020)     (4,137)           --       (12,157)
                                               ------------  -----------  -----------  ------------  ------------
FINANCING ACTIVITIES:
  Repayments on revolving credit
    facilities...............................           --       (15,000)     (6,435)           --       (21,435)
  Long-term borrowings.......................      582,491            --      18,442            --       600,933
  Repayment of long-term borrowings..........     (170,000)     (126,625)    (25,070)           --      (321,695)
  Recapitalization...........................     (199,009)           --          --            --      (199,009)
  Other......................................     (157,123)      141,625          --            --       (15,498)
                                               ------------  -----------  -----------  ------------  ------------
    Net cash provided by (used for) financing
      activities.............................       56,359            --     (13,063)           --         4,329
                                               ------------  -----------  -----------  ------------  ------------
  EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
    CASH EQUIVALENTS.........................          326            --       1,193          (502)        1,017
                                               ------------  -----------  -----------  ------------  ------------
NET CHANGES IN CASH AND CASH EQUIVALENTS.....        7,711        15,143         375            --        23,229
CASH AND CASH EQUIVALENTS, beginning of
  period.....................................           22           260       3,846            --         4,128
                                               ------------  -----------  -----------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of period.....   $    7,733   $    15,403   $   4,221    $       --    $   27,357
                                               ------------  -----------  -----------  ------------  ------------
                                               ------------  -----------  -----------  ------------  ------------

                                                                MORRIS ASHBY PLC

Report of Independent Accountants

To the Board of Directors and Shareholders of Morris Ashby plc

--------------------------------------------------------------------------------

In our opinion, the accompanying consolidated balance sheets and the related consolidated profit and loss accounts and statements of cash flows present fairly, in all material respects, the financial position of Morris Ashby plc and its subsidiaries ("the Company") at 31 March 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended 31 March 1997, in conformity with accounting principles generally accepted in the United Kingdom. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United Kingdom which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income expressed in pounds sterling for each of the two years in the period ended 31 March 1997 and the determination of consolidated shareholders' equity also expressed in pounds sterling at 31 March 1997 and 31 March 1996 to the extent summarised in Note 23 to the consolidated financial statements.

DRAFT FOR DISCUSSION PURPOSES ONLY

Birmingham, England

8 July 1997, except for note 23 which is as of 9 August 1999

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

Consolidated Profit and Loss Account
For the year ended 31 March 1997

--------------------------------------------------------------------------------

                                                                      1997       1996
                                                       Notes          L'000      L'000
TURNOVER                                                        2      39,805     36,255

Cost of sales                                                         (30,284)   (28,414)
                                                                    ---------  ---------

GROSS PROFIT                                                            9,521      7,841

Distribution costs                                                       (678)      (660)

Administrative expenses                                                (5,012)    (4,031)
                                                                    ---------  ---------

OPERATING PROFIT                                                        3,831      3,150

Interest receivable and similar income                                      4         17

Interest payable and similar charges                                     (339)      (145)
                                                                    ---------  ---------

PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                 3       3,496      3,022

Tax on profit on ordinary activities                            4        (796)      (684)
                                                                    ---------  ---------

PROFIT ON ORDINARY ACTIVITIES
AFTER TAXATION FOR THE FINANCIAL YEAR                                   2,700      2,338

Dividends                                                       5      (1,024)      (896)
                                                                    ---------  ---------

RETAINED PROFITS                                               16       1,676      1,442
                                                                    ---------  ---------

EARNINGS PER SHARE                                              6        22.5P      19.6p
                                                                    ---------  ---------

The above amounts arise solely from continuing activities.

The profit for the financial year includes all recognised gains and losses in the year. The historical cost profit on ordinary activities before taxation is not materially different from the above figures.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

Balance Sheets
As at 31 March 1997

--------------------------------------------------------------------------------

                                                   Notes            Group                Company
                                                                  1997       1996       1997       1996
                                                                 L'000      L'000      L'000      L'000
FIXED ASSETS
Tangible assets                                          7      22,925     17,978     21,862     17,082
Investments in group undertakings                        9           -          -      2,355      2,355
                                                             ---------  ---------  ---------  ---------
                                                                22,925     17,978     24,217     19,437

CURRENT ASSETS
Stocks                                                  10       3,298      2,381      3,230      2,287
Debtors                                                 11       7,604      8,141      7,965      8,563
Cash at bank and in hand                                         1,120          -      1,119          -
                                                             ---------  ---------  ---------  ---------
                                                                12,022     10,522     12,314     10,850

CREDITORS (amounts falling due within one
year)                                                   12     (15,192)   (12,156)   (19,595)   (16,554)
                                                             ---------  ---------  ---------  ---------
NET CURRENT LIABILITIES                                         (3,170)    (1,634)    (7,281)    (5,704)
                                                             ---------  ---------  ---------  ---------

TOTAL ASSETS LESS CURRENT LIABILITIES                           19,755     16,344     16,936     13,733

CREDITORS (amounts falling due
after more than one year)                               13      (3,645)    (1,877)    (4,077)    (2,321)

PROVISIONS FOR LIABILITIES AND CHARGES                  14        (437)      (571)      (401)      (498)
                                                             ---------  ---------  ---------  ---------
                                                                15,673     13,896     12,458     10,914
                                                             ---------  ---------  ---------  ---------

CAPITAL AND RESERVES - EQUITY INTERESTS
Share capital                                           15       1,205      1,198      1,205      1,198
Share premium                                           16       5,803      5,709      5,803      5,709
Revaluation reserve                                     16         130        131        130        131
Capital reserve                                         16         376        376        364        364
Profit and loss account                                 16       8,159      6,482      4,956      3,512
                                                             ---------  ---------  ---------  ---------
SHAREHOLDERS' FUNDS                                     21      15,673     13,896     12,458     10,914
                                                             ---------  ---------  ---------  ---------

Approved by the Board on 8 July 1997

N J Gardner
DIRECTOR

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

Cash Flow Statement
For the year ended 31 March 1997

--------------------------------------------------------------------------------

                                                                                      1997                  1996
                                                            Notes         L'000      L'000      L'000      L'000
NET CASH INFLOW FROM OPERATING ACTIVITIES                        22(1)               7,593                 5,071
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                             4                    17
Interest paid                                                              (206)                  (40)
Interest element of finance lease rental payments                          (150)                  (98)
                                                                      ---------             ---------
                                                                                      (352)                 (121)
TAXATION
UK Corporation tax paid                                                               (724)                 (741)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                        (6,511)               (4,472)
Sale of tangible fixed assets                                                76                    89
                                                                      ---------             ---------
                                                                                    (6,435)               (4,383)
                                                                                                       ---------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings                                           -                  (117)
Net overdraft acquired with subsidiary                                        -                  (379)
                                                                      ---------             ---------
                                                                                         -                  (496)
EQUITY DIVIDENDS PAID                                                                 (918)                 (831)
                                                                                 ---------             ---------
NET CASH OUTFLOW BEFORE FINANCING                                                     (836)               (1,501)
FINANCING
Issue of ordinary share capital                                             101                    15
Debt due within one year:
  Increase in loans                                              22(2)       200                    -
Debt due beyond a year:
  Increase in loans                                              22(2)       650
  Repayment of loan notes                                        22(2)      (285)         -
Capital element of finance lease rental payments                 22(2)      (533)                (349)
Amounts received under finance lease arrangements                22(2)     2,160                    -
                                                                      ---------             ---------
NET CASH INFLOW/(OUTFLOW) FROM FINANCING                                             2,293                  (334)
                                                                                 ---------             ---------
INCREASE/(DECREASE) IN CASH                                      22(3)               1,457                (1,835)
                                                                                 ---------             ---------

The notes to the cash flow statement are shown in note 22 to the financial statements.

The group have adopted the revised FRS1 "Cash Flow Statements" and accordingly certain comparative figures have been reanalysed.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

Notes to the Accounts
For the year ended 31 March 1997

--------------------------------------------------------------------------------

1 ACCOUNTING POLICIES

BASIS OF CONSOLIDATION AND ACCOUNTING

The consolidated financial statements incorporate the financial statements of the company and its subsidiaries made up to 31 March year end. The financial statements have been prepared under the historical cost convention as modified by the revaluation of certain fixed assets, and comply with applicable Accounting Standards.

DEPRECIATION OF FIXED ASSETS

Depreciation is provided on a straight line basis to write off the cost or valuation of fixed assets over their expected useful lives at the following annual rates:

Freehold property      - at a rate of 2% (no depreciation on land)
Leasehold property     - by equal annual instalments over the lease period
Plant and machinery    - at rates varying from 10 per cent to 33 1/3 per cent.

No depreciation is charged on assets in the course of construction.

GOODWILL

Goodwill on acquisition, representing the amount by which the acquisition cost exceeds the fair value of the net assets acquired, is written off to reserves in the year of acquisition.

GOVERNMENT GRANTS

Government grants are treated as a deferred creditor and are credited to the profit and loss account over the lives of the fixed assets to which they relate.

LEASED ASSETS

Amounts due under finance leases are disclosed as a debtor and the interest element of the finance charge is credited to the profit and loss account over the primary hire period in respect of assets held for leasing to third parties.

Fixed assets acquired under hire purchase agreements and finance lease agreements are recorded in the balance sheet as fixed tangible assets at their equivalent capital value and depreciated over the useful life of the asset. The corresponding liability is recorded as a creditor and the interest element of the finance charge is charged to the profit and loss account over the primary lease period.

STOCKS

Stocks have been valued at the lower of cost and net realisable value. Cost includes raw materials, labour and, where applicable, a proportion of direct overheads.

Tooling stocks are valued as costs to date net of payments on account and any anticipated losses. Profit recognition is deferred until the tool is complete.

TURNOVER

Turnover represents the invoiced value of sales excluding sales within the group and value added tax.

DEFERRED TAXATION

Provision is only made for deferred taxation to the extent that it is considered that a liability will crystallise in the foreseeable future.

RESEARCH AND DEVELOPMENT

Expenditure on research and development is charged to revenue in the year in which it is incurred.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

1 ACCOUNTING POLICIES (CONTINUED)
PENSION COSTS

Contributions to the group's defined benefit pension scheme are charged to the profit and loss account so as to spread the cost of pensions over the service lives of employees in the scheme. Variations from the regular cost are spread over the expected remaining service lives of current employees in the scheme. The pension cost is assessed in accordance with the advice of qualified actuaries. Differences between the charge and the contributions paid to the pension scheme are included in provisions for liabilities and charges.

Contributions are also paid into a defined contribution pension scheme. These costs are charged to the profit and loss account on an accruals basis.

FOREIGN CURRENCIES

Assets and liabilities denominated in foreign currencies are translated into sterling or the rates of exchange ruling at the end of the financial year.

Foreign currency transactions during the year are translated into sterling at the rate of exchange ruling on the date of the transaction. All profit and losses on exchange realised during the year are dealt with through the profit and loss account.

2 SEGMENT INFORMATION

                                                                                                    1997       1996
The geographical analysis of the group's turnover by destination is as follows:                     L'000      L'000
UK                                                                                                   31,859     29,574
Other European countries                                                                              6,434      6,245
Other                                                                                                 1,512        436
                                                                                                  ---------  ---------
                                                                                                     39,805     36,255
                                                                                                  ---------  ---------

The group operates a single class of business from the United Kingdom.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

3 PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION IS STATED AFTER
CHARGING/(CREDITING):

                                                                                                    1997       1996
                                                                                                    L'000      L'000
Staff costs:
  Wages and salaries                                                                                 11,672     10,616
  Social security costs                                                                               1,070        983
  Other pension costs (Note 17)                                                                         742        592
                                                                                                  ---------  ---------
                                                                                                     13,484     12,191
                                                                                                  ---------  ---------
Details of directors' emoluments and share options are included in the Report of the
  Remuneration Committee on pages F-48 to F-49.
Depreciation of tangible fixed assets - leased (plant and machinery)                                    345        263
                                  - owned                                                             1,853      1,458
Research and development                                                                                134        168
Fees paid to Price Waterhouse:
  Audit fees (including L45,000 in respect of the company (1996 - L'45,000))                             50         48
  Non-audit fees                                                                                         45         53
Interest payable:
  Bank loans and overdrafts                                                                             159         27
  Loan notes                                                                                             47         13
  Finance lease charges                                                                                 133        105
Operating lease rentals for land and buildings (expiring after five years)                              120        120
Income from government grants                                                                           (18)       (17)
                                                                                                  ---------  ---------

                                                                                                    1997       1996
4 TAX ON PROFIT ON ORDINARY ACTIVITIES                                                              L'000      L'000
Corporation tax:
  On profit for the year at 33% (1996 - 33%)                                                            879        687
  Adjustment in respect of prior year                                                                    85        (21)
Deferred tax (Note 14)                                                                                 (168)        18
                                                                                                  ---------  ---------
                                                                                                        796        684
                                                                                                  ---------  ---------

                                                                                                    1997       1996
5 DIVIDENDS                                                                                         L'000      L'000
Interim paid 2.6p (1996 - 2.45p) per 10p Ordinary share                                                 313        291
Final proposed 5.9p (1996 - 5.05p) per 10p Ordinary share                                               711        605
                                                                                                  ---------  ---------
                                                                                                      1,024        896
                                                                                                  ---------  ---------

6 EARNINGS PER SHARE

Earnings per share are based on the profit on ordinary activities after taxation for the year amounting to L2,700,000 (1996 - L2,338,000) divided by the average number of 12,025,648 (1996 - 11,910,264) Ordinary shares in issue during the year.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

7  FIXED ASSETS

                                                            Long        Short                      Assets
                                             Freehold  leasehold    leasehold        Plant         in the
                                             land and   land and     land and          and      course of
                                            buildings  buildings    buildings    machinery   construction      Total
                                                L'000      L'000        L'000        L'000          L'000      L'000
GROUP
Cost or valuation:
  At 31 March 1996                              2,165      3,060           -       21,309           924       27,458
  Transfers                                         -        (52)        282          703          (933)           -
  Additions                                        22          -           -        4,340         2,837        7,199
  Disposals                                         -          -           -         (245)            -         (245)
                                            ---------  ---------  -----------  -----------  -------------  ---------
  At 31 March 1997                              2,187      3,008         282       26,107         2,828       34,412
                                            ---------  ---------  -----------  -----------  -------------  ---------
Depreciation:
  At 31 March 1996                                 73        172           -        9,235             -        9,480
  Transfers                                         -        (11)         11            -             -            -
  Charge for the year                              35         34          15        2,114             -        2,198
  On disposals                                      -          -           -         (191)            -         (191)
                                            ---------  ---------  -----------  -----------  -------------  ---------
At 31 March 1997                                  108        195          26       11,158             -       11,487
                                            ---------  ---------  -----------  -----------  -------------  ---------
Net book amount:
  At 31 March 1997                              2,079      2,813         256       14,949         2,828       22,925
                                            ---------  ---------  -----------  -----------  -------------  ---------
  At 31 March 1996                              2,092      2,888           -       12,074           924       17,978
                                            ---------  ---------  -----------  -----------  -------------  ---------

Included within the plant and machinery are assets purchased under finance leases with original cost of L4,392,000 (1996 - L2,521,000) and accumulated depreciation of L867,000 (1996 - L733,000).

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

                                                            Long      Short                   Assets
                                             Freehold  leasehold  leasehold       Plant       in the
                                             land and   land and   land and         and    course of
                                            buildings  buildings  buildings   machinery  construction     Total
                                                L'000      L'000      L'000       L'000        L'000      L'000
COMPANY
Cost or valuation:
  At 31 March 1996                              1,767      3,060          -      20,176          924     25,927
  Transfers                                         -        (52)       282         703         (933)         -
  Additions                                        22          -          -       4,048        2,837      6,907
  Disposals                                         -          -          -        (232)           -       (232)
                                            ---------  ---------  ---------  ----------  -----------  ---------
  At 31 March 1997                              1,789      3,008        282      24,695        2,828     32,602
                                            ---------  ---------  ---------  ----------  -----------  ---------
Depreciation:
  At 31 March 1996                                 34        172          -       8,639            -      8,845
  Transfers                                         -        (11)        11           -            -          -
  Charge for the year                              30         34         15       1,994            -      2,073
  On disposals                                      -          -          -        (178)           -       (178)
                                            ---------  ---------  ---------  ----------  -----------  ---------
  At 31 March 1997                                 64        195         26      10,455            -     10,740
                                            ---------  ---------  ---------  ----------  -----------  ---------
Net book amount:
  At 31 March 1997                              1,725      2,813        256      14,240        2,828     21,862
                                            ---------  ---------  ---------  ----------  -----------  ---------
  At 31 March 1996                              1,733      2,888          -      11,537          924     17,082
                                            ---------  ---------  ---------  ----------  -----------  ---------

Group and company long leasehold land and buildings include assets valued on an open market existing use basis as at 31 March 1987 at L525,000 (1996 - L525,000). The historic cost of these assets was L416,000 (1996 - L416,000) and the historic cost depreciation charge L1,000 (1996 - L1,000).

Included within the company plant and machinery are assets purchased under finance leases with original cost of L6,175,000 (1996 - L4,167,000) and accumulated depreciation of L1,841,000 (1996 - L1,633,000).

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

8  CAPITAL COMMITMENTS

                                                                              Group                Company
                                                                            1997       1996       1997       1996
                                                                           L'000      L'000      L'000      L'000
Future capital expenditure authorised and contracted for                   7,579      1,645      7,579      1,645
                                                                       ---------  ---------  ---------  ---------

9  INVESTMENTS IN GROUP UNDERTAKINGS

                                                                                                   Company
                                                                                                  1997       1996
                                                                                                 L'000      L'000
Shares at cost                                                                                   2,101      2,101
Long term loan to group undertaking                                                                254        254
                                                                                             ---------  ---------
                                                                                                 2,355      2,355
                                                                                             ---------  ---------

The subsidiary undertakings, all of which are included in the consolidated accounts, are as follows:

                                                                                              Principal
                                                                                             country of    Percentage
                                                  Business                                    operation          held
Wilson & Royston Limited                          Tool Manufacturers                    United Kingdom           100%
MAC Leasing Limited                               Leasing                               United Kingdom           100%
Morris Ashby Castings Limited                     High Pressure Diecasting              United Kingdom           100%
Kaye (Presteigne) Limited                         Gravity and HIgh Pressure Diecasting  United Kingdom           100%
Burdon and Miles Limited                          High Pressure Diecasting              United Kingdom           100%
UJP Tools Limited                                 Tooling Manufacturers                 United Kingdom           100%
                                                  Marketing computer prediction
Foundry Computational Services Limited            software                              United Kingdom            51%

All the shares are ordinary shares. The voting rights held in respect of each subsidary are in the same proportion as the shares held.

Morris Ashby Castings, Kaye (Presteigne), Burdon and Miles and UJP Tools are dormant companies which trade as agents of Morris Ashby plc.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

10  STOCKS

                                                                           Group                Company
                                                                      1997          1996       1997       1996
                                                                      L'000        L'000      L'000      L'000
Raw materials and consumables                                             703        553        703        553
Work in progress:
- Castings                                                              1,344        688      1,344        688
- Tooling                                                               1,050        841        982        747
Finished goods and goods for resale                                       201        299        201        299
                                                                    ---------  ---------  ---------  ---------
                                                                        3,298      2,381      3,230      2,287
                                                                    ---------  ---------  ---------  ---------

Tooling stocks are disclosed net of L2,453,000 of payments on account (1996 - L1,182,000).

The estimated replacement cost of stocks does not materially exceed the balance sheet amount.

11  DEBTORS

                                                                                       Group                Company
                                                                                     1997       1996       1997       1996
                                                                                    L'000      L'000      L'000      L'000
Trade debtors                                                                       7,184      7,880      7,046      7,543
Amounts owed by group undertakings                                                      -          -        498        699
Other debtors                                                                          83        158         65        127
Prepayments and accrued income                                                        214        103        178         97
Advance corporation tax recoverable                                                   123          -        178         97
                                                                                ---------  ---------  ---------  ---------
                                                                                    7,604      8,141      7,965      8,563
                                                                                ---------  ---------  ---------  ---------

Group other debtors includes L9,000 (1996 - L9,000) due under finance leases due within a year and L9,000 (1996 - L18,000) due after more than one year.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY plc

For the year ended 31 March 1997

--------------------------------------------------------------------------------

12  CREDITORS (AMOUNTS FALLING DUE WITHIN ONE YEAR)

                                                                                     Group               Company
                                                                      --------------------  --------------------
                                                                           1997       1996       1997       1996
                                                                          L'000      L'000      L'000      L'000
Bank loans and overdrafts                                                   232        369        200        303
Payments on account                                                         906        657        795        515
Trade creditors                                                           7,714      5,516      7,268      5,466
Amounts owed to group undertakings                                            -          -      5,107      4,828
Amounts owed to group undertakings under finance leases                       -          -         92         88
Other creditors                                                              64        240         63        224
Corporation tax payable                                                     715        477        666        458
Advance corporation tax payable                                             256        227        256        227
Taxation and social security                                              2,319      1,805      2,266      1,737
Accruals and deferred income                                              1,538      1,807      1,514      1,762
Lease obligations                                                           737        453        657        341
Proposed dividends                                                          711        605        711        605
                                                                      ---------  ---------  ---------  ---------
                                                                         15,192     12,156     19,595     16,554
                                                                      ---------  ---------  ---------  ---------

13  CREDITORS (AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR)

                                                                                     Group               Company
                                                                      --------------------  --------------------
                                                                           1997       1996       1997       1996
                                                                          L'000      L'000      L'000      L'000
Bank loan (between 2 and 5 years)                                           650          -        650          -
Amounts owed to group undertakings under finance leases                       -          -        432        524
Accruals and deferred income                                                 42         60         42         60
Lease obligations (between 2 and 5 years)                                 1,910      1,087      1,910      1,007
Lease obligations (due after 5 years)                                       598          -        598          -
Loan notes (between 2 and 5 years)                                          445        730        445        730
                                                                      ---------  ---------  ---------  ---------
                                                                          3,645      1,877      4,077      2,321
                                                                      ---------  ---------  ---------  ---------

Accruals and deferred income relate to grants received for capital expenditure incurred. The grants are being amortised over 10 years.

The loan notes, issued as part consideration for the acquisition of Wilson & Royston, are secured by a guarantee from Barclays Bank plc.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

14  PROVISION FOR LIABILITIES AND CHARGES

                                                                                       Group                         Company
                                                   -----------------------------------------  ------------------------------
                                                                   Pensions and                                 Pensions and
                                                      Deferred          similar                    Deferred          similar
                                                      taxation      obligations        Total       taxation      obligations
At 31 March 1996                                          108            463            571            35             463
Current year charge/(utilisation)                        (168)           (62)          (230)          (89)            (62)
ACT set-off                                                96              -             96            54               -
                                                                                                       --
                                                        -----            ---          -----                           ---
At 31 March 1997                                           36            401            437             -             401
                                                                                                       --
                                                        -----            ---          -----                           ---


                                                         Total
At 31 March 1996                                          498
Current year charge/(utilisation)                        (151)
ACT set-off                                                54

                                                        -----
At 31 March 1997                                          401

                                                        -----

The full potential amount of deferred taxation calculated at 31% (1996 - 33%), compared to the actual, are as follows:

                                                                                                                    Group
                                                                           ----------------------------------------------
                                                                                                           Full Provision
                                                                                  Partial Provision  --------------------
                                                                           ------------------------       1997       1996
                                                                            1997 L'000   1996 L'000      L'000      L'000
Accelerated capital allowances                                                    107          492       1,936      1,783
Potential capital gain on revaluation surplus                                       -            -         110        117
Short-term timing differences                                                     (16)        (233)       (144)      (213)
Advance corporation tax recoverable                                               (55)        (151)          -          -
                                                                                  ---          ---   ---------  ---------
                                                                                   36          108       1,902      1,687
                                                                                  ---          ---   ---------  ---------

                                                                                                                     Company
                                                                              ----------------------------------------------
                                                                                                              Full Provision
                                                                                     Partial Provision  --------------------
                                                                              ------------------------       1997       1996
                                                                               1997 L'000   1996 L'000      L'000      L'000
Accelerated capital allowances                                                         -          304       1,714      1,545
Potential capital gain on revaluation surplus                                          -            -         110        117
Short-term timing differences                                                          -         (215)       (129)      (195)
Advance corporation tax recoverable                                                    -          (54)          -          -
                                                                                     ---          ---   ---------  ---------
                                                                                       -           35       1,695      1,467
                                                                                     ---          ---   ---------  ---------

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

15  SHARE CAPITAL

                                                                                                   1997
                                                                                                  L'000   1996 L'000
Authorised:
  Ordinary shares of 10p each                                                                     1,550       1,550
                                                                                              ---------  -----------
Allotted and fully paid:
  Ordinary shares of 10p each                                                                     1,205       1,198
                                                                                              ---------  -----------

During the year, 69,880 shares were issued through the exercise of share options. 64,200 of these were to directors as disclosed in the Report of the Remuneration Committee, 5,300 were issued at 90p each and the remaining 380 at 167p.

At 31 March 1997 the total number of Ordinary shares under the Employee Share Option Scheme was 14,100 (1996 - 83,600):

                                                              Ordinary shares
                                            ---------------------------------
                                              31 March    31 March  Price per
Date of grant  Period exercisable                 1997        1996      share
               11 April 1991 to 11 April
11 April 1988    1998                           14,100      25,400        90p
8 July 1993    8 July 1996 to 8 July 2003            -      58,200       156p
                                            ----------  ----------
                                                14,100      83,600
                                            ----------  ----------

At 31 March 1997 the total number of Ordinary shares under the Savings Related Share Option Scheme 1996 was 409,353 (1996 - 409,733):

                                                                        Ordinary shares
                                                      ---------------------------------
                                                        31 March    31 March  Price per
Date of grant      Period exercisable                       1997        1996      share
1 December 1994    1 December 1999 to 1 June 2000        281,973     282,353       167p
1 December 1994    12 December 2001 to 1 June 2002       127,380     127,380       167p
                                                      ----------  ----------
                                                         409,353     409,733
                                                      ----------  ----------

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

16  RESERVES

                                                                                                             Group
                                                ------------------------------------------------------------------
                                                  Share premium   Revaluation    Capital     Profit and
                                                        account       reserve    reserve   loss account      Total
                                                          L'000         L'000      L'000          L'000      L'000
At 31 March 1996                                          5,709           131        376          6,482     12,698
Premium on share issues                                      94             -          -              -         94
Transfers                                                     -            (1)         -              1          -
Retained earnings                                             -             -          -          1,676      1,676
                                                ---------------  ------------  ---------  -------------  ---------
At 31 March 1997                                          5,803           130        376          8,159     14,468
                                                ---------------  ------------  ---------  -------------  ---------

The cumulative goodwill written off against the profit and loss reserve on acquisitions in L1,125,000 (1996 - L1,125,000).

                                                                                                           Company
                                                ------------------------------------------------------------------
                                                  Share premium   Revaluation    Capital     Profit and
                                                        account       reserve    reserve   loss account      Total
                                                          L'000         L'000      L'000          L'000      L'000
At 31 March 1996                                          5,709           131        364          3,512      9,716
Premium on share issues                                      94             -          -              -         94
Transfers                                                                  (1)         -              1          -
Retained earnings                                             -             -          -          1,443      1,443
                                                ---------------  ------------  ---------  -------------  ---------
At 31 March 1997                                          5,803           130        364          4,956     11,253
                                                ---------------  ------------  ---------  -------------  ---------

As permitted by Section 230 of the Companies Act 1985 the company has not presented its own profit and loss account. The amount of the profit for the financial year dealt within the accounts of the holding company is L2,467,000 (1996 - L2,275,000).

17  PENSION COSTS

The group operates a funded defined benefits pension scheme known as the Morris Ashby plc Pension Scheme. The assets of this scheme are held in a separate trustee administered fund. The latest actuarial valuation of this scheme was carried out by independent actuaries as at 6 April 1996 using the projected unit method. The principal assumptions adopted were that the long term annual rate of return on investments would be 9.0%, that salary increases would average 7.0% per annum and that pensions in payment guaranteed to increase at 5.0% per annum have been assumed to increase at 5.0% per annum, pensions increasing in line with Limited Price Indexation have been assumed to increase at 4.25% per annum. In addition the actuary has also taken into account changes which have been agreed with the Trustee and relevant members. These are that pension increases for directors will be restricted to 5.0% per annum and the inclusion of a cap on pensionable earnings for existing directors.

At the date of the latest actuarial valuation, the market value of the assets of the scheme was L9.6 million. The actuarial value of those assets was sufficient to cover 91% of the value of the projected benefits to which members will be entitled for their membership up to the valuation date allowing for expected future increases in earnings. The deficiency on a current funding level basis was L851,000. On the recommendations of the actuary, company contributions will be paid at the rate of 14.0% of pensionable salaries so as to eliminate the deficit over a 10 year period.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

17  PENSION COSTS (CONTINUED)
The SSAP 24 pension charge for the year was L717,000 (1996 - L585,000) which is after charging an additional L35,000 as a result of the actuarial deficit (1996
- L28,000).

Actual contributions during the year at the annual rate of 14.7% of pensionable salaries, were L62,000 above the SSAP 24 pension charge. Hence the reduced pension provision - see Note 14.

The group also operates a funded defined contribution pension scheme. The assets of the scheme are held seperately from those of the company in an independently administered fund. The pension cost charge represents contributions payable by the company to the fund and amounted to L25,000 (1996 - L8,000).

18  EMPLOYEES

The average number of persons employed by the group during the year was:

                                                                                                       1997       1996
Witham                                                                                                  246        207
Presteigne                                                                                              236        255
Cheshunt                                                                                                150        152
Birmingham                                                                                               21         21
Brighouse                                                                                                11          9
                                                                                                  ---------  ---------
                                                                                                        664        644
                                                                                                  ---------  ---------

19  CONTINGENT LIABILITIES

The company has guaranteed the liabilities of its subsidiaries to Barclays Bank Plc. As at year end, the subsidiaries had no liabilities owing to Barclays Bank plc (1996 - LNil).

20  OPERATING LEASES

At March 31, 1997, there were annual lease commitments under operating leases which expire as follows:

                                                                         1997                   1996
                                                                   LAND AND               Land and
                                                                  BUILDINGS      OTHER   Buildings      Other
                                                                      L'000      L'000       L'000      L'000
Within 1 year                                                             -          1           -         11
Between 2 and 5 years                                                     -         54           -         31
More than 5 years                                                       120          -         120          -
                                                                 ----------  ---------  ----------  ---------
                                                                        120         55         120         42
                                                                 ----------  ---------  ----------  ---------

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

21  MOVEMENT IN SHAREHOLDERS' FUNDS

                                                                             Group                  Company
                                                                          1997                    1997
                                                                         L'000   1996 L'000      L'000   1996 L'000
Profit for the financial year                                            2,700       2,338       2,467       2,275
Dividends                                                               (1,024)       (896)     (1,024)       (896)
                                                                     ---------  -----------  ---------  -----------
                                                                         1,676       1,442       1,443       1,379
Share capital subscribed (net of expenses)                                   7         247           7         247
Share options exercised                                                     94          15          94          15
Goodwill written off                                                         -        (789)          -           -
                                                                     ---------  -----------  ---------  -----------
Net addition to Shareholders' funds                                      1,777         915       1,544       1,641
Opening Shareholders' funds                                             13,896      12,981      10,914       9,273
                                                                     ---------  -----------  ---------  -----------
Closing Shareholders' funds                                             15,673      13,896      12,458      10,914
                                                                     ---------  -----------  ---------  -----------

22 CASH FLOW STATEMENT

(1) Reconciliation of operating profit to net cash inflow from operating activities

                                                                                                1997
                                                                                               L'000   1996 L'000
Operating profit                                                                               3,831       3,150
Depreciation                                                                                   2,198       1,721
Profit on disposal of fixed assets                                                               (22)        (29)
Movement in pension provision                                                                    (62)        (70)
Amortization of Government Grants                                                                (18)        (17)
                                                                                           ---------  -----------
                                                                                               5,927       4,755

Working capital movements:
  (Increase)/decrease in stocks                                                                 (917)        444
  Decrease/(increase) in debtors                                                                 677        (513)
  Increase in creditors                                                                        1,906         385
                                                                                           ---------  -----------
Net cash inflow from continuing operating activities                                           7,593       5,071
                                                                                           ---------  -----------

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY plc

For the year ended 31 March 1997

--------------------------------------------------------------------------------

22 CASH FLOW STATEMENT (CONTINUED)

(2) Analysis of net debt

                                                                        At       Cash        Other               AT
                                                             31 March 1996       flow    movements    31 MARCH 1997
                                                                     L'000      L'000        L'000            L'000
Cash at bank and in hand                                                 -      1,120            -            1,120
Overdrafts                                                            (369)       337            -              (32)
                                                                            ---------
                                                                                1,457
Debt due within one year                                                 -       (200)           -             (200)
Debt due beyond a year                                                (730)      (365)           -           (1,095)
Finance leases                                                      (1,540)    (1,627)         (78)          (3,245)
                                                                            ---------
                                                                               (2,192)
                                                            --------------  ---------  -----------  ---------------
                                                                    (2,639)      (735)         (78)          (3,452)
                                                            --------------  ---------  -----------  ---------------

Cash flows relating to finance leases are composed of cash inflows of L2,160,000 from assets sold and leased back and cash outflows of L533,000 from capital elements of finance lease rental payments.

Other movements represent new finance lease arrangements in respect of assets with a capital value at the inception of the lease of L78,000.

(3) Movement in Group net debt

                                                                                                      1997       1996
                                                                                                     L'000      L'000
Increase/(decrease) in cash                                                                          1,457     (1,835)
Cash (inflow)/outflow from increase in debt and lease financing                                     (2,192)       349
                                                                                                 ---------  ---------
Movement in debt resulting from cash flows                                                            (735)    (1,486)
Finance leases acquired with subsidiary                                                                  -       (185)
New finance leases                                                                                     (78)      (252)
Loan notes issued on aquisition                                                                          -       (730)
                                                                                                 ---------  ---------
Movement in net debt                                                                                  (813)    (2,653)
Net debt at 31 March 1996                                                                           (2,639)        14
                                                                                                 ---------  ---------
Net debt at 31 March 1997                                                                           (3,452)    (2,639)
                                                                                                 ---------  ---------

23 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

23 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
The following is a summary of the material adjustments to profit on ordinary activities after taxation and shareholders' funds that would have been required in applying the significant differences between UK and US GAAP.

RECONCILIATION OF CONSOLIDATED PROFIT AND LOSS ACCOUNTS
  IN (L000'S)

                                                                                             Year ended         Year ended
                                                                                              March 31,          March 31,
                                                                               Notes               1997               1996
Profit on ordinary activities after taxation as reported under UK
  GAAP.................................................................                       2,700              2,338
US GAAP adjustments:
  Goodwill.............................................................          (a)            (28)               (28)
  Pensions.............................................................          (b)            112                (57)
  Capitalized interest.................................................          (c)             (3)                85
  Fixed asset revaluation..............................................          (d)              1                 --
  Deferred taxation....................................................          (e)           (215)              (464)
  Stock compensation...................................................          (g)            (37)               (55)
                                                                                            -------            -------
Net US GAAP adjustments................................................                        (170)              (519)
    Tax effect of net US GAAP adjustments..............................                        (111)              (103)
                                                                                            -------            -------
Net income under US GAAP...............................................                       2,419              1,716
                                                                                            -------            -------
                                                                                            -------            -------

RECONCILIATION OF CONSOLIDATED SHAREHOLDERS' FUNDS
  (IN L000'S)

                                                                                             Year ended         Year ended
                                                                                              March 31,          March 31,
                                                                               Notes               1997               1996
Total shareholders' funds as reported under UK GAAP....................                      15,673             13,896
US GAAP adjustments:
  Goodwill.............................................................          (a)          1,049              1,077
  Pensions.............................................................          (b)             32                (41)
  Capitalized interest.................................................          (c)            197                200
  Fixed asset revaluation..............................................          (d)           (130)              (131)
  Deferred taxation....................................................          (e)         (1,866)            (1,579)
  Dividends............................................................          (f)            711                605
                                                                                            -------            -------
Net US GAAP adjustments................................................                          (7)               131
                                                                                            -------            -------
Shareholders' equity under US GAAP.....................................                      15,666             14,027
                                                                                            -------            -------
                                                                                            -------            -------

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

23 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
MOVEMENTS IN SHAREHOLDERS' EQUITY IN ACCORDANCE WITH US GAAP
  (IN L000'S)

                                                                                             Year ended         Year ended
                                                                                              March 31,          March 31,
                                                                                                   1997               1996
Balance, beginning of year.............................................                      14,027             12,826
Net income.............................................................                       2,419              1,716
New share capital issued...............................................                           7                247
Share options exercised................................................                          94                 15
Stock based compensation...............................................                          37                 55
Dividends paid.........................................................                        (918)              (832)
                                                                                            -------            -------
Balance, end of year...................................................                      15,666             14,027
                                                                                            -------            -------
                                                                                            -------            -------

A summary of the principal differences and additional disclosures applicable to the Company are set out below:

(A) GOODWILL

Both UK GAAP and US GAAP require purchase consideration to be allocated to the net assets acquired at their fair value on the date of acquisition, with the difference between the consideration and the fair value of the identifiable net assets recorded as goodwill.

Under UK GAAP, goodwill arising on acquisitions made on or before March 31, 1997 has been written off directly to reserves in the year of acquisition.

Under US GAAP, goodwill arising on acquisitions has been capitalized as an intangible asset and amortized over a period of 40 years.

(B) PENSIONS

Under UK GAAP, the cost of providing pension benefits has been expensed over the average expected service lives of eligible employees in accordance with the provisions of SSAP 24, ACCOUNTING FOR PENSION COSTS. SSAP 24 aims to produce an estimate of cost based on long-term actuarial assumptions. Variations from the regular pension cost arising from, for example, experience deficiencies or surpluses, are charged or credited to the profit and loss account over the expected average remaining service lives of current employees in the schemes.

Under US GAAP, the annual pension cost comprises the estimated cost of benefits accruing in the period as determined in accordance with the Statement of Financial Accounting Standards (SFAS) No. 87, EMPLOYERS' ACCOUNTING FOR PENSIONS, which requires readjustment of the significant actuarial assumptions annually to reflect current market and economic conditions. Under SFAS No. 87, a pension liability representing the excess benefit obligations over plan assets has been accrued in the balance sheet. The pension benefit obligation is calculated by using a projected unit credit method. Actuarial gains or losses within a 10% "corridor" have not been recognised. In addition, in cases where the accumulated benefit obligation exceeded the unamortized prior service cost, the company has recorded the excess as a separate component of shareholders' equity.

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

23 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
The net periodic pension cost under US GAAP for the Company's defined benefit pension plan is as follows:

COMPONENTS OF NET PERIODIC PENSION COST
  (IN L000'S)

                                                                                     Year ended        Year ended
                                                                                   March 31, 1997    March 31, 1996
                                                                                  -----------------  ---------------
Service cost....................................................................            576               484
Interest cost...................................................................            862               757
Actual return on plan assets....................................................           (806)           (1,702)
Other...........................................................................             (2)            1,110
                                                                                            ---            ------

Net periodic pension cost.......................................................            630               649
                                                                                            ---            ------
                                                                                            ---            ------

The funded status under US GAAP for the Company's defined benefit pension plan is as follows:

FUNDED STATUS
  (IN L000'S)

                                                                                    Year ended        Year ended
                                                                                  March 31, 1997    March 31, 1996
                                                                                  ---------------  -----------------
Accumulated benefit obligation..................................................        10,652             8,960
Effect of expected future compensation increases................................           903               788
                                                                                       -------            ------
Projected benefit obligation....................................................        11,555             9,748

Fair value of plan assets.......................................................        11,136             9,574
                                                                                       -------            ------
Funded status...................................................................          (419)             (174)

Unrecognised net (gain) loss....................................................           179               (18)
Unrecognised transition (asset) obligation......................................           609               696
Unrecognised prior service cost.................................................            --                --
                                                                                       -------            ------

Net amount recognised...........................................................           369               504
                                                                                       -------            ------
                                                                                       -------            ------

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------

The assumptions used to determine pension cost for the Company's defined benefit pension plan were as follows:

                                                                                     Year ended         Year ended
                                                                                   March 31, 1997     March 31, 1996
                                                                                  -----------------  -----------------
Discount rate...................................................................            8.5%               9.0%
Expected rate of return on plan assets..........................................            9.0%               9.0%
Expected rate of compensation increase..........................................            6.5%               7.0%

(C) CAPITALIZED INTEREST

Under UK GAAP, companies are permitted, but not required, to capitalize interest costs incurred during the period of construction of an asset to be capitalized. For UK GAAP purposes, the Company has elected not to capitalize these interest costs. Under US GAAP, such interest must be capitalized.

The adjustment to net income under US GAAP reflects the decrease in interest expense for the period as well as the increase in depreciation expense on the constructed assets. The adjustment to shareholders' equity under US GAAP reflects the amount of interest capitalized on constructed assets, net of depreciation.

(D) FIXED ASSET REVALUATION

Under UK GAAP, companies are permitted to perform revaluations of properties on a periodic basis and adjust the carrying values of properties to market value. Under US GAAP, tangible fixed assets are carried at cost. However, Statement of Financial Accounting Standard No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, requires that companies undertake an evaluation for permanent impairment when management has reason to believe that a permanent impairment has occurred. Furthermore, unless an analysis of the gross, undiscounted cash flows attributable to the asset over the remaining useful life is less than the carrying value of the asset, no permanent impairment is recognized.

The adjustment to net income under US GAAP reflects the effect of disposals of revalued fixed assets. The adjustment to shareholders' equity under US GAAP reflects the elimination of the fixed asset revaluation.

(E) DEFERRED TAXATION

Under UK GAAP, a provision is recorded for deferred taxation under the partial provision method to the extent that such taxation is expected to crystallise within the reasonable future. This means that the full potential liability is not necessarily provided. Additionally, deferred tax assets are recognised only when they are expected to be recoverable within the foreseeable future.

Under US GAAP, deferred tax is provided for on a full liability basis. Under the full liability method, deferred tax assets or liabilities are recognised for differences between the financial and tax basis of assets and liabilities and for tax loss carry forwards at the statutory rate at each reporting date. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realised.

(F)  DIVIDENDS

Under UK GAAP, ordinary dividends are provided for in the year in respect of which they are proposed by the Board of Directors. Under US GAAP, such dividends are provided for in the period they are declared by the Board of Directors.

(G) STOCK COMPENSATION

Under UK GAAP, the Company does not recognize compensation expense under either the Employee Share Option Scheme or the Savings Related Share Option Scheme.

Under US GAAP, following Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, the compensation expense associated with shares issued through these schemes, in consideration for services received, is recognized as the

--------------------------------------------------------------------------------

                                                                MORRIS ASHBY PLC

For the year ended 31 March 1997

--------------------------------------------------------------------------------
difference between the market price of the stock, at the measurement date, and the exercise price of the option. The measurement date is defined as the earliest date on which both the number of shares that an employee is entitled to receive and the option or purchase price are known. Compensation costs, as determined above, are charged to expense over the participants' vesting period.

(H) OTHER DISCLOSURES REQUIRED BY US GAAP

CASH FLOW INFORMATION

Under UK GAAP, the Company's cash flow statements are presented in accordance with Financial Reporting Standard No. 1, as revised. These statements present substantially the same information as is required under Statement of Financial Accounting Standards No. 95, STATEMENT OF CASH FLOWS, in accordance with US GAAP.

Under UK GAAP, the Company's cash balances are comprised of cash in hand and at bank. Cash and cash equivalents are defined differently under US GAAP. For purposes of presenting cash flow information in accordance with US GAAP, cash equivalents are regarded as highly liquid investments with maturities of three months or less.

Under UK GAAP, cash flows are presented for operating activities, returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. US GAAP requires the classification of cash flows resulting from operating, investing and financing activities.

Cash flows under UK GAAP in respect of interest received, interest paid, investment income and taxation are included within operating activities under US GAAP. Capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Equity dividends paid and management of liquid resources are included within financing activities.

A summary of the Company's operating, investing and financing activities, classified in accordance with US GAAP, utilising the amounts shown in the UK GAAP Company's cash flow statement, are as follows:

                                                                                    Year ended       Year ended
                                                                                  March 31, 1997   March 31, 1996
                                                                                  ---------------  ---------------
Net cash provided by (used in) operating activities.............................         8,677            4,209
Net cash provided by (used in) investing activities.............................        (6,435)          (4,879)
Net cash provided by (used in) financing activities.............................        (1,122)            (827)
                                                                                        ------           ------
Net increase (decrease) in cash and cash equivalents............................         1,120           (1,497)
Cash and cash equivalents under US GAAP, beginning of year......................            --            1,497
                                                                                        ------           ------
Cash and cash equivalents under US GAAP, end of year............................         1,120               --
                                                                                        ------           ------
                                                                                        ------           ------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                     J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

                                  $175,000,000

                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2009

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20: INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    French Automotive is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

    Article Six of the Restated Certificate of Incorporation of French Automotive provides that no director of the corporation shall be personally liable to French Automotive or its stockholders for monetary damages arising from a breach of fiduciary duty owed to French Automotive or its stockholders, except for liability (1) for any breach of the director's duty of loyalty to French Automotive or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

    Article V of French Automotive's Amended and Restated By-laws provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter "a proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of French Automotive or is or was serving at the request of French Automotive as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless by French Automotive to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL against all expense, liability and loss (including attorney's fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors, administrators; provided, however, that French Automotive shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of French Automotive. The right to indemnification conferred by French Automotive's By-Laws is a contract right and includes the right to be paid by French Automotive the expenses incurred defending any such proceeding in advance of its final disposition. French Automotive may, by action of its board of directors, provide indemnification to employees and agents of French Automotive with the same scope and effect as the indemnification of its directors and officers.

    Article V of French Automotive's By-laws further provides that the rights to indemnification and to the advancement of expenses conferred in Article V are not exclusive of any other right which any person has under French Automotive's Amended and Restated Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. All of the directors and officers of French Automotive are covered by insurance policies maintained and held in effect by French Automotive against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

    French Holdings, Inc. is also incorporated under the laws of the State of Delaware. Under French Holdings, Inc.'s Restated Certificate of Incorporation, it is required to indemnify its directors and officers to the fullest extent authorized by the DGCL. French Holdings' Restated Certificate provides that its directors shall not be personally liable to French Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to French Holdings or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the DGCL, or (4) for any transaction from which the director derived any improper personal benefit.

    J.L. French Corporation and Allotech International, Inc. are both incorporated under the laws of the State of Wisconsin, and as such, are obligated to indemnify their officers and directors in accordance with Wisconsin Corporation Law. Sections 180.0850 to 180.0859 of the Wisconsin Corporate Statutes require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person. A corporation's obligation to indemnify any such person includes the obligation to pay any judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney's and other expenses except in those cases in which liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (3) a transaction from which the person derived an improper personal profit; or (4) willful misconduct.

ITEM 21. EXHIBITS.

(a) The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
      1.1    Purchase Agreement, dated May 25, 1999, among J.L. French Automotive Castings, Inc., and French
             Holdings, Inc., J.L. French Corporation and Allotech International, Inc. (collectively, the
             "SUBSIDIARY GUARANTORS") and Banc of America Securities LLC and Chase Securities Inc. (collectively, the "INITIAL PURCHASERS").

      2.1    Recapitalization Agreement, dated March 29, 1999, by and among J.L. French Automotive Castings, Inc., the stockholders listed on the signature pages thereto and JLF Acquisition LLC.

      2.2    Amendment No. 1 to Recapitalization Agreement, dated April 21, 1999, by and among J.L. French
             Automotive Castings, Inc., JLF Acquisition LLC and Windward Capital Partners, L.P.

      3.1    Restated Certificate of Incorporation of J.L. French Automotive Castings, Inc.

      3.2    By-laws of J.L. French Automotive Castings, Inc.

      3.3    Restated Certificate of Incorporation of French Holdings, Inc.

      3.4    Amended and Restated By-laws of French Holdings, Inc.

      3.5    Articles of Incorporation of J.L. French Corporation

      3.6    By-laws of J.L. French Corporation

      3.7    Articles of Incorporation of Allotech International, Inc.

      3.8    By-laws of Allotech International, Inc.

      4.1    Indenture, dated May 28, 1999, by and among J.L. French Automotive Castings, Inc., the Subsidiary
             Guarantors and U.S. Bank Trust National Association, as trustee.

      4.2    Registration Rights Agreement, dated May 28, 1999, by and among J.L. French Automotive Castings,
             Inc., the Subsidiary Guarantors and the Initial Purchasers.

     *5.1    Opinion of Kirkland & Ellis regarding the validity of the securities offered hereby.

     *8.1    Opinion of Kirkland & Ellis regarding federal income tax considerations.

     10.1    Credit Agreement, dated April 21, 1999, among J.L. French Automotive Castings, Inc., Automotive
             Components Investments Limited, Morris Ashby Limited, the several banks and other financial institutions from time to time parties to the agreement (the "LENDERS"), Bank of America NT&SA, as syndication agent for the Lenders, Chase Manhattan International Limited, as administrative agent for the English Lenders, and the Chase Manhattan Bank, as administrative agent for the Lenders.

     10.2    Investor Stockholders Agreement, dated April 21, 1999, by and among J.L. French Automotive Castings,
             Inc., Onex American Holdings LLC, J2R Partners III and the stockholders listed on the signature pages thereto.

     10.3    Registration Agreement, dated April 21, 1999, by and among J.L. French Automotive Castings, Inc. and the investors listed on the signature pages thereto.

     10.4    Management Agreement, dated April 21, 1999, by and between J.L. French Automotive Castings, Inc. and
             Hidden Creek Industries

     10.5    Sublease Agreement, dated March 25, 1998, by and between J.L. French Corporation and American Bumper
             & Mfg. Co.

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
     10.6    Employment Agreement, dated April 1, 1997, by and between Morris Ashby plc and Paul A. Buckley.

     10.7    Employment Agreement, dated April 30, 1998, by and between Fundiciones Viuda de Ansola S.A. and Juan
             Manuel Orbea Soroa.

     10.8    Employment Agreement, dated April 30, 1998, by and between Ansola Acquisition Corporation, S.R.L. and
             Juan Manuel Orbea.

     10.9    Management Stockholders Agreement dated July 16, 1999, by and between J.L. French Automotive
             Castings, Inc., Onex American Holdings LLC and the individuals named on Schedule I thereto.

     10.10   Form of Stock Subscription Agreement by and between J.L. French Automotive Castings, Inc. and certain members of management purchasing common stock (including a schedule identifying Subscription
             Agreements executed by Charles M. Waldon, Paul A. Buckley, Thomas C. Dinolfo, Donald W. Porritt,
             Lowell E. Shoaf and Stephen R. Southern).

     12.1    Statement Regarding Computation of Earnings to Fixed Charges and Pro Forma Earnings to Fixed Charges.

     21.1    Subsidiaries of J.L. French Automotive Castings, Inc.

     23.1    Consent of Arthur Andersen LLP.

     23.2    Consent of PricewaterhouseCoopers LLP, Birmingham, United Kingdom.

    *23.6    Consents of Kirkland & Ellis (included in Exhibits 5.1 and 8.1).

     24.1    Power of Attorney (included on the signature pages hereto).

    *25.1    Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank
             Trust National Association.

     99.1    Form of Letter of Transmittal.

     99.2    Form of Notice of Guaranteed Delivery.

     99.3    Form of Tender Instructions.

------------------------

*   To be filed by amendment.

(b) No financial statement schedules are required to be filed herewith pursuant to this Item.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bonafide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

        (4) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (5) The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a directors, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

    (c) The undersigned hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

    (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, J.L. French Automotive Castings, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Sheboygan, State of Wisconsin, on the 10th day of August, 1999.

                                J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

                                By:            /s/ CHARLES M. WALDON
                                     -----------------------------------------
                                                 Charles M. Waldon
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                      DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S.A. Johnson, Thomas C. Dinolfo and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 10th day of August, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

       /s/ S.A. JOHNSON
------------------------------  Chairman and Director
         S.A. Johnson

                                President, Chief Executive
    /s/ CHARLES M. WALDON         Officer (Principal
------------------------------    Executive Officer) and
      Charles M. Waldon           Director

                                Treasurer and Chief
    /s/ THOMAS C. DINOLFO         Financial Officer
------------------------------    (Principal Financial and
      Thomas C. Dinolfo           Accounting Officer)

      /s/ CARL E. NELSON
------------------------------  Director
        Carl E. Nelson

          SIGNATURE                       TITLE
------------------------------  --------------------------

------------------------------  Director
     Robert H. Barton III

------------------------------  Director
      Dugald K. Campbell

------------------------------  Director
       A. Kipp Koester

------------------------------  Director
       John E. Lindahl

------------------------------  Director
        Eric J. Rosen

------------------------------  Director
       Karl F. Storrie

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, French Holdings, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Sheboygan, State of Wisconsin, on the 10th day of August, 1999.

                                FRENCH HOLDINGS, INC

                                By:            /s/ CHARLES M. WALDON
                                     -----------------------------------------
                                                 Charles M. Waldon
                                               PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S.A. Johnson, Thomas C. Dinolfo and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 10TH DAY OF AUGUST, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                President, Chief Executive
    /s/ CHARLES M. WALDON         Officer
------------------------------    (Principal Executive
      Charles M. Waldon           Officer) and Director

    /s/ THOMAS C. DINOLFO
------------------------------  Chief Financial Officer
      Thomas C. Dinolfo           and Director

      /s/ CARL E. NELSON
------------------------------  Director
        Carl E. Nelson

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, J.L. French Corporation duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Sheboygan, State of Wisconsin, on the 10th day of August, 1999.

                                J.L. FRENCH CORPORATION

                                By:            /s/ CHARLES M. WALDON
                                     -----------------------------------------
                                                 Charles M. Waldon
                                               PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S.A. Johnson, Thomas C. Dinolfo and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED ON THE 10TH DAY OF AUGUST, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                President, Chief Executive
    /s/ CHARLES M. WALDON         Officer
------------------------------    (Principal Executive
      Charles M. Waldon           Officer) and Director

    /s/ THOMAS C. DINOLFO
------------------------------  Chief Financial Officer
      Thomas C. Dinolfo           and Director

      /s/ CARL E. NELSON
------------------------------  Director
        Carl E. Nelson

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Allotech International, Inc. duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Sheboygan, State of Wisconsin, on the 10th day of August, 1999.

                                ALLOTECH INTERNATIONAL, INC.

                                By:            /s/ CHARLES M. WALDON
                                     -----------------------------------------
                                                 Charles M. Waldon
                                               PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S.A. Johnson, Thomas C. Dinolfo and Carl E. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 10th day of August, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                President, Chief Executive
    /s/ CHARLES M. WALDON         Officer
------------------------------    (Principal Executive
      Charles M. Waldon           Officer) and Director

    /s/ THOMAS C. DINOLFO
------------------------------  Chief Financial Officer
      Thomas C. Dinolfo           and Director

      /s/ CARL E. NELSON
------------------------------  Director
        Carl E. Nelson

     /s/ DANIEL F. MOORSE
------------------------------  Director
       Daniel F. Moorse